                                                                  EXHIBIT 10.58








                             CONTRIBUTION AGREEMENT



                                    Between


                             FR ACQUISITIONS, INC.

                                      And

                          THE OTHER PARTIES LISTED ON
                     THE SIGNATURE PAGES OF THIS AGREEMENT

                          (Lazarus Burman Associates)



                          Dated as of January 31, 1997




     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                                                   Page


1.   CONTRIBUTION..................................................................................  1

2.   CONTRIBUTION; LP UNITS; TAX MATTERS...........................................................  2
     (a)   General.................................................................................  2
     (b)   Contribution Consideration..............................................................  2
     (c)   LP Units................................................................................  2
     (d)   Partnership Agreement and Other Materials...............................................  5
     (e)   Transfer and Voting Restrictions........................................................  5
     (f)   Lock-Up Period..........................................................................  6
     (g)   Volume Restriction......................................................................  6
     (h)   Registration Rights.....................................................................  7
     (i)   Partnership Liabilities; Non-Taxable Transactions.......................................  7
     (j)   Amendments to Partnership Agreement.....................................................  8
     (k)   Notice of Certain Transactions..........................................................  8

3.   CLOSING AND EARNEST MONEY.....................................................................  9
     (a)   Closing.................................................................................  9
     (b)   Earnest Money...........................................................................  9

4.   CONTRIBUTOR'S PRE-CLOSING DELIVERIES.......................................................... 10

5.   INSPECTION PERIOD............................................................................. 11
     (a)   Basic Project Inspection................................................................ 11
     (b)   Environmental Assessment................................................................ 12
     (c)   Acquiror's Undertaking.................................................................. 13
     (d)   Confidentiality......................................................................... 14
     (e)   Deletion of Projects.................................................................... 15
     (f)   Scope of Representations and Warranties................................................. 15

6.   TITLE AND SURVEY MATTERS...................................................................... 15
     (a)   Conveyance of Title..................................................................... 15
     (b)   Title Commitments....................................................................... 15
     (c)   Surveys................................................................................. 16
     (d)   UCC Searches............................................................................ 16
     (e)   Defects and Cure........................................................................ 17

7.   REPRESENTATIONS AND WARRANTIES................................................................ 18
     7.1   Contributor and LP Unit Recipients...................................................... 18
     (a)   [Intentionally Omitted]................................................................. 18
     (b)   Title................................................................................... 18
     (c)   Contributor's Deliveries................................................................ 18
     (d)   Defaults................................................................................ 18
     (e)   Contracts............................................................................... 18
     (f)   Physical Condition...................................................................... 18
     (g)   Utilities............................................................................... 18
     (h)   Improvements............................................................................ 19
     (i)   Employees............................................................................... 19
     (j)   Compliance with Laws and Codes.......................................................... 19
     (k)   Litigation.............................................................................. 19
     (l)   Insurance............................................................................... 19
     (m)   Financial Information................................................................... 19
     (n)   Re-Zoning............................................................................... 20
     (o)   Personal Property....................................................................... 20
     (p)   Authority............................................................................... 20
     (q)   Real Estate Taxes....................................................................... 20
     (r)   Easements and Other Agreements.......................................................... 21
     (s)   Lease Controversies..................................................................... 21
     (t)   Soil Condition.......................................................................... 21





     (u)   United States Person...................................................................  21
     (v)   Broadvet Lease and Purchase Option.....................................................  21
     (w)   Existing Mortgage(s)...................................................................  21
     (x)   Investment Representation..............................................................  21
     (y)   Project No. 16.........................................................................  22
     (z)   Project No. 52.........................................................................  22
     (aa)  Patomi Realty Co. Mortgage.............................................................  22
     7.2   Acquiror...............................................................................  23
     (a)   Existence and Power....................................................................  23
     (b)   Legal Compliance.......................................................................  23
     (c)   Notice of Violations...................................................................  23
     (d)   Authorization..........................................................................  23
     (e)   Pending Actions........................................................................  24
     7.3   The UPREIT.............................................................................  24
     (a)   Existence and Power....................................................................  24
     (b)   Legal Compliance.......................................................................  24
     (c)   Notice of Violations...................................................................  24
     (d)   Partnership Agreement..................................................................  24
     (e)   Authorization..........................................................................  25
     (f)   Pending Actions........................................................................  25
     (g)   Written Information....................................................................  25
     (h)   Partnership Classification.............................................................  25
     7.4   The REIT...............................................................................  26
     (a)   Existence and Power....................................................................  26
     (b)   Legal Compliance.......................................................................  26
     (c)   Capitalization.........................................................................  26
     (d)   Notice of Violations...................................................................  26
     (e)   REIT Qualification.....................................................................  26
     (f)   Authorization..........................................................................  26
     (g)   Pending Actions........................................................................  27
     (h)   Written Information....................................................................  27

8.   ADDITIONAL COVENANTS.........................................................................  27
     8.1   Contributor's..........................................................................  27
     (a)   New Leases.............................................................................  27
     (b)   New Contracts..........................................................................  27
     (c)   Insurance..............................................................................  28
     (d)   Operation of Projects..................................................................  28
     (e)   Pre-Closing Expenses...................................................................  28
     (f)   Good Faith.............................................................................  28
     (g)   No Assignment..........................................................................  28
     (h)   Availability of Records................................................................  28
     (i)   Change in Conditions...................................................................  29
     (j)   Ownership Structure....................................................................  29
     (k)   Initial Public Offering................................................................  29
     (l)   Existing Mortgages.....................................................................  29
     (m)   Remediation of Code Violations.........................................................  29
     (n)   Sewer Hookups..........................................................................  29
     (o)   Patomi Mortgage........................................................................  29
     (p)   Certain Estoppels......................................................................  30
     8.2   Acquiror's, REIT's and UPREIT's........................................................  30
     (a)   Change in Conditions...................................................................  30
     (b)   Ownership Structure....................................................................  30
     (c)   Good Faith.............................................................................  30
     (d)   Consent Decree.........................................................................  30

9.   ENVIRONMENTAL WARRANTIES AND AGREEMENTS......................................................  31
     (a)   Definitions............................................................................  31
     (b)   Warranties.............................................................................  32
     (c)   Environmental Indemnities..............................................................  34
     (d)   Remediation............................................................................  37





10.  ADDITIONAL CONDITIONS PRECEDENT TO CLOSING...................................................  42
     (a)   Zoning and Subdivision.................................................................  42
     (b)   Flood Insurance........................................................................  42
     (c)   Utilities..............................................................................  42
     (d)   Assumed Indebtedness...................................................................  42
     (e)   Bankruptcy.............................................................................  42
     (f)   Representations and Warranties True....................................................  42
     (g)   Covenants Performed....................................................................  42
     (h)   Leases.................................................................................  42
     (i)   Occupancy Rate.........................................................................  42
     (j)   Representations and Warranties True....................................................  43
     (k)   Covenants Performed....................................................................  43
     (l)   Assumed Indebtedness...................................................................  43

11.  LEASES-CONDITIONS PRECEDENT AND REPRESENTATIONS WITH RESPECT THERETO.........................  43
     (a)   Representations as to Leases...........................................................  43
     (b)   Estoppel Certificates from Tenants.....................................................  45
     (c)   Tenants................................................................................  45

12.  CLOSING DELIVERIES...........................................................................  45
     12.1  Contributor............................................................................  45
     (a)   Deeds..................................................................................  46
     (b)   Bill of Sale...........................................................................  46
     (c)   General Assignment.....................................................................  46
     (d)   Assignment of Contracts................................................................  46
     (e)   Assignment of Leases and Estoppel Certificates.........................................  46
     (f)   Keys...................................................................................  46
     (g)   Affidavit of Title and ALTA Statement..................................................  46
     (h)   Letters to Tenants.....................................................................  46
     (i)   Title Policies.........................................................................  46
     (j)   Original Documents.....................................................................  47
     (k)   Closing Statement......................................................................  47
     (l)   Plans and Specifications...............................................................  47
     (m)   Tax Bills..............................................................................  47
     (n)   Entity Transfer Certificate............................................................  47
     (o)   Rent Roll..............................................................................  47
     (p)   Ownership Table........................................................................  47
     (q)   Partnership Agreement..................................................................  47
     (r)   Pay-Off Letters........................................................................  47
     (s)   Partnership Agreement Adoption Materials...............................................  47
     (t)   LP Unit Schedule.......................................................................  47
     (u)   Registration Rights Agreement..........................................................  47
     (v)   County of Suffolk Lease................................................................  47
     (w)   JC Penney Lease/Project No. 57.........................................................  47
     (x)   Closing Certificate....................................................................  48
     (y)   Zoning Certifications..................................................................  48
     (z)   Satisfaction of Certain Obligations....................................................  48
     (aa)  Other..................................................................................  48
     12.2  Acquiror...............................................................................  48
     (a)   Registration Certificate...............................................................  48
     (b)   Partnership Agreement..................................................................  48
     (c)   Amendment..............................................................................  48
     (d)   Organizational Documents...............................................................  48
     (e)   Assignment of Contracts................................................................  48
     (f)   Assignment of Leases...................................................................  48
     (g)   Contract Notices.......................................................................  48
     (h)   Closing Statement......................................................................  48
     (i)   Registration Rights Agreement..........................................................  48
     (j)   LP Unit Schedule.......................................................................  49
     (k)   Assignment.............................................................................  49
     (l)   Certain Acknowledgements...............................................................  49
     (m)   Consent to Pledge......................................................................  49




     (n)   Tenant Letters.........................................................................  49
     (o)   Certificate of Acquiror, UPREIT and REIT...............................................  49
     (p)   Opinion................................................................................  49
     (q)   Assumption.............................................................................  49
     (r)   Employment Agreement...................................................................  49
     (s)   Pledge Agreements......................................................................  49
     (t)   Certificate of UPREIT..................................................................  50
     (u)   Other..................................................................................  50

13.  PRORATIONS AND ADJUSTMENTS...................................................................  50

14.  CLOSING EXPENSES.............................................................................  51

15.  DESTRUCTION, LOSS OR DIMINUTION OF PROJECTS..................................................  52

16.  DEFAULT......................................................................................  53
     (a)   Willful Failure to Close by Contributor................................................  53
     (b)   Other Defaults by Contributor..........................................................  53
     (c)   Contributor's Breach of Representations Discovered After Closing.......................  54
     (d)   Intervening Events.....................................................................  54
     (e)   Default by Acquiror and Failure of Contributor's Condition Precedent...................  55
     (f)   Breach of Representations by Acquiror, the REIT or the UPREIT
           Discovered After Closing...............................................................  55

17.  SUCCESSORS AND ASSIGNS.......................................................................  55

18.  DISPUTE RESOLUTION...........................................................................  55
     (a)   Preliminary Dispute Resolution Through Mediation.......................................  55
     (b)   Arbitration As Optional Means Of Resolution............................................  56

19.  NOTICES......................................................................................  57

20.  BENEFIT......................................................................................  58

21.  LIMITATION OF LIABILITY......................................................................  58

22.  BROKERAGE....................................................................................  59

23.  REASONABLE EFFORTS...........................................................................  59

24.  TENANTS IN DEFAULT...........................................................................  59
     (a)   Applicability of Provision.............................................................  59
     (b)   Acquiror's Rights......................................................................  59

25.  NON-COMPETE AND NON-SOLICITATION.............................................................  60

26.  PRE-CLOSING LEASING..........................................................................  61
     (a)   Acquiror's Consent.....................................................................  61
     (b)   Payment of Tenant Improvement Costs and Brokerage Commission...........................  62
     (c)   Defaults by Existing Tenants...........................................................  62
     (d)   Survival...............................................................................  62


27.  SENIOR REGIONAL DIRECTOR POSITION AND EMPLOYMENT CONTRACT....................................  62


28.  CONTRIBUTOR'S ORGANIZATION AND STAFF.........................................................  63

29.  MANAGEMENT OF RETAINED PROPERTIES............................................................  63

30.  COSMETIC IMPROVEMENTS AND DEFERRED MAINTENANCE ESCROW........................................  64

31.  CAPITAL IMPROVEMENTS ESCROW..................................................................  65



32.  MAXIMUM DELETION.............................................................................  66
     (a)   Contributor's Right of Termination.....................................................  66
     (b)   Acquiror's Right of Termination........................................................  66

33.  OPTION PROJECTS..............................................................................  66
     (a)   Trigger Date, and Trigger Notice.......................................................  66
     (b)   Option Exercise........................................................................  67
     (c)   Project Numbers 26, 28 and 29..........................................................  67
     (d)   Closing................................................................................  67

34.  PREPAYMENT OF ASSUMED INDEBTEDNESS; REFINANCING..............................................  69

35.  REIMBURSEMENT FOR CERTAIN TAX INCREASES BASED ON HOLBROOK REMEDIATION........................  69

36.  ADDITIONAL TENANT MATTERS....................................................................  70
     (a)   Exercise of Termination Options........................................................  70
     (b)   Purchase Options.......................................................................  71
     (c)   Financially Questionable Tenants.......................................................  71
     (d)   Tenants' Rights of First Refusal.......................................................  71

37.  ONGOING ROOF REPAIR..........................................................................  71

38.  MISCELLANEOUS................................................................................  72
     (a)   Entire Agreement.......................................................................  72
     (b)   Time of the Essence....................................................................  72
     (c)   Conditions Precedent...................................................................  72
     (d)   Construction...........................................................................  72
     (e)   Governing Law..........................................................................  72
     (f)   Partial Invalidity.....................................................................  72
     (g)   Expenses...............................................................................  72
     (h)   Certain Securities Matters.............................................................  73
     (i)   Counterparts...........................................................................  73
     (j)   Calculation of Time Periods............................................................  73
     (k)   Exclusive Jurisdiction.................................................................  73

39.  PROJECT NUMBER 56............................................................................  73

40.  CODE COMPLIANCE/ADA..........................................................................  74

41.  CERTAIN ADDITIONAL CLOSING PAYMENTS AND ESCROWS..............................................  74

42.  ENGINEERING MATTERS AT PROJECT NO. 24........................................................  75

43.  INDEMNITY WITH RESPECT TO CERTAIN ESTOPPEL CERTIFICATES......................................  76



     THIS CONTRIBUTION AGREEMENT is made and entered into as of this 31st day of January, 1997 (the "CONTRACT DATE"), by and between the parties reflected on the signature pages hereto as "Contributor and Other LP Unit Recipients," which parties include, but are not limited to, each of the ownership entities listed on Exhibit A attached hereto (such ownership entities, individually and collectively, as appropriate, "CONTRIBUTOR"), and FR ACQUISITIONS, INC., a Maryland corporation ("ACQUIROR").

     1. CONTRIBUTION. It shall be a Contributor's Condition Precedent (as defined below) that, prior to Closing (as defined below), Acquiror shall have assigned its entire right, title and interest in, to and under this Agreement to First Industrial, L.P., a Delaware limited partnership (the "UPREIT"), and the UPREIT shall have assumed all of Acquiror's right, title, interest, obligations and liabilities under this Agreement (the "ASSIGNMENT").
Thereafter and at Closing, Contributor shall contribute and convey to the UPREIT, and the UPREIT shall accept and assume from Contributor, for the Contribution Consideration (as defined below), and pursuant to the terms and subject to the conditions set forth in this Agreement, all of Contributor's right, title and interest in the Projects (as defined below), which Projects are identified on Exhibit A attached hereto and include those certain buildings (the "BUILDINGS"), each containing that approximate number of net rentable square feet specified on Exhibit A. The conveyance of the Projects at Closing shall, however, be exclusive of the Option Projects, as defined in Paragraph 33, and Project No. 56 (as discussed in Paragraph 39). The contribution and conveyance of such Buildings and the Projects of which they are a part shall be made subject to the Assumed Indebtedness (as defined below), which shall be repaid by the UPREIT, in full, on the Closing Date. The Buildings are leased by Contributor to Tenants (as defined below) for industrial/warehouse/distribution purposes. Each of the Buildings is commonly known by the respective street address in the cities, counties and states described on Exhibit A. For purposes of this Agreement:

          (a) The term "ASSUMED INDEBTEDNESS" shall be deemed to mean all of the indebtedness of Contributor described on Exhibit A-2 attached hereto;

          (b) The term "PROJECTS" shall be deemed to mean, on a collective basis: (i) all of the parcels of land described in Exhibit A-1 attached hereto (collectively, the "LAND"), together with all rights, easements and interests appurtenant thereto, including, but not limited to, all right, title and interest of Contributor in any streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, Contributor; (ii) all improvements located on the Land, including, but not limited to, the Buildings, and all other structures, systems, and utilities associated with, and utilized by, Contributor in the ownership and operation of the Buildings (all such improvements being collectively referred to herein as the "IMPROVEMENTS"), but excluding improvements, if any, owned by Tenants and subtenants of the Buildings; (iii) all tangible personal property owned by Contributor and (x) located on or in the Land or Improvements, or (y) used in connection with the operation and maintenance of any or all of the Projects (collectively, the "PERSONAL PROPERTY"), including, without limitation, all (if any) tangible personal property listed (as being included within the subject transaction) on Exhibit B attached hereto, but expressly excluding therefrom those excluded items as expressly set forth on Exhibit B (the "EXCLUDED PERSONAL PROPERTY"); (iv) all building materials, supplies, hardware, carpeting and other inventory owned by Contributor and maintained exclusively in connection with Contributor's ownership and operation of the Land and/or Improvements (collectively, the "INVENTORY"); (v) Contributor's interest in all trademarks, tradenames, development rights and entitlements and other intangible property used in connection with the foregoing (collectively, the "INTANGIBLE PERSONAL PROPERTY"), but expressly excluding therefrom those excluded items as expressly set forth on Exhibit B (the "EXCLUDED INTANGIBLE PROPERTY"); and (vi) Contributor's interest in all leases and other agreements to occupy all or any portion of the Land and/or Improvements in effect on the Contract Date (the "EXISTING LEASES") or into which Contributor enters prior to Closing, but pursuant to the express terms of this Agreement (the "ADDITIONAL LEASES" and, collectively with the Existing Leases, the "LEASES"). As noted above, however, for purposes of (1) the Closing, (2) the representations and warranties contained herein and (3) the schedules to be attached hereto, the term, "Projects" shall exclude the Option Projects and Project No. 56; and if and to the extent that Acquiror acquires the Option Projects and Project No. 56, such acquisition shall occur pursuant to the terms of Paragraphs 33 or 39, as the case may be; and

          (c) The term "PROJECT" shall mean a specific Building, together with the specific parcel of Land associated with such Building, or on which such Building is situated, in each case together with (i) all other Improvements located on such Land; (ii) all Personal Property and Inventory located on or used in connection with such Land and/or Building or other Improvements located on that Land; (iii) Contributor's interest in all Intangible Property used in connection with that Land; and (iv) Contributor's interest in all Leases of such Land and/or Building or other Improvements.

     2. CONTRIBUTION; LP UNITS; TAX MATTERS.

          (a) General. The UPREIT's sole general partner is First Industrial Realty Trust, Inc., a Maryland corporation (the "REIT"). The REIT is a publicly-traded real estate investment trust. Prior to the Assignment, Acquiror shall not constitute the agent of the UPREIT hereunder. As noted above, the consummation of the Assignment shall be a condition precedent to the Contributor's obligation to close, as set forth in this Agreement ("CONTRIBUTOR'S CONDITION PRECEDENT").

          (b) Contribution Consideration. The consideration to be paid to Contributor by the UPREIT for all of the Projects (other than the Option Projects, for which the consideration shall be determined pursuant to Paragraph 33, and Project No. 56, for which the consideration shall be determined pursuant to Paragraph 39) [the "CONTRIBUTION CONSIDERATION"] shall consist of that number of LP Units (as defined below) having an aggregate value, calculated as provided in Subparagraph 2(c)(iii) below, equal to (the "TOTAL LP UNIT AMOUNT"): (A) the sum of the "ALLOCATED AMOUNTS" assigned to all of the Projects, as provided on Exhibit A-2 attached hereto, as Exhibit A-2 may be modified pursuant to this Subparagraph 2(b); minus (B) the sum of the Assumed Indebtedness with respect to all Projects, as such amount may be modified as reflected in the Final Exhibit A-2, as defined in and delivered pursuant to this Subparagraph 2(b); minus (C) Contributor's Closing Costs (as defined in Paragraph 14 below); minus (D) any prorations described in Paragraph 13 below ("PRORATIONS") and credited, as of the Closing Date (as defined below), to Acquiror; plus (E) any Prorations credited, as of the Closing Date, to Contributor; minus (F) any other adjustments described in this Agreement ("ADJUSTMENTS"), including, without limitation, those pursuant to Paragraphs 22 and 34 below, occurring on or prior to the Closing Date in favor of Acquiror; and plus (G) any Adjustments occurring on or prior to the Closing Date in favor of the Contributor, including, without limitation, those pursuant to Paragraphs 26 and 34 below. The parties acknowledge and agree that the form of Exhibit A-2 attached hereto as of the date of this Agreement (the "PRELIMINARY EXHIBIT A-2") is for illustration and planning purposes only. It shall be an Acquiror's Condition Precedent (as defined below) and a Contributor's Condition Precedent that the UPREIT and Contributor prepare and reasonably agree upon an updated Exhibit A-2 (the "FINAL EXHIBIT A-2") to be substituted for the Preliminary Exhibit A-2 as of and on the Closing Date. (The Final Exhibit A-2 may be incorporated into the closing statement required to be delivered at Closing.) If the above-described calculation of Contribution Consideration would result in a fractional number of LP Units to be delivered to Contributor, the UPREIT shall round that fraction up or down, as the case may be, to the nearest whole number of LP Units. The Projects are to be contributed to the UPREIT subject to the corresponding items of Assumed Indebtedness, which, subject to Paragraph 34 below, will be assumed by the UPREIT and paid off, in full, simultaneously with the occurrence of the Closing. No portion of the Contribution Consideration shall be paid directly to Contributor in cash. Provided that all conditions precedent to Acquiror's obligations to close as set forth in this Agreement (collectively, "ACQUIROR'S CONDITIONS PRECEDENT") have been satisfied and fulfilled, or waived in writing by Acquiror, the Contribution Consideration shall be paid to Contributor at Closing pursuant to Subparagraph 2(c) below.

          (c) LP Units.

               (i) The Total LP Unit Amount shall be paid by the UPREIT's delivery of Partnership Units (as that term is defined in the Partnership Agreement, as defined below) in the UPREIT (the "LP UNITS"). The Total LP Unit Amount and the allocation thereof shall be set forth in the LP Unit Schedule (as defined below). The LP Units shall be redeemable for shares of common stock of the REIT ("STOCK") or cash (or a combination thereof) in accordance with the redemption procedures described in the Partnership Agreement. Contributor acknowledges that the LP Units are not certificated and that, therefore, the issuance of the LP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall be executed and delivered by the REIT at Closing (the "AMENDMENT").

               (ii) Contributor hereby directs the UPREIT to deliver to Contributor, at Closing, LP Units issued in the names of, and for distribution to, those LP Unit Recipients set forth on Exhibit A-3 attached hereto (the "LP UNIT RECIPIENTS"). Each LP Unit Recipient shall receive, with respect to the respective Project(s) in which it has an interest as reflected on Exhibit A-3, that number of LP Units (subject to appropriate rounding to eliminate fractional LP Units) as shall be set forth on the updated Exhibit A-3 to be prepared by Acquiror and to be mutually and reasonably approved by Contributor and the UPREIT at Closing (the "UPDATED EXHIBIT A-3" or the "LP UNIT SCHEDULE"). (The Updated Exhibit A-3/LP Unit Schedule may be incorporated into the closing statement required to be delivered at Closing.) With respect to each Project, such number shall be calculated by multiplying (A) the Total LP Unit Amount, times (B) the percentage of the Total LP Unit Amount allocated to such Project at Closing, times (C) the "Ownership Percentage in Subject Project" of each LP Unit Recipient as reflected on Exhibit A-3.

               (iii) For purposes of determining the number of LP Units to be delivered in satisfaction of payment of the Total LP Unit Amount, the Total LP Unit Amount shall be divided by a "UNIT PRICE," which shall be equal to the weighted average (by daily trading volume) of the closing price of shares of Stock for the forty-five (45) trading days preceding, but excluding, the five (5) business days prior to the Closing Date (the "CALCULATED PRICE"). The LP Unit Schedule shall reflect the Unit Price. Notwithstanding anything to the contrary in this Subparagraph 2(c)(iii): (A) in the event the Calculated Price is calculated to be in excess of $30.00, the Unit Price shall be deemed to be $30.00; and (B) in the event the Calculated Price is calculated to be less than $22.00, the Unit Price shall be deemed to be $22.00. In the event that, on the Closing Date, Contributor and Acquiror fail to agree upon the LP Unit Schedule and Acquiror's corresponding calculation (as contemplated above) of the weighted average of the closing price of shares of Stock, then the Closing shall be postponed until such calculation and determination of the number of LP Units to be delivered at the rescheduled Closing (the "INDEPENDENT DETERMINATION") shall be made by KPMG Peat Marwick LLP (the "INDEPENDENT FIRM"); provided, however, that if KPMG Peat Marwick LLP, as of the date on which such calculation is required to be made, represents any or all of Contributor, Acquiror or any or all of their respective affiliates, then the Independent Firm shall be another so-called "Big Six" accounting firm mutually and reasonably agreed to by Coopers & Lybrand LLP, on behalf of Acquiror, and Ernst & Young LLP, on behalf of Contributor. The Independent Determination shall be conclusive and binding on Contributor and Acquiror, and each of Contributor and Acquiror shall pay one-half of the fees imposed by the Independent Firm in connection with the Independent Determination.

               (iv) Contributor has delivered to Acquiror, and has caused its partners, shareholders, members (including, without limitation, those partners, shareholders and members that are LP Unit Recipients) and any other LP Unit Recipient to deliver to Acquiror, or to any other party designated by Acquiror, a completed questionnaire and representation letter (in substantially the form set forth in Exhibit T attached hereto, the "INVESTOR MATERIALS") [signed by a custodian under the New York Uniform Gift to Minors Act ("NYUGMA") where appropriate, for those LP Unit Recipients who are minors under New York law] providing, among other things, information concerning Contributor's and each of its partners' and shareholders' status as an accredited investor ("ACCREDITED INVESTOR"), as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and shall provide or cause to be provided to Acquiror, or to any other party designated by Acquiror, such other information and documentation as may reasonably be requested by Acquiror in furtherance of the issuance of the LP Units as contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, in the event that, in the written opinion of securities or tax counsel for Acquiror, as the case may be, any such person or entity is not considered an Accredited Investor, the proposed issuance of LP Units hereunder might not qualify for the exemption from registration provided by Section 4(2) of the Securities Act, or the proposed issuance of LP Units hereunder would violate any applicable federal or state securities laws, rules or regulations, or agreements to which the REIT or the UPREIT is privy, or any tax related or other rules, agreements or constraints applicable to Acquiror, the REIT or the UPREIT, Acquiror shall so advise Contributor, in writing (the "REGULATORY VIOLATION NOTICE") within five (5) business days after such determination is made. The interest of each and every person or other entity with respect to which Acquiror delivers a Regulatory Violation Notice shall be redeemed by the appropriate Contributor prior to the Closing Date. In the event of any such redemption, the Updated Exhibit A-3 shall reflect the updated list of LP Unit Recipients and the revised ownership percentages in the appropriate Projects resulting from such redemption.

               (v) Contributor hereby covenants and agrees that it shall deliver or shall cause each of its partners, shareholders, members and any other LP Unit Recipient to deliver to Acquiror, or to any other party designated by Acquiror, any documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by Acquiror, at such time as any LP Units are redeemed for shares of Stock ("CONVERSION SHARES"). The preceding covenant shall survive the Closing and shall not merge into any of the conveyancing documentation delivered at Closing.

               (vi) The UPREIT, the REIT and the Contributor intend to and shall treat the transfer of the Projects in exchange for LP Units (the "EXCHANGE") as a partnership contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE"). The UPREIT and the REIT shall cooperate in all reasonable respects with Contributor to effectuate such Exchange; provided, however, that:

                    (A) The Closing shall not be extended or delayed by reason of such Exchange, unless Acquiror has breached its obligations to Contributor under this Agreement;

                    (B) None of Acquiror, the UPREIT nor the REIT shall be
               required to incur any additional extraordinary (as opposed to a normal, customary and recurring) cost or expense primarily as a result of such Exchange, other than the cost of Acquiror's counsel in connection with the preparation of this Agreement. Notwithstanding anything to the contrary in the foregoing sentence, the UPREIT and the REIT shall be responsible for costs associated with any IRS audit made directly of either or both of the UPREIT and the REIT (as opposed to an audit that is ancillary to an audit made of any or all of the entities comprising the Contributor). Contributor hereby covenants and agrees that it shall, forthwith on demand, reimburse the UPREIT or the REIT for any additional extraordinary cost or expense (as opposed to a normal, customary and recurring cost or expense, such as the analysis or computation related to the manner in which depreciation and built-in gain are allocated amongst the LP Unit Recipients), including, but not limited to, reasonable attorneys' fees, incurred by either or both of the UPREIT and the REIT as a result of the characterization of the contribution of the Projects pursuant to this Agreement as a partnership contribution pursuant to Section 721 of the Code, or which additional extraordinary cost or expense is or may be otherwise directly attributable to the Exchange;

                    (C) Subject to the UPREIT's and the REIT's performance and fulfillment in all material respects of the express covenants and conditions contained in this Agreement, none of Acquiror, the UPREIT or the REIT warrant, nor shall any of them be responsible for, the federal, state or local tax consequences to any or all of Contributor, any or all of Contributor's partners and any or all of the LP Unit Recipients of the transactions contemplated by this Agreement (including, without limitation, the allocation of losses and liabilities under the Code); and

                    (D) Except as otherwise expressly set forth in this
               Agreement and in the documents executed and delivered by Acquiror at the Closing, none of Acquiror, the UPREIT nor the REIT shall incur any liability under any document or agreement required to be executed or delivered in connection with such Exchange.

     The provisions of this Subparagraph 2(c)(vi) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

          (d) Partnership Agreement and Other Materials. For purposes hereof, the term "PARTNERSHIP AGREEMENT" shall mean the UPREIT's Second Amended and Restated Limited Partnership Agreement dated as of June 30, 1994, as amended, a true and complete copy of which Partnership Agreement has been furnished by Acquiror to Contributor prior to the Contract Date. Contributor hereby acknowledges and agrees that the ownership of LP Units by Contributor and its partners and their respective rights and obligations as limited partners of the UPREIT (including, without limitation, their right to transfer, encumber, pledge and exchange LP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth herein and in the Partnership Agreement. In that regard, Contributor hereby covenants and agrees that, at Closing, it shall execute any and all documentation reasonably required by the UPREIT and the REIT to formally memorialize the foregoing (collectively, the "PARTNERSHIP AGREEMENT ADOPTION MATERIALS"). Contributor further acknowledges that it and its partners have received and reviewed, prior to the Contract Date, the REIT's Prospectus Supplement, dated October 21, 1996, and the Prospectus supplemented thereby dated October 4, 1996 (collectively, the "PROSPECTUS"), which Prospectus describes the risk factors associated with an investment in the REIT. Contributor acknowledges that it and its partners have received and reviewed, prior to the Contract Date, the REIT's Annual Report on Form 10-K for the year ended December 31, 1995, the REIT's Proxy Statement soliciting proxy materials in connection with the REIT's 1996 annual meeting of stockholders and the REIT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and have otherwise had an opportunity to conduct a due diligence review of the affairs of the UPREIT and the REIT.

          (e) Transfer and Voting Restrictions. Each LP Unit Recipient agrees that it may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to it in connection with this transaction and, if applicable, any Conversion Shares (any of the foregoing by any LP Unit Recipient, a "TRANSFER") in strict compliance with this Agreement, the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the New York Stock Exchange and the Registration Rights Agreement, in each case as may be applicable. In the event that the number of Conversion Shares held by the LP Unit Recipients or their respective successors and assigns, at any time, or from time to time, exceeds, in the aggregate, 1,252,640 shares of Stock (as adjusted, from time to time, by any dividend payable in Stock, any stock split, or any reclassification affecting the Stock) [the "THRESHOLD AMOUNT"] the parties agree that those Conversion Shares in excess of the Threshold Amount shall be subject to a voting trust agreement (the "VOTING TRUST AGREEMENT"), the terms and provisions of which Voting Trust Agreement shall be negotiated in good faith by the parties promptly upon the parties' determination that the Contributor shall hold, in the aggregate, Conversion Shares in excess of the Threshold Amount. It shall be a condition to the redemption of LP Units that would result in the issuance of Conversion Shares in excess of the Threshold Amount that the Voting Trust Agreement be executed by the LP Unit Recipients (or their respective successors and assigns, as the case may be). The Voting Trust Agreement shall provide, among other terms negotiated (reasonably and in good faith) by the REIT and the LP Unit Recipients (or their respective successors and assigns, as the case may be), that: (i) the chief executive officer of the REIT shall be the trustee of the voting trust established pursuant to the Voting Trust Agreement (the "VOTING TRUST"), and shall have complete discretion to vote those Conversion Shares (subject to the Voting Trust) that exceed the Threshold Amount; (ii) the Voting Trust shall be governed by, and have the maximum duration permitted under, Maryland law; and (iii) the Conversion Shares of each LP Unit Recipient with Conversion Shares shall be subject to the Voting Trust on a pro rata basis (based on the number of Conversion Shares held by LP Unit Recipients at any time a Voting Trust is created) unless the applicable parties otherwise agree to an alternative mechanism for the determination of which Conversion Shares held by which LP Unit Recipients shall be subject to the Voting Trust. In addition to the possible Voting Trust, the total amount of LP Units held, from time to time, by the LP Unit Recipients or any successors or assigns ("LAZARUS BURMAN UNITS") shall be subject to a voting agreement, which will be incorporated into the Amendment and shall be in the form of Exhibit U attached hereto (the "UNIT VOTING AGREEMENT"). The REIT shall not consent to any amendment to any portion of the Partnership Agreement that sets forth any provisions of the Unit Voting Agreement without the prior written consent of the holders of a majority of the then-outstanding Lazarus Burman Units, which consent shall not be unreasonably withheld or delayed. The provisions of this Subparagraph 2(e) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

          (f) Lock-Up Period. The LP Unit Recipients agree that for a period of one year following the Closing (the "LOCK-UP PERIOD") and except as otherwise expressly provided in this Subparagraph (f), they may not Transfer any or all of the LP Units delivered to the LP Unit Recipients in connection with this transaction. Notwithstanding the foregoing limitations, prior to the expiration of the Lock-Up Period, the LP Unit Recipients may (in each case, in accordance with the Partnership Agreement) each (i) pledge or encumber (to or for the benefit of an institutional lender, which, in addition to banks, shall include, without limitation, securities firms, broker/dealers and other entities engaged in the business of commercial lending) a maximum of fifty percent (50.0%) of those LP Units issued on the Closing Date to the LP Unit Recipient in question (and that are not otherwise pledged by such LP Unit Recipient to the UPREIT or the REIT under the Holbrook Pledge Agreement and the JCP Pledge Agreement, as those terms are defined below); provided, however, that any such pledge or encumbrance shall be expressly subject to the terms and provisions of Subparagraph 2(e) above; and provided, further, that none of the LP Units pledged to the UPREIT or the REIT under the Holbrook Pledge Agreement and the JCP Pledge Agreement may be pledged by any LP Unit Recipient pursuant to this clause (i); (ii) redeem any or all of their respective LP Units; provided, however, that (x) notwithstanding such redemption, no LP Unit Recipient may Transfer any of its Conversion Shares during the Lock-Up Period, and if and to the extent that, under the terms of this Agreement or any document delivered at Closing, an LP Unit Recipient pledges any or all of its LP Units to the UPREIT or the REIT, then as a condition precedent to the redemption of such pledged LP Units, the LP Unit Recipient shall instead pledge to the UPREIT or the REIT, as the case may be, those Conversion Shares issued to such LP Unit Recipient upon the redemption of its pledged LP Units (which pledge of Conversion Shares shall be substantially comparable to the pledge of the LP Units); and (iii) Transfer any or all of their LP Units in any transaction described in Schedule 2(g); provided, however, that if and to the extent that any transferring LP Unit Recipient has, pursuant to the terms of this Agreement or any other document delivered at Closing, pledged any or all of its LP Units to the UPREIT or the REIT, as the case may be, then as a condition precedent to the Transfer of any of such pledged LP Units, the transferee LP Unit Recipient shall instead pledge to the UPREIT or the REIT, as the case may be, those LP Units that are the subject of such Transfer. The provisions of this Subparagraph 2(f) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

          (g) Volume Restriction. Subject to the Lock-Up Period, the LP Unit Recipients agree that, collectively, they shall not (i) during the first calendar year after the Closing Date, effect a Transfer or series of Transfers involving an aggregate number of Conversion Shares that exceeds one-third (1/3) of the number of shares of Stock for which the Lazarus Burman Units outstanding immediately following the Closing could be redeemed; (ii) during the second calendar year after the Closing Date, effect a Transfer or series of Transfers involving an aggregate number of Conversion Shares that exceeds two-thirds (2/3) of the number of shares of Stock for which the Lazarus Burman Units outstanding immediately following the Closing could be redeemed; and (iii) during any 10-trading day period, effect a Transfer or series of Transfers involving an aggregate number of Conversion Shares that exceeds 30% of the average daily trading volume of the Stock during the 30 trading days prior to the first day of any such 10-trading day period. The volume restrictions set forth in this Subparagraph 2(g) shall be inapplicable to any Conversion Shares sold in (A) an underwritten offering or (B) those transactions described in Schedule 2(g) attached hereto. The provisions of this Subparagraph 2(g) shall survive the Closing and shall not be merged into any of the conveyancing documents delivered at Closing.

          (h) Registration Rights. At Closing, the REIT shall enter into a "REGISTRATION RIGHTS AGREEMENT" (which for all purposes hereunder shall include the supplement thereto) substantially in the form of Exhibit S attached hereto, pursuant to which the REIT shall agree to register the sale of Conversion Shares.

          (i) Partnership Liabilities; Non-Taxable Transactions.

               (i) Subject to the last sentence of this Subparagraph 2(i)(i) and the provisions of Subparagraph 2(i)(ii) hereof, for a period of ten years following the Closing Date (the "NON-TAXABLE DISPOSITION PERIOD"), the REIT and the UPREIT shall use their good faith, reasonable and diligent efforts:

                    (A) to cause any sale or other voluntary disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of a Project to qualify for non-recognition of gain under the Code, whether by means of exchanges contemplated under Code Sections 351, 354, 355, 368, 721, 1031, 1033, or otherwise; provided, however, that the foregoing shall not require the REIT and UPREIT, in their sole and absolute discretion, to sell, or otherwise dispose of, or prevent the REIT and UPREIT, in their sole and absolute discretion, from selling or otherwise disposing of, a Project in transactions which would result in a loss for federal income tax purposes;

                    (B) to maintain, on a continuous basis, an amount of
               indebtedness for which the Contributor (including, for this purpose, its partners or transferees, collectively) bears the "economic risk of loss" within the meaning of Treasury Regulation Section 1.752-2(a), in an amount equal to $27,000,000 (the "MAXIMUM AMOUNT");

                    (C) to avoid a distribution of property that would cause
               Contributor to recognize income or gain pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737;

                    (D) to avoid a termination of the UPREIT pursuant to the
               provisions of Code Section 708(b)(1)(B); and

                    (E) as long as Contributor (including, for this purpose,
               its partners or transferees, collectively) remains as a partner of the UPREIT, the REIT and/or UPREIT agree to utilize the "traditional method," without curative allocations (as provided for in the Partnership Agreement), of allocating gain and depreciation under Code Section 704(c) for the Projects.

          In all events, the Non-Taxable Disposition Period shall terminate, and the provisions of this Subparagraph 2(i)(i) shall be of no further force or effect, as of the earlier to occur of (a) the failure, for any reason, of any or all of Jan Burman, Jerome Lazarus, members of their respective immediate families (spouse and children) [collectively referred to as the "PROTECTED PARTIES"], or entities in which the Protected Parties own a 10% or greater beneficial interest (whether by vote or value, including without limitation, through a trust), to own, in the aggregate, 10% or more of the Lazarus Burman Units issued on the Closing Date, or (b) with respect to the requirements of Subparagraph 2(i)(i)(A) only, an amendment or other material revision to Code Section 1031 or the Treasury Regulations promulgated thereunder, which amendment or revision materially and adversely alters the mechanics for implementing a "like-kind" exchange of real estate pursuant to such provisions.

               (ii) Notwithstanding the above provisions of this Subparagraph 2(i), the obligation of either or both of the REIT and the UPREIT to undertake those activities set forth in Subparagraphs 2(i)(i)(A)-(E) hereof shall, in all events, be subject to, and otherwise interpreted consistent with, the REIT's fiduciary and statutory obligations to all partners (both present and future) in the UPREIT, and to its stockholders, both present and future. Notwithstanding the preceding sentence, however, the UPREIT and/or REIT shall use every reasonable effort (but shall not be required) to engage in a non-taxable disposition of a Project. Further, for purposes of this Subparagraph 2(i), and except as otherwise provided in Subparagraph 2(k), the LP Unit Recipients agree that neither the REIT nor the UPREIT shall be required to obtain any approval, consent or waiver from, or take direction from, or otherwise communicate with, any person or representative or entity concerning a particular Project, other than those certain persons designated on Schedule 2(i)(ii) attached hereto (and at the addresses set forth therein) with respect to such Project (the "PROJECT CONTACTS"). Notification of the Project Contacts for a Project shall constitute sufficient and effective notification to all LP Unit Recipients associated with that Project, and written communications from the Project Contacts for a Project shall bind all LP Unit Recipients associated with, related to, or having an interest in, that Project.

          The provisions of this Subparagraph 2(i) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

          (j) Amendments to Partnership Agreement. It shall be a Contributor's Condition Precedent that the Amendment be duly authorized and validly executed on the Closing Date, and provide for the matters set forth in Exhibit P hereto.

          (k) Notice of Certain Transactions.

               (i) In the event, on or before the tenth anniversary of the Closing Date, of (each, a "TAX-RELATED EVENT"): (A) a post-Closing sale of any Project; (B) a reduction in the amount of indebtedness to be maintained pursuant to Subparagraph 2(i)(i)(B) to an amount that is less than the Maximum Amount (other than by regularly or other scheduled principal payments); or (C) an attempt by the UPREIT to effect a Project transfer as permitted by Subparagraph 2(i)(i)(A) above occurs, but the terms of Section 1031 of the Code or the regulations promulgated thereunder have changed such that the mechanics for implementing a tax-deferred exchange of real estate are materially and adversely altered (whether with respect to the timing required to identify and close upon an exchange property or otherwise) from those mechanics in place as of the Contract Date, and, in any case, provided that the obligations of the REIT and the UPREIT under Subparagraph 2(i) shall not have otherwise terminated by the terms of such Subparagraph, the UPREIT shall give written notice of such Tax-Related Event (a "TAX-RELATED NOTICE") to the relevant Project Contacts for the subject Project as soon as practicable after the occurrence of such event becomes reasonably likely, or, if later, on the date on which the UPREIT is, in the reasonable judgment of its securities counsel, legally permitted, under applicable federal and state securities laws and regulations, and the rules and regulations of the New York Stock Exchange, to disseminate such Tax-Related Notice to the Project Contacts.

               (ii) Upon their receipt of a Tax-Related Notice, the Project Contacts shall designate a single spokesperson from among them to represent the LP Unit Recipients in connection with the Tax-Related Event that triggered the delivery of the such Tax-Related Notice (the "SPOKESPERSON"). The LP Unit Recipients hereby irrevocably appoint any Spokesperson so designated as its attorney-in-fact, with full power to grant in the name of and on behalf of such LP Unit Recipient, any and all consents, waivers, approvals, and to execute any and all documents required or appropriate to be executed, whether with respect to this Agreement, the Partnership Agreement or otherwise; provided, however, that such attorney-in-fact may only act within the scope necessitated by the event giving rise to the appointment of such Spokesperson. The UPREIT and the REIT shall be entitled to rely on the first written notice either of them receives that designates a Spokesperson with respect to a given Tax-Related Event, and shall be under no obligation to deal with any person other than the Spokesperson so designated in connection with the subject Tax-Related Event as it relates to the LP Unit Recipients. The UPREIT and the REIT shall have no obligation to deal with any person or entity whatsoever in connection with a Tax-Related Event unless and until a Spokesperson is properly designated. The UPREIT and the REIT, and their respective independent accountants, attorneys and other representatives and advisors, shall cooperate with the Spokesperson in order to consider strategies proposed by or through the Spokesperson (it being understood that neither the REIT nor the UPREIT shall have any obligation whatsoever to propose any such strategies), on behalf of affected LP Unit Recipients, which strategies are designed or intended to defer or mitigate any recognition of gain under the Code by any LP Unit Recipient or any shareholder or partner in any LP Unit Recipient (any such gain recognition being referred to herein as an "ADVERSE TAX CONSEQUENCE") that may result from a Tax-Related Event, whether such strategies involve any or all of the LP Unit Recipients (including Contributor) on a basis independent of the REIT and UPREIT, or in conjunction with the REIT or the UPREIT. Each party shall pay its own fees and expenses incurred in connection with the procedure delineated in this Subparagraph 2(k). Under this Subparagraph 2(k), the UPREIT and the REIT are only obligated to cooperate with the Spokesperson on behalf of any LP Unit Recipient (or any partner, shareholder or member of any LP Unit Recipient) who may be facing an Adverse Tax Consequence, in connection with such LP Unit Recipient's determination of the efficacy of tax-deferral or tax-mitigation alternatives proposed by or through the Spokesperson that may involve the REIT or the UPREIT. In no event shall either the REIT or the UPREIT be required to incur any expense [other than the cost of professional fees and expenses and administrative expenses incurred in complying with this Subparagraph 2(k)] in connection its cooperation under this Subparagraph 2(k), nor shall any transaction duly approved by the Board of Directors of the REIT that results in a Tax-Related Event be required to be suspended, postponed, impeded or otherwise adversely affected by virtue of any potential Adverse Tax Consequence. The provisions of this Subparagraph 2(k)(ii) shall survive to the Closing and shall not merge into any conveyancing documents delivered at Closing.

     3.   CLOSING AND EARNEST MONEY.

          (a) Closing. The contribution and delivery of LP Units contemplated herein shall be consummated at a closing ("CLOSING") to take place at the offices of Contributor's counsel, Rogers & Wells, 200 Park Avenue, New York, New York 10166, on the basis of a "New York style" closing with a representative of the Title Company (as defined below) in attendance. The Closing shall occur on January 30, 1997, at 9:30 a.m. New York time or at such other time and at such other place as the parties may agree upon in writing (the "CLOSING DATE"). The Closing shall be effective as of 12:01 a.m. New York time on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of any or all of the Projects shall be borne by Contributor up to and including the actual time of the Closing, and thereafter by Acquiror, subject to the terms and conditions of Paragraph 15 below.

          (b) Earnest Money.

               (i) Escrowee. Unless the Closing shall have already occurred, within three (3) business days after the Contract Date, the parties shall enter into escrow instructions in substantially the form attached hereto as Exhibit C (the "ESCROW AGREEMENT," the escrow created thereby being referred to herein as the "ESCROW"), designating Commonwealth Land Title Insurance Company as the escrowee thereunder (the "ESCROWEE"). The parties hereby authorize their respective attorneys to execute the Escrow Agreement and to make such amendments thereto as they shall deem necessary or convenient to close the transaction contemplated by this Agreement.

               (ii) Earnest Money Deposit. Unless the Closing shall have already occurred, not later than three (3) business days following the Contract Date, Acquiror shall deposit into the Escrow, in accordance with the terms of the Escrow Agreement, and as its earnest money deposit (the "EARNEST MONEY"), the sum of One Million and No/100 Dollars ($1,000,000). The Earnest Money may be in the form of cash or the Letter of Credit (as defined below).

               (iii) Application at Closing. At Closing, the Earnest Money, and any and all interest earned thereon, shall be paid to Acquiror.

               (iv) Letter of Credit. The Earnest Money may be in the form of an irrevocable standby letter of credit ("LETTER OF CREDIT") issued by an FDIC-insured, national bank having gross assets in excess of $10,000,000,000 (an "APPROVED DEPOSITORY" and, for purposes of the Letter of Credit, the "ISSUER"). Escrowee shall be the beneficiary under the Letter of Credit, and the Letter of Credit shall expire no earlier than March 31, 1997. The Letter of Credit shall be non-transferable, and shall permit Escrowee to present it to the Issuer for payment only if accompanied by a sworn certificate, executed by or on behalf of Contributor or one or more duly authorized partner(s) of Contributor (it being understood that for such purpose Jan Burman and Jerome Lazarus shall each constitute such an authorized partner), certifying that Contributor has declared Acquiror to be in default under this Agreement and that Contributor is, therefore, entitled to the proceeds of the Letter of Credit (the "DEFAULT CERTIFICATE"); provided, however, that such Default Certificate shall not be required in the event that Escrowee presents the Letter of Credit to the Issuer pursuant to the penultimate sentence of this Subparagraph (b)(iv). Upon its receipt from Contributor of the Default Certificate, the Escrowee is hereby instructed to (A) notify Acquiror as provided in Paragraph 19 of this Agreement; and (B) subject to the terms and notice requirements of the Escrow Agreement, contemporaneously present the Letter of Credit to the Issuer and deliver the proceeds thereof to Contributor. In the event that Contributor delivers a Default Certificate to Escrowee, Escrowee shall have no right or obligation to review the underlying facts and circumstances to determine whether or not such Default Certificate is correct. Notwithstanding anything contained herein or in the Escrow Agreement to the contrary and irrespective of any contrary instruction from Acquiror, in the event that the Closing Date is delayed to a date on or after March 1, 1997, whether by mutual agreement of the parties or due to the pendency of a dispute between the parties concerning this Agreement, and any Letter of Credit on deposit with Escrowee is not renewed or replaced by Acquiror at least thirty (30) days prior to its expiration date, then such Letter of Credit shall be presented by Escrowee to the Issuer for payment prior to its expiration date, and the proceeds thereof shall be held in the Escrow in accordance with the terms of the Escrow Agreement. Upon Closing, Escrowee is hereby instructed to return the Letter of Credit to Acquiror.

     4. CONTRIBUTOR'S PRE-CLOSING DELIVERIES. To the extent in Contributor's possession or control, Contributor shall continue to make available to Acquiror, from and after the Contract Date, at reasonable times and upon reasonable notice, copies of all documents, contracts, information, Records (as defined below) and exhibits relevant to the transaction that is the subject of this Agreement, including, but not limited to, the documents listed as "CONTRIBUTOR'S DELIVERIES" on Exhibit D attached hereto. In the event that Acquiror exercises its unilateral right to terminate this Agreement pursuant to Paragraph 5 below, all originals of items, if any, so delivered by Contributor pursuant to this Paragraph 4 shall be returned to Contributor, and all copies of items so delivered by Contributor pursuant to this Paragraph 4 shall be destroyed by Acquiror. In the event this Agreement is terminated for any reason and the transactions contemplated herein do not close, Acquiror shall promptly deliver to Contributor copies of all diligence reports prepared for Acquiror by third parties with respect to the physical, structural and/or environmental condition of the Projects (the "DUE DILIGENCE REPORTS"); provided, however, that this requirement shall only be applicable in the event that Contributor has reimbursed Acquiror, prior to the date of such delivery by Acquiror, for due diligence costs to the extent required to be paid by Contributor pursuant to those certain letter agreements dated October 11, 1996 and January 17, 1997 between Jan Burman (on behalf of Contributor) and Acquiror (and pursuant to any other letter agreement into which such parties may enter into subsequent to the Contract Date with respect to the sharing of due diligence costs). The obligations of the parties under this Paragraph 4 shall survive the Closing or the termination of this Agreement indefinitely.

     5.   INSPECTION PERIOD.

          (a) Basic Project Inspection. At all times prior to Closing and during normal business hours, including times following the "INSPECTION PERIOD" [which Inspection Period is defined to be the period from and after the Contract Date, through and including: (x) January 30, 1997 with respect to all matters described in this Paragraph 5 other than that described in Subparagraph 5(b); and (y) January 30, 1997 with respect to all matters described in Subparagraph 5(b)], Acquiror, its agents and representatives shall be entitled to conduct a "BASIC PROJECT INSPECTION," which will include the rights to: (i) enter upon the Land and Improvements, on reasonable notice to Contributor, to perform inspections and tests of any and all of the Projects, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof (collectively, the "HVAC SYSTEM"), all structural and mechanical systems within the Improvements, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps, plumbing and all equipment, vehicles, and Personal Property; (ii) examine and copy any and all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by Contributor or its agents, relating to receipts and expenditures pertaining to all of the Projects for the three (3) most recent full calendar years and all or any portion of the current calendar year and all contracts, rental agreements and all other documents and matters, public or private, maintained by Contributor or its agents, relating to operations of the Projects (collectively, the "RECORDS");
     (iii) make investigations with regard to zoning, environmental (including an environmental "ASSESSMENT" or "ADDITIONAL ASSESSMENT" as specified in Subparagraph 5(b) below, in, under or upon the Projects, or any Containers (as defined below) on, or under, the Land), building, code, regulatory and other legal or governmental requirements; (iv) make or obtain market studies and real estate tax analyses; and (v) upon reasonable notice to Contributor, interview Tenants (in which event a representative of Contributor may be present during each and every such interview, if Contributor so elects) with respect to their current and prospective occupancies. Acquiror agrees to give no less than 48 hours' prior notice to Jan Burman or Jeffrey Cohen of any component of the Basic Project Inspection requiring access to any Project. Contributor may elect to have a representative(s) accompany Acquiror or its consultants on any part of the Basic Project Inspection requiring access to any Project. Prior to, and throughout the performance of, the Basic Project Inspection, Acquiror shall cause its environmental consultant(s) to maintain workers' compensation insurance, as required by law, general liability (single limit) insurance with coverage of no less than $1,000,000 per occurrence, umbrella liability insurance with coverage of no less than $10,000,000, professional errors and omissions liability insurance of no less than $3,000,000, and contractor's pollution liability insurance with coverage of no less than $1,000,000 per occurrence. Contributor and the other LP Unit Recipients and the partners therein (including their officers, directors and employees) shall be named as additional insureds on each policy described in the immediately preceding two sentences (provided Contributor advises Acquiror, in writing, on or before the Contract Date, of the specific names of all desired additional insureds), and certificates of insurance evidencing such fact shall be delivered to Contributor prior to the commencement of the Basic Project Inspection. Acquiror agrees that its environmental consultant shall conduct no soil or groundwater sampling or other intrusive testing, whether as part of a Phase I or Phase II test, unless and until the location, scope and methodology of such sampling or testing, as the case may be, as well as the identity of the environmental consultant, have all been approved by Contributor, such approval to not be unreasonably withheld or delayed. In addition, prior to conducting any such environmental sampling, Acquiror shall have a "utility markout" performed for the applicable Project and delivered to Acquiror's environmental consultant and Contributor.

          In addition, Contributor shall provide, and cooperate in all reasonable respects in providing, Acquiror with copies of, or access to, such factual information (not previously provided) as may be reasonably requested by Acquiror, and in the possession or control of Contributor, to enable the REIT to issue (subsequent to Closing) one or more press releases concerning the transaction that is the subject of this Agreement (provided that any press release to be issued by Contributor or Acquiror shall be subject to the prior approval, not to be unreasonably withheld or delayed, of the other party), to file a Current Report on Form 8-K (as specified on Exhibit Q attached hereto), if, as and when such filing may be required by the Securities and Exchange Commission ("SEC") and to make any other filings that may be required by any Governmental Authority (as defined below). The obligation of Contributor to cooperate in providing Acquiror with such information for Acquiror to file its Current Report on Form 8-K shall survive the Closing for a period of two (2) years, and shall not merge into any conveyancing documents delivered at Closing. Without limitation of the foregoing, Acquiror or its designated independent or other accountants may, at Acquiror's expense, audit the Operating Statements (as defined in Exhibit D attached hereto), and Contributor shall supply such existing documentation as Acquiror or its accountants may reasonably request in order to complete such audit. If Acquiror, in its sole and absolute discretion, determines that the results of any inspection, test or examination do not meet Acquiror's criteria for the purchase, financing or operation of any or all of the Projects in the manner contemplated by Acquiror, including, but not limited to, if any inspection, test or examination reveals the presence of a Hazardous Condition (as defined below), any Hazardous Material, or toxic substance (including, but not limited to, asbestos, chlordane or formaldehyde) in or upon any of the Projects, or the existence of any Containers on, or under, the Land, or any deficiency or code violation with respect to any aspect of any Project, or if the information disclosed does not otherwise meet Acquiror's investment criteria for any reason whatsoever, or if Acquiror, in its sole and absolute discretion, otherwise determines that any or all of the Project(s) is/are unsatisfactory to it, then subject to Subparagraph 5(e) below, Acquiror may terminate this Agreement by written notice to Contributor (the "TERMINATION NOTICE"), with a copy to Escrowee, given not later than the last day of the Inspection Period (the "APPROVAL DATE"), subject to the potential extension of the Approval Date as is contemplated under Subparagraph 5(b). Upon such termination, the Earnest Money, together with all interest thereon, shall be returned immediately to Acquiror and neither party shall have any further liability to the other under this Agreement, except as otherwise provided herein. If Acquiror fails to deliver the Termination Notice to Contributor prior to the Approval Date, Acquiror's right to unilaterally terminate this Agreement, pursuant to this Subparagraph 5(a) only, shall automatically be deemed to have been deleted from this Agreement.

          In the event of termination of this Agreement pursuant to the terms of this Subparagraph 5(a), and in consideration of Contributor's performance of its obligations under this Paragraph 5, Acquiror shall pay to Contributor the sum of One Hundred and No/100 Dollars ($100.00) simultaneously with the delivery of the Termination Notice. The parties hereto acknowledge that Acquiror may expend material sums of money in reliance on Contributor's obligations under this Agreement, in connection with negotiating and executing this Agreement, furnishing the Earnest Money, conducting the inspections contemplated by this Paragraph 5 and preparing for Closing, and that Acquiror would not have entered into this Agreement without the availability of an Inspection Period. The parties therefore agree that adequate consideration exists to support Contributor's obligations hereunder, even before expiration of the Inspection Period. Except to the extent otherwise specifically and expressly provided in this Agreement (including, but not limited to, the last grammatical paragraph of Paragraph 7.1 and the introductory clauses of Subparagraph 9(b) below), the effect of any representations, warranties or undertakings made by Contributor in this Agreement shall not be diminished, abrogated, or compromised by the Basic Project Inspection, any Assessment or Additional Assessment (each as defined below), or other inspections, tests or investigations made by Acquiror.

          (b) Environmental Assessment. During the Inspection Period, Acquiror or Acquiror's agent(s) shall have the right to employ one or more environmental consultants or other professional(s), such parties to be approved by Contributor, which approval shall not be unreasonably withheld or delayed, to perform or complete a "Phase I" environmental inspection and assessment (the "ASSESSMENT") of the Projects, to evaluate the present and past uses of the Projects, and the presence on, in, at, about, near or under the Land (including land sufficiently proximate to any or all of the Projects as to pose the risk of migration, or other adverse effect on any of the Projects) of any Hazardous Materials. The scope of the Assessment shall be in Acquiror's sole discretion; provided that it shall not exceed the full extent contemplated under ASTM Document E 1527, which describes the "Phase I Environmental Site Assessment Process." Contributor acknowledges and consents to such Assessment. Acquiror and its consultants shall also have the right to undertake or complete a technical review of final copies of all documentation, reports, plans, studies and information in the possession of Contributor and its environmental counsel concerning the environmental condition of the Projects. In order to facilitate the Assessment and technical review, Contributor shall extend its reasonable cooperation (but without out-of-pocket expense to Contributor, unless reimbursed by Acquiror) to Acquiror and its environmental consultants, including, without limitation, providing complete access to (and copies requested by Acquiror of) all files, documents, reports, maps, plans, photographs, surveys, sampling and test results, analyses and studies concerning the Projects maintained by either or both of Contributor and its environmental counsel. In the event that (i) the results of the Assessment or technical review are inconclusive as to a particular Project or Projects, or (ii) the results of the Assessment or technical review reveal Recognized Environmental Conditions, as defined in ASTM E 1527, then, at Acquiror's sole option (to be exercised by written notice given to Contributor prior to the expiration of the initial Inspection Period), the initial Inspection Period shall be extended for an "ADDITIONAL PERIOD" of thirty (30) days, with respect to that particular Project or Projects, to allow Acquiror to conduct additional inspections and tests (the "ADDITIONAL ASSESSMENT"). Following the initial Inspection Period and during any Additional Period, Acquiror's Basic Project Inspection shall be deemed completed, and Acquiror shall be deemed satisfied, with respect to all Projects other than those at which an Additional Assessment is being conducted (the "AA PROJECTS"); and with respect to those AA Projects, the Basic Project Inspection shall be deemed completed and Acquiror shall be deemed satisfied with respect to all due diligence matters other than those that are the subject of the Additional Assessment; therefore, from and after the expiration of the initial Inspection Period, Acquiror may not deliver a Termination Notice except as a result of matters considered in connection with, or information derived from or as a result of, the Additional Assessments at any or all of the AA Projects. A Termination Notice delivered in connection with the Additional Assessment must be delivered, if at all, no later than the last day of the Additional Period. Such Additional Period, if applicable, shall automatically and concomitantly extend the original Inspection Period (but only insofar as described above), Approval Date and Closing Date, on a day-to-day basis, for all relevant purposes hereunder, but specifically subject to the limitations set forth in the preceding sentence (it being understood, however, that in all events there shall be one Closing with respect to all Projects that Acquiror elects to acquire pursuant to this Agreement, excluding the Option Projects and Project No. 56). Any information concerning the Projects expressly set forth in any writing delivered to Acquiror by its environmental consultant(s), in connection with any Assessment or Additional Assessment, shall be deemed to be incorporated by reference in Schedule 9(b) hereto.

          (c) Acquiror's Undertaking. Acquiror hereby covenants and agrees that it shall cause all studies, investigations and inspections (including, but not limited to, the Assessment and Additional Assessment, if any), performed at the Projects pursuant to this Paragraph 5 to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of any of the Projects. In the event that, as a result of Acquiror's exercise of its rights under Subparagraphs 5(a) and 5(b), physical damage occurs to any or all of the Projects, then Acquiror shall promptly notify Contributor and repair such damage, at Acquiror's sole cost and expense, so as to return the damaged Project(s) to the same condition as exists on the Contract Date. Acquiror hereby indemnifies, protects, defends and holds harmless Contributor and the other LP Unit Recipients and the partners therein (including their officers, directors and employees and agents) from and against any and all liabilities, losses, damages, claims, causes of action, judgments, damages, penalties, fines, obligations, costs and expenses (including, without limitation, the reasonable fees of attorneys or environmental consultants) that Contributor actually suffers or incurs as a result of any negligent, willful or intentional act or omission of Acquiror or its agents or representatives or consultants that occurs during the course of, or as a result of, any or all of the studies, investigations and inspections (including, but not limited to, the Assessment and Additional Assessment, if any), that Acquiror elects to perform (or causes to be performed) pursuant to this Paragraph 5. The provisions of this Subparagraph 5(c) shall survive the Closing or any sooner termination of this Agreement and shall not be merged into any conveyance documents delivered at Closing.

          (d) Confidentiality. Contributor, Acquiror, the REIT and the UPREIT each agree to maintain in confidence the information contained in this Agreement or pertaining to the transaction contemplated hereby and intend that no claim of privilege or protection from disclosure be waived by reason of the disclosure or transfer of information among the parties pursuant to the terms of this Agreement; provided, however, that each party, its agents and representatives may disclose such information and data (i) to such party's accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, "REPRESENTATIVES") to the extent that such Representatives reasonably need to know (in the disclosing party's reasonable discretion) such information and data in order to assist, and perform services on behalf of, the disclosing party;
     (ii) to the extent required by any applicable statute, law, regulation or Governmental Authority (including, but not limited to, Form 8-K and other reports and filings required by the SEC and other regulatory entities, including the Internal Revenue Service, as described in Exhibit Q attached hereto), or by the New York Stock Exchange in connection with the listing of the Conversion Shares; (iii) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement; (iv) to the extent such disclosure is required or appropriate in connection with any securities offering or other capital markets or financing transaction undertaken by the REIT; (v) to the extent such information and data become generally available to the public other than as a result of disclosure by such party or its agents or Representatives; (vi) to the extent such information and data become available to such party or its agents or Representatives from a third party who, insofar as is known to such party, is not subject to a confidentiality obligation to the other party hereunder; and (vii) to the extent necessary in order to comply with each party's respective covenants, agreements and obligations under this Agreement; provided, however, that with respect to environmental matters only, disclosure may be made pursuant to Subparagraphs 5(d)(ii), (iii), (iv) or (vii) only if the party seeking to disclose any information receives a demand or order from a federal or state court or governmental agency or authority, or if disclosure of information is otherwise required by law (the "DISCLOSURE STANDARD"), and the party believes in good faith that such information must be disclosed; provided, further, that prior to such disclosure, the party seeking to disclose the information shall promptly confer in good faith with the other party about the necessity, form and content of such disclosure; provided, further that the party seeking to disclose the information, after conferring with the other party, shall have the final discretion (subject to the Disclosure Standard), as to whether or not such disclosure shall be made, and if so, what the form and content of the disclosure shall be. Each party shall take all necessary and appropriate measures to ensure that any person who is granted access to any confidential information pursuant to the terms of this Subparagraph 5(d) is familiar with the terms hereof and complies with such terms as they relate to the duties of such person. In the event the transactions contemplated by this Agreement shall not be consummated, such confidentiality shall be maintained indefinitely and both parties shall promptly return all documents or other confidential written information, together with all copies thereof, to the party that generated such information. The obligations of the parties (and the REIT and UPREIT) under this Subparagraph 5(d) shall survive the Closing or any sooner termination of this Agreement and shall not be merged into any conveyance documents delivered at Closing. Furthermore, Contributor and Acquiror acknowledge that, notwithstanding any contrary term of this Subparagraph 5(d), Acquiror shall have the right to conduct Tenant interviews during the Inspection Period in accordance with Subparagraph 5(a) and the disclosure of the existence of this Agreement (but none of the material terms hereof) to the Tenants shall not constitute a breach of the above restriction. Acquiror and Contributor shall also have the right to issue, or cause to be issued, a press release upon the consummation of the transactions described in this Agreement so long as such press release is approved by the other party prior to its issuance, which approval shall not be unreasonably withheld or delayed, and, with respect to any press release issued by Acquiror, does not mention the LP Unit Recipients by name. The parties acknowledge that the terms and provisions of this Subparagraph 5(d) supersede and replace that certain Confidentiality Agreement, dated October 25, 1996, between Acquiror and Lazarus Burman Associates.

          (e) Deletion of Projects. If Acquiror does not exercise its unilateral right to deliver a Termination Notice pursuant to Subparagraph 5(a), Acquiror may nevertheless elect to proceed with the acquisition of less than all of the Projects, and to delete and eliminate from this Agreement those certain Projects that Acquiror, in its sole discretion, elects not to acquire (the "INITIAL DELETED PROJECTS"), pursuant to the delivery to Contributor, not later than January 30, 1997 for any AA Project and not later than January 30, 1997 for any other Project, of an "INITIAL PROJECT DELETION NOTICE," under which Acquiror may exercise the foregoing partial termination option and designate those specific Projects that shall constitute Initial Deleted Projects under this Agreement. Upon the delivery by Purchaser of an Initial Project Deletion Notice, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended, as so to eliminate the Initial Deleted Projects herefrom, subject to a reduction in the Contribution Consideration in an amount equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of all of the Initial Deleted Projects, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments. Upon such amendment of this Agreement, all references to the Projects shall automatically exclude the Initial Deleted Projects, and, except with respect to (i) the deposit of Earnest Money, (ii) any indemnity or other surviving obligations with respect to any Initial Deleted Projects, and (iii) the return of documents, records and studies relating to any Initial Deleted Projects, no Closing or pre-Closing obligations of Contributor (or Acquiror's Conditions Precedent) shall apply to the Initial Deleted Projects. In all events, however, Acquiror's rights under this Subparagraph 5(e) are expressly subject to the specific limitations imposed under Paragraph 32 below, and except with respect to the Option Projects and Project No. 56, there shall be one (1) Closing with respect to all Projects that Acquiror elects to acquire pursuant to the express provisions of this Agreement.

          (f) Scope of Representations and Warranties. All Projects being acquired by Acquiror pursuant to this Agreement shall be transferred and conveyed on an "AS-IS" and "WHERE-IS" basis, and WITH ALL FAULTS, except as otherwise expressly set forth in this Agreement or in any document delivered by Contributor at Closing. Except as expressly set forth in this Agreement or in any document delivered by Contributor at Closing, Contributor has not made any representation or warranty as to the present or future physical condition, value, presence/absence of hazardous or toxic materials, financing status, leasing, operations, use, tax status, income and expense or any other matter pertaining to those of the Projects that Acquiror acquires under the terms of this Agreement.

     6.   TITLE AND SURVEY MATTERS.

          (a) Conveyance of Title. At Closing, Contributor agrees to deliver to the UPREIT bargain and sale deeds with covenants against grantor's acts ("BARGAIN AND SALE DEEDS"), in recordable form, conveying the Projects to the UPREIT, free and clear of all liens, claims and encumbrances except for the following items (the "PERMITTED EXCEPTIONS"): (i) those matters listed on Exhibit E attached hereto; (ii) those additional matters that may become Permitted Exceptions pursuant to Subparagraph 6(e); (iii) the rights of Tenants as tenants under the Leases, and (iv) matters arising as a direct result of any acts or omissions of Acquiror and its Representatives. At Closing, Contributor shall also deliver to the UPREIT each of the documents listed in Paragraph 12.1 below.

          (b) Title Commitments. Within twenty (20) days after the Contract Date, Acquiror shall obtain, at Contributor's sole cost and expense, commitments, dated after the Contract Date, issued by Commonwealth Land Title Insurance Company (as to 60%, on a co-insured basis), Chicago Title Insurance Company (as to 25%, on a co-insured basis) and Old Republic Title Insurance (as to 15%, on a co-insured basis) [collectively, the "TITLE COMPANY"], for owner's title insurance policies (the "TITLE POLICIES") as follows: ALTA Owner's Policy (4-6-90) with a Standard New York Endorsement, and an endorsement deleting the arbitration provision of the policy, issued in the State of New York with regard to the Projects located in the State of New York; and an ALTA Owner's

     Policy (10-21-87), with an endorsement deleting the arbitration provision of the policy, issued in the State of New Jersey with regard to the Project located in the State of New Jersey. Each such title commitment shall be delivered to Contributor and shall reflect the full amount of the Allocated Amount for each Project, show fee simple title to the Projects in the Contributor, together with legible and complete copies of all recorded documents evidencing title exceptions raised in Schedule B of the title commitment. It shall be an Acquiror's Condition Precedent that the Title Policies (or "marked-up" title commitments) shall have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and, to the extent available in New York and New Jersey, as the case may be, shall further include an owner's comprehensive endorsement, or the equivalent by way of affirmative insurance; an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate, or the equivalent by way of affirmative insurance; an access endorsement, or the equivalent by way of affirmative insurance; a contiguity endorsement, or the equivalent by way of affirmative insurance, if applicable; a survey "land same as" endorsement; and a zoning 3.1 endorsement for the New Jersey Project. As an Acquiror's Condition Precedent, each commitment shall be marked for later-dating to cover the Closing and the recording of the Bargain and Sale Deeds, and the Title Company shall deliver the Title Policies (or "marked-up" title commitments) to the UPREIT concurrently with the Closing. The cost of all title insurance charges, premiums and endorsements, including all search, continuation and later-date fees shall be paid by Contributor, except that Acquiror shall pay the premium imposed for any comprehensive survey endorsement required by Acquiror. Should any commitment indicate matters that do adversely affect the value or marketability of title to any Project, or other matters which do adversely affect Acquiror's use, operation or financing of any Project, such matters shall be considered Defects (as defined below), and the cure provisions set forth in Subparagraph 6(e) below shall apply, provided that a Defects Notice (defined below) is timely delivered with respect to such Defects.

          (c) Surveys. No later than January 30, 1997, Contributor shall deliver to Acquiror, at Contributor's sole cost and expense (except that Acquiror shall pay one-half of the cost if this Agreement is terminated), an as-built, spotted survey of each Project (the "SURVEYS"), prepared by a surveyor(s) duly registered in the States of New York or New Jersey (as corresponds to the location of the surveyed Project), and certified by said surveyor(s) as having been prepared in accordance with the minimum detail and classification requirements of the land survey standards of the American Land Title Association, and specifically incorporating all of the standards and protocols contemplated by the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A Items 1 (excluding the placement of monuments), 3, 4, 6 (showing setback lines only), 7(a), 8, 9, 10, 11 and 13, and shall include the certification attached hereto as Exhibit G. The Surveys shall be dated no earlier than sixty (60) days prior to the Closing Date. The Surveys shall show any encroachments of the Improvements onto adjoining properties, easements, set-back lines or rights-of-way, and any encroachments of adjacent improvements onto any Project, and shall comply with any requirements imposed by the Title Company as a condition to the removal of the survey exception from the standard printed exceptions in Schedule B of the title commitments. Without limitation of the foregoing, the Surveys shall state the legal description of the Land, the square footage of the Land and each Building, the number and location of all legal parking spaces on each parcel of Land, and shall further state whether any parcel of Land is located in an area designated by an agency of the United States as being subject to flood hazards or flood risks. Should any Survey indicate the presence of any encroachments by or upon any Project, or other matters that do adversely affect the value or marketability of title to any Project, or other matters which do adversely affect Acquiror's use, operation or financing of any Project, such matters shall be considered Defects (provided the Defects Notice therefor is timely delivered), and the cure provisions set forth in Subparagraph 6(e) below shall apply.

          (d) UCC Searches. Contributor, at its sole cost and expense, shall deliver to Acquiror, or cause the Title Company to deliver to Acquiror, on or before December 10, 1996, current searches of all Uniform Commercial Code financing statements naming Contributor as debtor and filed with either or both of the Secretaries of State of the States pursuant to the laws of which Contributor was organized and the Secretaries of State of the States in which the Projects are located. Should the UCC Searches indicate matters that do or could adversely affect the value or marketability of title to any Project, including, but not limited to, claims or liens against any of such parties encumbering all or any portion of any Project, or other matters which do materially adversely affect Acquiror's use, operation or financing of any Project, such matters shall be considered Defects (provided the Defects Notice therefor is timely delivered), and the cure provisions set forth in Subparagraph 6(e) below shall apply.

          (e) Defects and Cure. The items described in this Paragraph 6 are collectively referred to as "TITLE EVIDENCE." If the Title Evidence obtained during the Inspection Period discloses claims, liens, exceptions, or conditions that do adversely affect the use and/or marketability of title to any Project ("DEFECTS"), Acquiror may, prior to the Approval Date, give written notice (the "DEFECTS NOTICE") of such Defects to Contributor. If and to the extent that the Title Evidence discloses any claims, liens, exceptions or conditions to which Acquiror does not object in its Defects Notice, then such items shall thereafter constitute Permitted Exceptions. If Contributor fails or refuses, within a period of twenty (20) days after its receipt of a Defects Notice ("RESPONSE PERIOD"), to either (i) cure all Defects; or (ii) cause all Defects to be insured over by the Title Company (in form and substance reasonably acceptable to Acquiror); or (iii) provide Contributor's written assurance and affirmative undertaking to Acquiror that Contributor will, in fact, undertake (with diligence and good faith) to use all reasonable efforts to promptly cure or cause the Title Company to insure over (in form and substance reasonably acceptable to Acquiror) the Defects at Closing (a "TITLE UNDERTAKING"), then Acquiror may either (A) subject to the restrictions of Paragraph 32, delete the affected Project in accordance with the procedures (but not the time limits) described in Subparagraph 5(e) by written notice to the Contributor delivered within ten (10) days after the expiration of the Response Period; or (B) if the deletion of Projects [pursuant to clause (A)] encumbered by Defects shall violate the restrictions imposed under Paragraph 32, then Acquiror may terminate this Agreement by written notice to Contributor, delivered within ten (10) days after the expiration of the Response Period, whereupon the Earnest Money, together with all (if any) interest earned thereon, shall be returned to Acquiror and neither party shall have any further liability to the other hereunder, except as otherwise specifically provided in this Agreement.
     If Acquiror fails to make an affirmative election of (A) or (B) above prior to Closing, then Acquiror shall be conclusively deemed to have accepted title to the Project(s) in question, subject to the Defects in question.

          Notwithstanding anything contained above or elsewhere in this Agreement to the contrary, Contributor covenants and agrees that it shall cure (or procure title insurance over, in form and substance reasonably satisfactory to Acquiror), prior to Closing, any and all of the following Defects (the "MANDATORY CURE DEFECTS"), whether described in the Title Commitment, or first arising or first disclosed by the Title Company or otherwise to Contributor and Acquiror after the date of the Title
     Commitment: (1) mortgage liens created by Contributor and not to be paid off or assumed at the Closing pursuant to this Agreement; (2) any lien, encumbrance, covenant, easement or restriction arising as a result of, due to, or because of, any willful or intentional act or omission of Contributor in violation of this Agreement, which act or omission occurs after the earlier of (w) the effective date of the applicable Title Commitment or (x) the Contract Date; (3) judgment liens, tax liens or broker's liens against Contributor; (4) any mechanics liens (up to a maximum aggregate amount per Project of $100,000) that are based upon a written agreement between either (y) the claimant (a "CONTRACT CLAIMANT") and Contributor or (z) the Contract Claimant and any other contractor, supplier or materialman with which any contractor of Contributor has a written agreement, and (5) any Defects as to which Contributor shall have undertaken the obligation of cure pursuant to a Title Undertaking. In the event that, as of Closing, any Mandatory Cure Defect remains uncured then, notwithstanding anything to the contrary contained in this Agreement, Acquiror shall have the unilateral right to reduce the Total LP Unit Amount in order to effectuate a cure or obtain a title endorsement over such Mandatory Cure Defect(s), and such reduction shall be in the amount of the ascertainable monetary amount required to cure or insure over such Mandatory Cure Defect(s). Once the Mandatory Cure Defect(s) in question has been cured, any remaining escrowed or retained funds shall be paid over to Contributor.

     7.   REPRESENTATIONS AND WARRANTIES.

          7.1 Contributor and LP Unit Recipients. Each Contributor represents and warrants to Acquiror, but only with respect to its respective Project(s), that the following matters are true as of the Contract Date; and each LP Unit Recipient represents and warrants (but only as to itself) to Acquiror that the matters set forth in Subparagraph 7.1(x) are true as of the Contract Date:

          (a) [Intentionally Omitted];

          (b) Title. Contributor is, as of the Closing Date, the legal fee simple titleholder of the Projects.

          (c) Contributor's Deliveries. To the actual knowledge of Contributor, all of Contributor's Deliveries listed on Exhibit D attached hereto and all other items delivered by Contributor pursuant to this Agreement, including, without limitation, those required pursuant to Paragraphs 4 and 5 above, are true, accurate, correct and complete in all material respects, and fairly present, in all material respects and as of the dates specified therein, the information set forth in a manner that is not materially misleading. Contributor has delivered to Acquiror, however, copies of all Leases and other agreements to which Contributor is presently a party and that relate to or affect the ownership and operation of the Projects, and that would or will bind Acquiror upon Closing.

          (d) Defaults. Contributor has not received any written notice alleging that it is in default (which default remains uncured), in any material respect, under any of the documents, recorded or unrecorded, referred to in the title commitment (other than the Existing Mortgages). Except as set forth in Schedule 7.1(d), Contributor has not received any written notice alleging that it is in default (which default remains uncured), in any material respect, under any of the Major Repair Contracts, or Governmental Approvals (as such terms are defined in Exhibit D attached hereto).

          (e) Contracts. Contributor is not a party to any existing contracts of any kind relating to the management, leasing, operation, maintenance or repair of any Project, except those Contracts listed on Exhibit H attached hereto, all of which will be terminated by Contributor prior to Closing unless Acquiror otherwise directs Contributor pursuant to written notice provided to Contributor at least five (5) business days prior to Closing. Contributor has not given, nor has Contributor received, any written notice of a material default under any of the Contracts that remains uncured, except as set forth in Schedule 7.1(e). Copies of all the Contracts have been or will be delivered or made readily available to Acquiror within ten (10) days after the Contract Date.

          (f) Physical Condition. To the actual knowledge of Contributor, other than as expressly or specifically discussed or described in any written environmental and engineering reports prepared during the Basic Project Inspection for the benefit of Acquiror, by Acquiror's third party consultants (collectively, the "REPORTS"), and except for the matters described in Paragraphs 30, 31 and 37 below, there is no existing latent structural defect in any Project that will materially impair, or require the expenditure of more than $25,000 (on an aggregate, but per Project, basis) to permit the continuing (as of the Closing Date) use, occupancy or operation of such Project in a manner substantially consistent with the use, occupancy and operation of such Project as of the Contract Date (collectively, "PROJECT DEFECTS"), nor to Contributor's actual knowledge, has Contributor received any written notice from any Tenant or any other party alleging the existence of any such defect. Furthermore, Contributor represents and warrants to Acquiror that Contributor has no written reports in its possession that advise of, or allege the existence of, any Project Defects that have not been completely remedied and cured.

          (g) Utilities. To the best of Contributor's knowledge, all water, sewer (except as set forth in Schedule 7.1(g) hereto), gas, electric, telephone, drainage and other utility equipment, facilities and services that are necessary for the operation of the Projects as they are now being operated are installed and connected and are operational. Contributor has not received any written notice (which remains outstanding) providing for or threatening the termination (on a permanent basis) of the furnishing of service to the

     Projects of water, sewer, gas, electric, telephone, drainage or other such utility services. Contributor has paid all amounts owing for utility services as of the most recent billing period, except to the extent that the charges for any such utility services are directly billed to any of the Tenants.

          (h) Improvements. To the actual knowledge of Contributor, Contributor has not received any written notice (that remains outstanding) from any Governmental Authority alleging that any or all of the Improvements were not completed and installed substantially in accordance with the Plans (as defined in Exhibit D attached hereto) therefor approved by all Governmental Authorities having jurisdiction thereover.

          (i) Employees. Contributor does not have any employees. Contributor is not a party to any collective bargaining or other agreement relating to the Projects with any labor union, and Contributor is not currently involved in any labor or union controversy relating to the operation of the Projects.

          (j) Compliance with Laws and Codes. Except as set forth in Schedule 7.1(j), Contributor has not received any written notice from any Governmental Authority (that remains uncured or otherwise outstanding) claiming or alleging that: (i) any Project, or the use and operation of any component, portion or area of any Project, is in material non-compliance with any applicable municipal or other governmental law, ordinance, regulation, code, license, permit or authorization; or (ii) there is not presently and validly in effect any material license, permit or other authorization necessary for the use, occupancy or operation of any Project as it is presently being operated by Contributor. Contributor has not received any written notice from any Governmental Authority (that remains uncured or otherwise outstanding) alleging that any or all of the Projects fails to comply with any or all applicable requirements of the Americans With Disabilities Act of 1990, as amended (42 U.S.C.A.
     Sections 12101 et seq., the "ADA"). Project No. 1 is not currently in violation of any fire code provision, and any previously cited fire code violations have been remedied. The foregoing representation in this Subparagraph 7.1(j) shall not apply to Environmental Laws or Environmental Permits (each as defined below) or any other matters specifically described in Paragraph 9 below.

          (k) Litigation. Except as set forth in Schedule 7.1(k) or Schedule 9(b), there are no pending or, to Contributor's actual knowledge, threatened (in writing), judicial or administrative proceedings affecting Contributor's interest in any Project or in which Contributor is a party by reason of Contributor's ownership or operation of any Project or any portion thereof, including, without limitation, proceedings for or involving collections (in excess of $25,000 on an aggregate, but per Project, basis), condemnation, eminent domain, alleged building code or zoning violations, or personal injuries (not covered by insurance and the subject of a claim accepted by the relevant insurer) or property damage alleged to have occurred on any Project or by reason of the condition, use of, or operations on, such Project. Except as set forth in Schedule 7.1(k), no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Contributor's actual knowledge, threatened, against Contributor, nor are any of such proceedings about to be commenced by Contributor.

          (l) Insurance. Contributor now has in force customary and commercially reasonable casualty, liability and business interruption insurance coverages relating to the Projects. Contributor has received no written notice (that remains outstanding) from any insurance carrier now providing coverages for the Projects of any defects or inadequacies in the Projects that, if not corrected, would result in termination of insurance coverage or material increase in the present cost thereof.

          (m) Financial Information. All Operating Statements (as defined in Exhibit D attached hereto) delivered by Contributor are complete, accurate, true and correct, in all material respects; and accurately set forth, in all material respects, the results of the operation of the Projects for the periods covered. The tax basis of the Projects indicated in the schedules to Contributor's federal, state and local tax returns for the period ending December 31, 1995, as delivered by Contributor to Acquiror, are complete, accurate, true and correct in all material respects. There has been no material adverse change in the financial condition or operation of the Projects since the latest period covered by the Operating Statements.

          (n) Re-Zoning. To the actual knowledge of Contributor, there is not now pending or threatened any proceeding for the rezoning of any Project or any portion thereof that would have a material adverse impact on the use of any Project.

          (o) Personal Property. The Personal Property listed in Exhibit B attached hereto (other than Excluded Personal Property) is all of the personal property owned by Contributor and used in (or necessary for) the operation of the Projects.

          (p) Authority. The execution and delivery of this Agreement and the other documents delivered by Contributor pursuant to this Agreement, and the performance of all obligations of Contributor under this Agreement and such other documents by Contributor, have been duly authorized by all requisite partnership, corporate or limited liability company action, as the case may be. This Agreement and the other documents delivered by Contributor pursuant to this Agreement are binding on Contributor and enforceable against Contributor in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally and general principles of equity. Except for consent required under any partnership agreement of Contributor (or other similar governing document), which consent shall be obtained prior to Closing, and except as set forth in Schedule 7.1(p), to the actual knowledge of Contributor, no consent is required of any creditor, investor, shareholder, tenant-in-common of Contributor or judicial or administrative body, Governmental Authority, or other governmental body or agency having jurisdiction over the Projects, to such execution, delivery and performance of this Agreement by Contributor. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by Contributor will (i) result in a breach of, default under, or acceleration of, any material agreement to which Contributor is a party or by which Contributor is bound; or (ii) to Contributor's actual knowledge violate any material restriction, agreement or other legal obligation, or any court order, to which Contributor is subject. Notwithstanding anything to the contrary contained in this Subparagraph 7.1(p), this Subparagraph 7.1(p) excludes any reference to (A) consent by any mortgagee of any Project and (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (q) Real Estate Taxes. The most recent real estate "TAX BILL(S)" for (and, to Contributor's knowledge, the only real estate tax bills applicable to) the Projects have been delivered to Acquiror. Except as set forth on Exhibit J attached hereto, Contributor has not received written notice of any proposed increase in the assessed valuation or rate of taxation of any or all of the Projects from that reflected in the most recent Tax Bills. There are now pending proceedings or applications for reductions in the real estate tax assessments for most, if not all, of the Projects. In the event that any of the pending tax proceedings results in any rebate of taxes paid after the Closing Date in respect of any period ending prior to the Closing Date, the amount of such rebate, net of the fees and expenses owing to certiorari counsel, and all other fees and expenses (including without limitation, other attorneys' fees and expenses) payable by Contributor in connection with any such tax proceeding, shall be the property of and remitted to Contributor (except if and to the extent that all or any portion of such rebated sums are due to Tenants), which obligation shall survive the Closing and not be merged into any conveyancing document delivered at Closing. Except as set forth in Schedule 7.1(q), there are no outstanding agreements with attorneys or consultants with respect to the Tax Bills that will be binding on Acquiror or any of the Projects after the Closing. To the actual knowledge of Contributor, other than as disclosed by the Tax Bills, no other real estate taxes have been, or will be, assessed against the Projects, or any portion thereof, in respect of the year 1996 or any prior year (that have not been paid), and no special assessments of any kind (special, bond or otherwise) have been levied against the Projects, or any portion thereof, that are outstanding or unpaid. Contributor has paid all real estate taxes and assessments presently due and owing (before the imposition of a penalty) with respect to the Projects, with the exception of Project Nos. 19, 20 and 21 all of which have past-due taxes and assessments (and penalties relating thereto) outstanding as of the Contract Date. Such delinquent taxes, assessments and penalties shall be paid, in full, prior to or at Closing by Contributor.

          (r) Easements and Other Agreements. Contributor has not received any written notice (that remains outstanding) alleging that it is in default in complying with the terms and provisions of any of the material covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions.

          (s) Lease Controversies.  Except as described in Exhibit K or
     Schedule 11(a)(iv) attached hereto, neither any material controversy, complaint, negotiation or renegotiation, nor any proceeding, suit or litigation relating to all or any of the Existing Leases is pending or has been threatened, in writing. Contributor is and shall remain responsible after the Closing Date for defending (or continuing) any such suit, proceeding or other matter relating to periods prior to the Closing Date ("PENDING CONTROVERSIES"), and all damages, loss, expenses and costs related to such Pending Controversies; and Contributor shall be entitled to all (if any) recoveries arising directly from and as a result of such Pending Controversies. If and to the extent that, prior to Closing, any controversy, complaint, negotiation, renegotiation, proceeding, suit or litigation is pending or threatened with respect to, or involving, any Additional Lease(s) ("ADDITIONAL LEASE CONTROVERSIES"), Contributor shall so advise Acquiror, in writing and with reasonably detailed information, as soon as is reasonably possible after Contributor is advised of, or learns of the existence or potential threat of, any Additional Lease Controversies.

          (t) Soil Condition. Contributor has no written reports in its possession advising or alleging that the soil condition of the Land at any Project upon which Contributor constructed (or caused to be constructed) the Improvements is such that it will not support all of the Improvements for the foreseeable life of the Improvements without unusual or new sub-surface excavations, fill, footings, caissons or other installations.

          (u) United States Person. Contributor is a "United States Person" within the meaning of Section 1445(f)(3) of the Code, as amended, and shall execute and deliver an "Entity Transferor" certification at Closing.

          (v) Broadvet Lease and Purchase Option. Broadvet Consumers' Warehouse is a Tenant at Project No. 9 under a Lease that includes two (2) purchase options for the benefit of such Tenant, each of which is still outstanding.

          (w) Existing Mortgage(s). Exhibit L attached hereto sets forth a true, correct and complete schedule of those mortgage(s) or trust deed(s) ("EXISTING MORTGAGES") presently encumbering the Projects or any portion thereof. Except as set forth in Schedule 7.1(w), all of the loans secured by the Existing Mortgages may be prepaid, in full, on the Closing Date without imposition of any penalty or premium.

          (x) Investment Representation. Each of Contributor and each LP Unit Recipient represents that its LP Units are being acquired by it with the present intention of holding such LP Units for purposes of investment and not with a view towards sale or any other distribution. Each LP Unit Recipient recognizes that it may be required to bear the economic risk of an investment in the LP Units for an indefinite period of time. Each of Contributor and each LP Unit Recipient is an Accredited Investor. Contributor and each LP Unit Recipient has (indirectly through a custodian under the New York Uniform Gift to Minors Act, in the case of LP Unit Recipients who are minors under New York law) such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units. No LP Units will be issued, delivered or distributed to any person or entity who either (i) is a resident of the State of California or (ii) is other than an Accredited Investor with respect to whom there has been delivered to Acquiror a satisfactory accredited investor questionnaire confirming the status of such person or entity as an Accredited Investor. Each LP Unit Recipient has been furnished with the informational materials described in Subparagraph 2(d) above (collectively, the "INFORMATIONAL MATERIALS"), and has read and reviewed the Informational Materials and understands the contents thereof. The LP Unit Recipients have been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of the UPREIT and the REIT. The LP Unit Recipients have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and have not relied on the Informational Materials, Acquiror, the UPREIT, the REIT or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences. Nothing contained in this Agreement shall prevent Contributor or any LP Unit Recipient from (A) converting any of the LP Units into Conversion Shares subject to the limitations set forth in, and in accordance with the terms of, all of this Agreement, the Registration Rights Agreement and the Partnership Agreement, and (B) selling, transferring or otherwise disposing of any LP Units (or any Conversion Shares for which any of the LP Units are redeemed) in any transaction that does not violate the terms of this Agreement, the Partnership Agreement, the Registration Rights Agreement, federal securities laws or the securities laws of any state.

          (y) Project No. 16. Project No. 16 is owned by LBA Melville Associates, a general partnership. LBA Melville Associates is 50% owned by MP/Melville Realty Associates, a New York limited partnership that is unaffiliated with Contributor, and 50% owned by LBR Melville Associates, L.P., a New York limited partnership ("LBRMA"). The ownership of LBRMA is as follows: 49.5% by Constance Lazarus; 24.75% by each of Scott Burman and David Burman (Susan Burman as custodian for each under the NYUGMA); and 1% by LBR Commack, Inc., a Delaware corporation ("LBRCI"). Jan Burman and Jerome Lazarus each own 50% of the outstanding stock of LBRCI.

          (z) Project No. 52. Project No. 52 is owned by Stewart & Clinton Co., LLC, a New York limited liability company ("S&CLLC"). The only members of S&CLLC that are affiliated with Contributor are Four-Bur Family Co., L.P. and five individuals who are LP Unit Recipients.

          (aa) Patomi Realty Co. Mortgage. Project No. 43 is encumbered by a $3,800,000 mortgage in favor of Patomi Realty Co. (the "PATOMI MORTGAGE") that will not be paid off at Closing. The unpaid principal balance of the note evidencing amounts due pursuant to the Patomi Mortgage (the "PATOMI NOTE") is $3,800,000. All sums due and payable under the Patomi Mortgage and Patomi Note, including, without limitation, interest, on or prior to January 31, 1997 have been paid. To the best knowledge of Contributor, no default has occurred and is continuing under the Patomi Note and the Patomi Mortgage. The Patomi Note and the Patomi Mortgage have not been modified or amended up to and including the date hereof. To the best knowledge of Contributor, no offsets or defenses exist with respect to the debt secured by the Patomi Mortgage.

The representations and warranties made in this Agreement by Contributor and the LP Unit Recipients, as the case may be, shall be deemed remade by Contributor and the LP Unit Recipients, as the case may be, as of the Closing Date with the same force and effect as if, in fact, specifically remade at that time. In the event matters occurring after the Contract Date render Contributor (or the LP Unit Recipients) unable to remake a representation or warranty as of the Closing Date, and Contributor specifically so advises Acquiror, in writing and prior to Closing, of the particular circumstances rendering any representation or warranty untrue, the failure to remake such representation and warranty shall not constitute a default hereunder by Contributor (or any LP Unit Recipient), except in the event or to the extent that the untruth of such representation or warranty is the result of any willful or intentional act or omission on the part of Contributor and in breach of this Agreement; in all events, however, the continuing truth and accuracy of all representations and warranties made by Contributor in this Agreement shall be an Acquiror's Condition Precedent. Except as provided in the next sentence, all representations and warranties made in this Agreement by Contributor or an LP Unit Recipient shall survive the Closing for a period of one (1) year and shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that (i) Acquiror shall be required to advise Contributor or, if appropriate, the LP Unit Recipients, in writing, prior to the first anniversary of the Closing of any claims that Acquiror believes it has with respect to an alleged breach by Contributor or, if appropriate, the LP Unit Recipients, of any of such representations and warranties and (ii) if Acquiror determines to file suit for breach of representation or warranty against Contributor or, if appropriate, the LP Unit Recipients, such suit must be filed within six (6) months after giving the written notice of claims described in clause (i) above. In the event that Acquiror receives an Estoppel Certificate (as hereinafter defined) from a Tenant that addresses and confirms, with respect to that Tenant's Lease, those particular matters set forth in Subparagraph 11(a) hereof, Acquiror shall rely on such Estoppel Certificate in lieu of those representations and warranties of Contributor set forth in Subparagraph 11(a), but only if and to the extent that Contributor's representations and warranties set forth in Subparagraph 11(a) are actually and specifically addressed and confirmed by the Estoppel Certificate. In that event and to that extent, the representations and warranties of Contributor set forth in Subparagraph 11(a) shall expire as of the Closing Date, but only with respect to those Tenants (and their respective Leases) from which Acquiror receives an Estoppel Certificate that actually and specifically addresses and confirms those matters that are the subject of Subparagraph 11(a). If, prior to Closing, Acquiror acquires actual knowledge (through the provision of any written documentation delivered to Acquiror by Contributor, or received by Acquiror from Contributor, or through the delivery to Acquiror of a written report from any third party engaged by Acquiror in order to perform any of the tests, studies, investigations and inspections contemplated under Paragraph 5) of the breach of any or all of the Contributor's representations and warranties made in this Agreement, and Acquiror nevertheless elects to close under this Agreement, then Acquiror shall be deemed to have waived the breach(es) in question, and shall have no right, at any time after Closing, to assert a claim, of any nature whatsoever, against Contributor with respect to that breach. As used in this Agreement with respect to any representation or warranty, the "knowledge" of Contributor refers to the actual knowledge of each and all of Jan Burman, Jeffrey Cohen, Harry Szenicer and Dominic Vissichelli (the "EXECUTIVES").

          7.2 Acquiror. Acquiror represents and warrants to Contributor that the following matters are true as of the Contract Date:

          (a) Existence and Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

          (b) Legal Compliance. To Acquiror's knowledge, it is not (i) in violation of any of its organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or
     (iii) in violation, in any material respect, of any material law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject.

          (c) Notice of Violations. Acquiror has not received written notice of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting Acquiror or any of its assets that would have a material adverse effect on the financial condition, business or operations of Acquiror or any of its assets.

          (d) Authorization. Acquiror has all requisite corporate power and authority to enter into this Agreement, the Assignment and all other Acquiror Documents (as defined below) and perform its obligations hereunder and thereunder. The execution and delivery to Contributor of all agreements and other documents Acquiror executes and delivers in connection with the transactions described in this Agreement, including, without limitation, this Agreement and the Assignment ("ACQUIROR DOCUMENTS"), and the performance by Acquiror of its obligations under the Acquiror Documents and of its other obligations arising out of this Agreement, if any, have been (or, prior to execution, shall be) duly authorized by all requisite corporate action. The Acquiror Documents are (or, upon execution, shall be) binding on Acquiror and enforceable against Acquiror in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally and general principles of equity. Neither the execution and delivery of the Acquiror Documents, nor compliance with the terms and provisions thereof on the part of Acquiror and consummation of the transactions contemplated thereby, will violate any statute, license, decree, order or regulation of any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over Acquiror, or will, at the Closing Date, breach, conflict with, or result in a breach of, any of the terms, conditions or provisions of any material agreement or instrument to which Acquiror is a party, or by which it is or may be bound, or constitute a default thereunder, or, to Acquiror's actual knowledge, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon, or give to others any interest or rights in, the LP Units to be issued to Contributor. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over Acquiror, is required to be made (including, but not limited to, any governmental bodies, agencies, tenants, partners or lenders) obtained, or given by Acquiror in connection with the execution, delivery and performance of the Acquiror Documents.

          (e) Pending Actions. There is no existing or, to Acquiror's knowledge, threatened, legal action or governmental proceedings of any kind involving Acquiror, any of its assets or the operation of any of the foregoing, which, if determined adversely to Acquiror or its assets, would have a material adverse effect on the financial condition, business or operations of Acquiror or its assets or which would interfere with Acquiror's ability to perform Acquiror's obligations under this Agreement and the other Acquiror Documents or prevent the consummation of the transactions contemplated by this Agreement. Acquiror has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

          7.3 The UPREIT. It shall be a Contributor's Condition Precedent that the UPREIT make the following representations and warranties, in writing, as of the Closing Date, to Contributor:

          (a) Existence and Power. The UPREIT is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business, except where the failure to so qualify would not materially and adversely affect the financial condition, business or operations of the UPREIT. The UPREIT is treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or a "publicly-traded partnership." The UPREIT has all partnership power and authority under the Partnership Agreement and its certificate of limited partnership to enter into the Assignment and all other documents and agreements executed by it in connection with the transaction that is the subject of this Agreement (the Assignment and all such other documents and agreements, the "UPREIT TRANSACTION DOCUMENTS") and to perform its obligations under this Agreement following the Assignment and the other UPREIT Transaction Documents.

          (b) Legal Compliance. To the UPREIT's knowledge, it is not (i) in violation of any of its organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or
     (iii) in violation, in any material respect, of any material law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject.

          (c) Notice of Violations. The UPREIT has not received written notice of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting the UPREIT or any of its assets that would have a material adverse effect on the financial condition, business or operations of the UPREIT or any of its assets.

          (d) Partnership Agreement. Contributor has received a true and correct copy of the Partnership Agreement, as amended through the Contract Date and the Closing Date, as applicable. The Partnership Agreement is in full force and effect. The LP Units to be issued to Contributor hereunder have been duly authorized for issuance to Contributor and, upon such issuance, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights upon their issuance. Upon admission of the LP Unit Recipients to the UPREIT, pursuant to the Partnership Agreement, every LP Unit Recipient will acquire legal and equitable title to its LP Units, free and clear of all liens, encumbrances, claims and rights of others, except to the extent any lien, encumbrance, claim or right of others is created or conferred by an LP Unit Recipient or by the express terms of the Partnership Agreement.

          (e) Authorization. The execution and delivery to Contributor of the UPREIT Transaction Documents, and the performance of all obligations of Acquiror under this Agreement, all of which will become obligations of the UPREIT upon its execution of and on the date of the Assignment, and all other obligations under the other UPREIT Transaction Documents, are permitted under the Partnership Agreement and have been duly authorized by all requisite partnership action. The Assignment and all other UPREIT Transaction Documents are (or, upon execution, shall be) binding on the UPREIT and enforceable against the UPREIT in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally and general principles of equity. Neither the execution and delivery of the UPREIT Transaction Documents, nor compliance with the terms and provisions thereof on the part of the UPREIT, and consummation of the transactions contemplated thereby, will violate any statute, license, decree, order or regulation of any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over the UPREIT, or will, at the Closing Date, breach, conflict with or result in a breach of any of the terms, conditions or provisions of any material agreement or instrument to which the UPREIT is a party, or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon, or give to others any interest or rights in, the LP Units to be issued to Contributor. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over the UPREIT, is required to be made, obtained or given by the UPREIT prior to the Closing Date in connection with the execution, delivery and performance of the UPREIT Transaction Documents.

          (f) Pending Actions. There is no existing or, to the UPREIT's knowledge, threatened, legal action or governmental proceedings of any kind involving the UPREIT, any of its assets or the operation of any of the foregoing, which, if determined adversely to the UPREIT or its assets, would have a material adverse effect on the financial condition, business or operations of the UPREIT or its assets or which would interfere with the UPREIT's ability to perform Acquiror's obligations under this Agreement following the Assignment or any of its other obligations under the other UPREIT Transaction Documents or prevent the consummation of the transactions contemplated by this Agreement. The UPREIT has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

          (g) Written Information. The Prospectus, as of its date, including those documents incorporated by reference in the Prospectus as of the date of the Prospectus, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein (in light of the circumstances under which they were made), not misleading.

          (h) Partnership Classification. The UPREIT (i) has been at all times, and presently intends to continue to be, classified as a partnership or a publicly traded partnership taxable as a partnership for federal income tax purposes and not an association taxable as a corporation or a publicly traded partnership taxable as a corporation, and
     (ii) will not be rendered unable to be classified as a partnership or a publicly traded partnership taxable as a partnership for federal income tax purposes as a consequence of the transaction contemplated hereby.

          7.4 The REIT. It shall be a Contributor's Condition Precedent that the REIT make the following representations and warranties, in writing, as of the Closing Date, to Contributor:

          (a) Existence and Power. The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business, except where the failure to so qualify would not materially and adversely affect the financial condition, business or operations of the REIT. The REIT is the sole general partner in the UPREIT.

          (b) Legal Compliance. To the REIT's knowledge, it is not (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (iii) in violation, in any material respect, of any material law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject.

          (c) Capitalization. The Conversion Shares will be duly authorized and, to the extent delivered upon redemption of the LP Units, will have been validly issued, fully paid, nonassessable and free of any preemptive or similar rights.

          (d) Notice of Violations. The REIT has not received written notice of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting the REIT or any of its assets that would have a material adverse effect on the financial condition, business or operations of the REIT or any of its assets.

          (e) REIT Qualification. The REIT (i) has, in its federal income tax return for its tax year ended December 31, 1994, elected to be taxed as a "real estate investment trust" within the meaning of Section 856 of the Code, which election remains in effect and is currently intended to continue to remain in effect for each of the REIT's taxable years, (ii) has complied (or will comply) with all applicable provisions of the Code relating to real estate investment trusts for each of its taxable years,
     (iii) has operated, and intends to continue to operate, in such manner as to qualify as a real estate investment trust for each of its taxable years, (iv) has not taken or omitted to take any action which could result in a challenge to its status as a real estate investment trust, and no such challenge is pending or has been threatened (in writing), and (v) will not be rendered unable to qualify as a real estate investment trust for federal income tax purposes as a consequence of the transaction contemplated hereby.

          (f) Authorization. The REIT has all requisite corporate power and authority to perform its obligations as described in this Agreement. The execution and delivery to Contributor of all agreements and other documents the REIT executes and delivers in connection with the transactions described in this Agreement, including, without limitation, the Assignment and the Amendment (the "REIT DOCUMENTS"), and performance by the REIT under the REIT Documents and of its other obligations arising out of this Agreement, if any, have been (or, prior to execution, shall be) duly authorized by all requisite corporate action. The REIT Documents are (or, upon execution, shall be) binding on the REIT and enforceable against the REIT in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourse of creditors generally and general principles of equity. Neither the execution and delivery of the REIT Documents, nor the compliance with the terms and provisions thereof on the part of the REIT, and consummation of the transactions contemplated thereby, will violate any statute, license, decree, order or regulation of any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over the REIT, or will, at the Closing Date, breach, conflict with, or result in a breach of, any of the terms, conditions or provisions of any material agreement or instrument to which

     REIT is a party, or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon, or give to others any interest or rights in, the LP Units to be issued to Contributor. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority, judicial or administrative body, or other governmental body or agency having jurisdiction over the REIT, is required to be made, obtained or given by the REIT prior to the Closing Date, in connection with the execution, delivery and performance of the REIT Documents.

          (g) Pending Actions. There is no existing, or, to the REIT's knowledge, threatened legal action or governmental proceedings of any kind involving the REIT, any of its assets or the operation of any of the foregoing, which, if determined adversely to the REIT or its assets, would have a material adverse effect on the financial condition, business or operations of the REIT or its assets and which would interfere with the REIT's ability to perform its obligations under the REIT Documents, or prevent the consummation of the transactions contemplated in this Agreement. The REIT has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

          (h) Written Information. The Prospectus, as of its date, including those documents incorporated by reference in the Prospectus as of the date of the Prospectus, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein (in light of the circumstances under which they were made), not misleading.

All representations and warranties made (and to be made) in this Paragraph 7 by Acquiror, the UPREIT or the REIT shall survive the Closing for a period of one
(1) year and shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that (i) Contributor shall be required to advise Acquiror, the UPREIT and/or the REIT, as the case may be, in writing, prior to the first anniversary of the Closing of any claims that Contributor believes it has with respect to an alleged breach by Acquiror, the UPREIT and/or the REIT, as the case may be, of any such representations and warranties and (ii) if Contributor determines to file suit for breach of representation or warranty against Acquiror, the UPREIT or the REIT, as the case may be, such suit must be filed within six (6) months after giving the written notice of claims described in clause (i) above. As used in this Agreement with respect to any representation or warranty, the "knowledge" of Acquiror, the UPREIT and the REIT refers to the actual knowledge of each and all of Michael Tomasz, Michael Havala, Michael Brennan and Johannson Yap. From and after the date of the Assignment, the UPREIT shall be liable for any breach or default by the Acquiror under this Agreement.

     8.   ADDITIONAL COVENANTS.

          8.1 Contributor's. Effective as of the execution of this Agreement, Contributor hereby covenants with Acquiror, with respect to the period ending at Closing for all but clauses 8.1(f) and (h), as follows:

          (a) New Leases. Subject to the terms of Paragraph 26 below, Contributor shall neither amend any Lease in any economic or other material respect nor execute any new lease, license, or other occupancy agreement affecting the ownership or operation of all or any portion of the Projects or for personal property, equipment, or vehicles (unless in replacement of any existing personal property lease on substantially similar or better terms), without Acquiror's prior written approval (which approval shall not be unreasonably withheld or delayed and shall automatically be deemed given if Acquiror fails to respond within five (5) business days following Contributor's written request for approval).

          (b) New Contracts. Contributor shall not enter into any contract with respect to the management or operation of all or any portion of any or all of the Projects that will survive the Closing, or that would otherwise materially affect the use, operation or enjoyment of any or all of the Projects, without Acquiror's prior written approval (which approval shall not be unreasonably withheld or delayed and shall automatically be deemed given if Acquiror fails to respond within five (5) business days following Contributor's written request for approval), except for service contracts entered into in the ordinary course of business that are terminable, without penalty, on not more than sixty (60) days' notice, for which no consent shall be required.

          (c) Insurance. The insurance coverage described in Subparagraph 7.1(l) shall remain continuously in force through and including the Closing Date.

          (d) Operation of Projects. Contributor shall operate and manage the Projects in the same manner as in effect on the Contract Date, maintaining present services (including, but not limited to, pest control), and shall maintain the Projects in the condition required under the Leases and in substantially the same condition as exists on the Contract Date (casualty and reasonable wear and tear excepted), shall keep on hand sufficient materials, supplies, equipment and other Personal Property for the operation and management of the Projects in substantially the same manner as in effect on the Contract Date; and shall perform, when required by the terms of the underlying document or by law, all of Contributor's material obligations under the Leases, Contracts, Governmental Approvals and other agreements binding on Contributor and relating to the Projects; provided that nothing contained in this Subparagraph 8.1(d) shall require Contributor to make any unscheduled capital improvements or repairs or bring any of the Projects up to current code requirements. Except as otherwise specifically provided herein (including, without limitation, Paragraph 15), Contributor shall deliver the Projects at Closing in substantially the same condition as each of them is in on the Contract Date (subject to the performance of tenant improvements and improvements provided for, and contemplated, in Contributor's current budget for that particular Project), reasonable wear and tear excepted, and shall terminate, as of the Closing Date, the Contracts, unless otherwise advised to the contrary by Acquiror, in writing, no later than the Approval Date. None of the Personal Property, fixtures or Inventory (except as such Inventory may be consumed in the ordinary course of business) shall be removed from the Projects, unless replaced by personal property, fixtures or inventory of substantially equal or greater utility and value.

          (e) Pre-Closing Expenses. Subject to the provisions of Paragraphs 13 and 26 below, Contributor will pay in full, prior to Closing (or the same shall be subject to reproration after the Closing if the bill or invoice is not issued by Closing), all bills and invoices for labor, goods, material and services of any kind rendered to or at the request of Contributor relating to the Projects and utility charges, relating to the period prior to Closing, but excluding therefrom all utility and other charges billed directly to Tenants or subtenants of the Projects. Except as the parties may otherwise agree herein, any alterations, installations, decorations and other work required to be performed by Contributor prior to the Closing under any and all agreements affecting the Projects to which Contributor is a party and by which Acquiror will be bound will, by the Closing, be completed and paid for, in full or subject to proration.

          (f) Good Faith. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Contributor and Acquiror, as the case may be, and each party shall furnish the other party with such documents or further assurances as such other party may reasonably require.

          (g) No Assignment. After the Contract Date and prior to Closing, Contributor shall not assign, alienate, lien, encumber or otherwise transfer all or any part of any or all of the Projects except as permitted herein.

          (h) Availability of Records. Upon Acquiror's request, for a period of two (2) years after Closing, Contributor shall (i) make the Records available to Acquiror for inspection, copying and audit (at Acquiror's expense) by Acquiror's designated accountants; and (ii) reasonably cooperate with Acquiror (without any third party expense to Contributor) in obtaining any and all permits, licenses, authorizations, and other

     Governmental Approvals necessary for the operation of any or all of the Projects. Without limitation of the foregoing in this Subparagraph 8.1(h), Contributor agrees to abide by the terms of Exhibit Q attached hereto, but without any third-party expense to Contributor. The provisions of this Subparagraph 8.1(h) shall survive the Closing for a period of two (2) years.

          (i) Change in Conditions. Prior to Closing, Contributor shall promptly notify Acquiror of any material adverse change (about or of which Contributor has actual knowledge) of any condition with respect to any or all of the Projects or of the occurrence of any event or circumstance that makes any representation or warranty of Contributor to Acquiror under this Agreement untrue or misleading in any material respect, or any covenant of Acquiror under this Agreement incapable of being performed in any material respect, it being understood that Contributor's obligation to provide notice to Acquiror under this Subparagraph 8.1(i) shall in no way relieve Contributor of any liability for a breach by Contributor of any of its representations, warranties or covenants under this Agreement or otherwise impair any cure period of Contributor set forth herein, except to the extent Contributor elects to exercise the Contributor's Mitigation Option pursuant to (and as defined in) Subparagraph 9(d)(ii).

          (j) Ownership Structure. From the Contract Date through and including the Closing Date, Contributor shall maintain the same composition of its partners, shareholders and members as exists on the Contract Date, subject to redemption of certain partners and intra-family transfers, unless otherwise required pursuant to Subparagraph 2(c)(iv) above.

          (k) Initial Public Offering. From and after the Contract Date to the Closing Date, Contributor shall not file, and shall not permit any partner, shareholder, member, affiliate or Representative of Contributor to file, any registration statement (on Form S-11 or otherwise) with the SEC that in any way relates to any Project or the business of Lazarus Burman Associates.

          (l) Existing Mortgages. Contributor shall, prior to Closing, comply in all material respects with the requirements of the Existing Mortgages.

          (m) Remediation of Code Violations. Notwithstanding anything to the contrary contained herein, Contributor agrees to remediate, or otherwise respond to, at Contributor's sole expense and in a prompt and commercially reasonable fashion, in a manner reasonably satisfactory to Acquiror, any existing violation of any municipal or other governmental law, ordinance, regulation, code, license, permit or authorization cited by a municipality with respect to any Project. Contributor shall have no obligation pursuant to this Subparagraph 8.1(m) unless, within 45 days of the Closing Date, Acquiror delivers to Contributor a written notice concerning such a violation issued by a municipal agency.

          (n) Sewer Hookups. The parties acknowledge that certain of the Projects are not currently hooked up to and into the applicable municipality's sewer system; however, given the availability of municipal sewer lines at and near those Projects, Contributor has advised Acquiror that these Projects are eligible for connection to and into the applicable municipality's sewer system. As a result, Contributor hereby covenants and agrees that, as soon as is reasonably possible, but in all events within one year after the Closing Date, Contributor shall cause Projects Nos. 22, 45, 46, 47, 48 and 49 to be hooked up to the appropriate municipal sewer system in accordance with all applicable laws, regulations and ordinances (the "HOOKUPS").

          (o) Patomi Mortgage. JB shall use his good faith, diligent and reasonable efforts to obtain and deliver to Acquiror promptly following the Closing a mortgagee estoppel with respect to the Patomi Mortgage in form and substance reasonably acceptable to Acquiror from Patomi Realty Co. Such mortgagee's estoppel shall include, among other things, an unqualified consent from the mortgagee to the transfer of Project 43 to the UPREIT. Post-Closing Contributor hereby agrees to immediately reimburse Acquiror for (i) any penalty or premium assessed against it under the Patomi Mortgage or Patomi Note in connection with the contribution of Project No. 43 hereunder and (ii) any prepayment of the Patomi Note. Post-Closing Contributor further agrees to provide to Acquiror and its counsel (Barack Ferrazzano Kirschbaum Perlman & Nagelberg), promptly following the Closing, copies of all documents in its possession relating to the Patomi Mortgage and the Patomi Note.

          (p) Certain Estoppels. Post-Closing Contributor hereby agrees to protect, defend, indemnify and hold Acquiror, the UPREIT, the REIT and any of their partners, officers, directors, shareholders, successors and assigns harmless from and against any and all losses that any or all of the indemnified parties suffers or incurs as a result of any matter raised in the estoppel certificates delivered in connection with the Closing hereunder by the following Tenants that is not contemplated by the form estoppel certificate attached as Exhibit O: Langer Biomechanics Group, Inc.; Metro Area Sales Inc.; and Dictaphone Corporation (which Dictaphone estoppel certificate shall include the matters referenced by hand in that certain letter dated December 13, 1996 from Harry Szenicer to Dictaphone Corporation).

In all events, however, the satisfaction of, and compliance with (in all material respects), all of the covenants made by Contributor in this Agreement shall be an Acquiror's Condition Precedent. All covenants made in this Agreement by Contributor shall survive the Closing for a period of one (1) year, unless otherwise expressly provided herein, and shall not be merged into any instrument of conveyance delivered at Closing. If, prior to Closing, Acquiror acquires actual knowledge (through the provision of any written documentation delivered to Acquiror by Contributor, or received by Acquiror from Contributor, or through the delivery to Acquiror of a written report from any third party engaged by Acquiror in order to perform any of the tests, studies, investigations and inspections contemplated under Paragraph 5) of the Contributor's failure to satisfy and comply with any or all of the covenants made by Contributor in this Agreement, and Acquiror nevertheless elects to close under this Agreement, then Acquiror shall be deemed to have waived the failure(s) in question, and shall have no right, at any time after Closing, to assert a claim, of any nature whatsoever, against Contributor, with respect to that failure to so satisfy or comply with any or all of such covenants of Contributor.

          8.2 Acquiror's, REIT's and UPREIT's. Effective as of the execution of this Agreement, Acquiror and, effective as of the Closing Date, the REIT and the UPREIT hereby covenant with Contributor, with respect to the period ending at Closing for all but clauses 8.2(c) and (d), as follows:

          (a) Change in Conditions. Any or all of Acquiror, the REIT and the UPREIT shall promptly notify Contributor of any material change in any condition with respect to the business of any or all of Acquiror, the REIT and the UPREIT, or of the occurrence of any event or circumstance that makes any representation or warranty of any or all of Acquiror, the REIT and the UPREIT to Contributor under this Agreement untrue or misleading, in any material respect, or any covenant of any or all of Acquiror, the UPREIT and the REIT under this Agreement incapable of being performed in any material respect, it being understood that Acquiror's, the REIT's and the UPREIT's obligation to provide notice to Contributor under this Subparagraph 8.2(a) shall in no way relieve Acquiror, the REIT and the UPREIT of any liability for a breach by them of their respective representations, warranties or covenants under this Agreement.

          (b) Ownership Structure. From the Contract Date through and including the Closing Date, Acquiror, the REIT and the UPREIT shall each maintain (unless prevented by death or incapacity) substantially the same composition of their respective executive officers, boards of directors or general partner, as the case may be, as exists on the Contract Date.

          (c) Good Faith. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Acquiror, the UPREIT and the REIT, as applicable, and the appropriate representatives, officers or partners of such parties shall furnish Contributor with such documents or further assurances as Contributor may reasonably require.

          (d) Consent Decree. With respect to Projects 8 and 9, Acquiror acknowledges that Contributor has advised it of the existence of that certain "Consent Decree" concerning these two Projects signed by the Regional Administrator of the United States Environmental Protection Agency, Region II, on or about September 30, 1996; and if Acquiror acquires these Projects, Acquiror shall fully comply with the obligations imposed on the owner of these two Projects under the following paragraphs of the Consent Decree: Paragraph 9 (Notice of Obligations to Successors-in-Title), Paragraph 22(a) and (b) (Site Access) and Paragraph 23 (Institutional Controls). Acquiror shall not be bound or required to comply with any other provisions of the Consent Decree. The provisions of this Subparagraph shall survive the Closing so long as the requirements imposed under the relevant Consent Decree(s) remain in effect.

In all events, however, the satisfaction of, and compliance with, in all material respects, all of the covenants made by Acquiror, the REIT and the UPREIT in this Agreement shall be a Contributor's Condition Precedent. All covenants made in this Agreement by Acquiror, the REIT and the UPREIT, shall survive the Closing for a period of one (1) year, unless otherwise expressly provided herein, and shall not be merged into any instrument of conveyance delivered at Closing.


9.        ENVIRONMENTAL WARRANTIES AND AGREEMENTS.

          (a)  Definitions.

               Unless the context otherwise requires:


               (i) "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" shall mean all applicable state and local statutes, regulations, directives, ordinances, rules, court orders, judicial or administrative decrees, binding arbitration awards and the common law, which pertain to the environment, soil, water, air, flora and fauna, or health and safety matters, as such have been amended, modified or supplemented from time to time, and are in effect on the Closing Date (including all present amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to:
          (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of endangered species, wetlands or natural resources; (v) the operation and closure of Containers; (vi) health and safety of employees and other persons; and (vii) notification and reporting requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Sections 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. Sections 1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sections 136 et seq.), as amended;
          (ix) the Federal Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), as amended; (x) the Federal Radon and Indoor Air Quality Research Act (42 U.S.C. Sections 7401, et seq.); (xi) the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), as amended; (xii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and (xiii) any rules, regulations, directives, orders or the like adopted by a Governmental Authority pursuant to or implementing any of the above.

               (ii) "ENVIRONMENTAL PERMIT" or "ENVIRONMENTAL PERMITS" shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law or are otherwise required by Governmental Authorities.

               (iii) "GOVERNMENTAL AUTHORITY" shall mean any agency, commission, department or body of any municipal, township, county, local, state or Federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over all or any portion of the Projects or the management, operation, use or improvement of any of them.

               (iv) "HAZARDOUS CONDITION" or "HAZARDOUS CONDITIONS" refers to the existence or presence of any Hazardous Materials on, in, under or at, the Projects (including air, soil and groundwater) or any portion of any of them.

               (v) "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" shall mean any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by-product, radioactive substance, hazardous or extremely hazardous solid waste, special or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls ("PCBS"), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA; and (iii) any "hazardous waste" as defined under RCRA or comparable state or local law.

               (vi) "RELEASE" means any spill, discharge, leak, migration, emission, escape, injection, dumping or other release or threatened release of any Hazardous Material into the environment, whether or not notification or reporting to any governmental agency was or is required. Release includes, without limitation, historical releases and the meaning of Release as defined under CERCLA.

               (vii) "QUALIFIED CONSULTING FIRM" shall mean a first-class nationally or regionally recognized environmental engineering and/or consulting firm (the parties hereby specifically recognize C.A. Rich Consultants, Inc., ERM, Warzyn Engineering, Ground Water Technologies, Inc., ICF Kaiser, Roux Associates, Inc. and Dames and Moore as such firms).

               (viii) "REMEDIAL ACTION" shall mean any and all corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Hazardous Conditions, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the Contract Date.

               (ix) "CONTAINER" or "CONTAINERS" means above-ground and underground storage tanks and related equipment containing or previously containing any Hazardous Material or fraction thereof.

               (x) "REMEDIAL COSTS" shall include all costs, liabilities expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the reasonable fees of environmental consultants and contractors;
          (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (iv) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

          (b) Warranties. Contributor represents and warrants to Acquiror that: (i) it has provided complete access, to all of Acquiror, Acquiror's counsel and Acquiror's environmental consultants, to all documents concerning the Projects that are (x) within any and all of the files in the possession of each of Contributor and its environmental counsel and
     (y) relevant to the representations and warranties set forth in this Subparagraph 9(b);

     (ii) to Contributor's actual knowledge, no other documents concerning the Projects and the environmental condition thereof are in the possession of any parties other than (x) Contributor, (y) Contributor's environmental counsel, and (z) those environmental consultants whose names have been provided to Acquiror, in writing, to whom Contributor has sent letters advising such consultants that they may disclose to Acquiror information in their possession concerning any of the Projects; and (iii) except as
     (x) revealed in those particular documents to which Acquiror has had complete access (pursuant to clause (i) above) or (y) set forth on
     Schedule 9(b) attached hereto (which Schedule shall also be deemed to incorporate any information developed or acquired by Acquiror's environmental consultants during or as a result of any environmental Assessments or Additional Assessments performed pursuant to Subparagraph 5(b) and expressly set forth in Reports delivered to Acquiror by its environmental consultants), to Contributor's actual knowledge, the following matters are true and correct as of the Contract Date and shall be true and correct as of the Closing Date:

               (i) The Projects have been and continue to be owned and operated in material compliance with all Environmental Laws and Environmental Permits.

               (ii) There have been no past and there are no pending or threatened: (i) claims, complaints, notices, correspondence or requests for information received by Contributor with respect to any violation or alleged violation of any Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of the Projects or any portion of any of them; and (ii) written correspondence, claims, complaints, notices, or requests for information from or to Contributor regarding any actual, potential or alleged liability or obligation under or violation of any Environmental Law or Environmental Permit with respect to the Projects or any portion of any of them.

               (iii) There have been no Releases, and there has not been a threatened Release of a Hazardous Material at, on, under or in any of the Projects or any portion of any of them which could give rise to any material claim, liability or obligation.

               (iv) No conditions exist at, on, in, or under the Land or the Projects that would give rise to any material claim, liability or obligation arising out of a Hazardous Condition under any Environmental Law or Environmental Permit.

               (v) Contributor has been issued and is in material compliance with all Environmental Permits required for the operation of the Projects.

               (vi) The Projects are not listed, proposed or nominated for listing on the National Priorities List pursuant to CERCLA (the "NPL"), or the New York State Registry of Inactive Hazardous Waste Disposal Sites.

               (vii) Contributor has not transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Material from any or all of the Projects to any location that is: (i) listed, proposed or nominated for listing on the NPL, or the New York State Registry of Inactive Hazardous Waste Disposal Sites; and (ii) the subject of any pending Federal, state or local enforcement action or other investigation that includes any claim or liability against Contributor as a result of any Remedial Action, damage to natural resources or personal injury, including, but not limited to, any claim under CERCLA.

               (viii) There are no Containers at, in, on or under the Projects which could give rise to any material claims, obligations, or liabilities under Environmental Laws; Contributor has not removed, closed or abandoned any Containers at any or all of the Projects in a manner which could give rise to any material claims, obligations, or liabilities under Environmental Laws; and Contributor has no knowledge of the existence, abandonment, closure or removal of Containers at any or all of the Projects in a manner which could give rise to any material claims, obligations, or liabilities under Environmental Laws. Any and all Containers which have heretofore been removed from, or closed at, any or all of the Projects have been removed or closed in accordance with all Environmental Laws.

               (ix) There are no PCBs or friable or damaged asbestos at any or all of the Projects which could give rise to any material claims, obligations, or liabilities under Environmental Laws.

               (x) There has been no storage, treatment, disposal, generation, transportation or Release of any Hazardous Materials by Contributor or by its predecessors in interest, or by any other person or entity for which Contributor is or may be held responsible, at, on, under or in any or all of the Projects (or any portion of any of them) in violation of, or which could give rise to, any material claim, obligation or liability under Environmental Laws.

               (xi) No drums containing or previously containing any Hazardous Material or fraction thereof are buried or otherwise stored under the surface of any soil at any of the Projects.

          (c) Environmental Indemnities.

               (i) Indemnification Concerning Projects 8, 9, 10, 11 and 33-37. The LP Unit Recipients (jointly and severally, "POST-CLOSING CONTRIBUTOR") hereby indemnify, defend, and hold harmless Acquiror, its partners, shareholders and the respective agents, contractors, employees, shareholders, trustees and representatives of each of Acquiror, its partners and shareholders, and each of their successors and assigns, from and against any and all liabilities, claims, demands, suits, administrative proceedings, causes of action, penalties, fines, liens, reasonable fees, costs (including reasonable attorneys' fees and costs and environmental consultants' fees, as limited by Subparagraph 9(c)(ii)), damages (including reasonable attorneys' fees and costs and environmental consultants' fees and expenses incurred by Acquiror with respect to enforcing its rights hereunder), personal injuries and property damages, losses and expenses, both known and unknown, present and future, at law or in equity, but not including consequential damages (collectively, "LOSS" or "LOSSES") as a result of or arising from:

                    (A) the presence at Projects 8 and 9 (the "GOLDISC SITE")
               of (i) any Hazardous Materials in the groundwater, and (ii) the presence at the Goldisc Site of any petroleum products or petroleum degradation products in the soil or groundwater at Areas of Environmental Concern ("AEC") 5 and 13 as depicted in Figure 2-2 of Phase II Remedial Investigation Report: Former Goldisc Recordings Facility, Holbrook, New York, prepared by ERM-Northeast, April 1995; provided, however, that the activities, events, conditions or occurrences that resulted in Losses concerning the Goldisc Site occurred prior to the Closing Date (and such conditions or occurrences shall be deemed to include the continued spread of contamination that may occur after the Closing Date); provided further, however, that all indemnities concerning groundwater contamination at the Goldisc Site shall immediately terminate only after the remedial action for groundwater selected by the USEPA is completed, including, but not limited to, any monitoring and/or operations and maintenance required by a Governmental Authority, and all indemnities concerning AEC 5 and 13 of the Goldisc Site shall terminate only after the remedial actions for AEC 5 and 13 have been completed (as "completed" is defined in Subparagraph 9(d)(ii)(E) herein), including, but not limited to, any monitoring and/or operations and maintenance required by a Governmental Authority; and

                    (B) any Hazardous Conditions at Projects 10 and 11 (the
               "ALSY SITE"); provided, however, that the activities, events, conditions or occurrences which resulted in Losses concerning the Alsy Site occurred prior to the Closing Date; provided further, however, that all indemnities concerning the Alsy Site shall terminate upon the removal of the Alsy Site from the New York State Registry of Inactive Hazardous Waste Disposal Sites or the reclassification of the Alsy Site to a class "5" site. Post-Closing Contributor shall have an affirmative obligation to petition the New York State Department of Environmental Conservation for such removal or reclassification of the Alsy Site and shall take all reasonable steps to pursue diligently such petition until such removal or reclassification is obtained, including any appeals or challenges to denials of such petition as may be appropriate. It shall be in Post-Closing Contributor's sole discretion as to when to initiate any such petition; provided, however, that Post-Closing Contributor shall initiate such petition within six months of completion of the Remedial Work at the Alsy Site required by any Governmental Authority (including any monitoring and/or operation and maintenance).

                    (C) the presence of volatile organic compounds in the
               groundwater (and any associated source area in the soil) at Projects 33, 34, 35 and 37; provided, however, that the activities, events, conditions or occurrences that resulted in such Losses occurred prior to the Closing Date (such occurrence shall include the continued spread and/or migration of contamination that may occur after the Closing Date); provided, further, that any such Losses relate to a demand, claim, suit, administrative proceeding or other action brought by, or on behalf of, a Governmental Authority or other third party. This indemnity shall terminate five (5) years after the Closing Date.

               (ii) Indemnification Procedure. Within a reasonable period of time after receipt by Acquiror of its first notice of any Loss in respect of which Acquiror will seek indemnification under Subparagraph 9(c)(i) above, but in no event later than ten (10) business days prior to the expiration of any required response period, or, if the required response period is less than ten (10) business days, immediately upon receipt by Acquiror of its first notice of the Loss in respect of which indemnification is sought:
          (1) Acquiror shall notify Post-Closing Contributor thereof in writing, and, subject to the other provisions of this Subparagraph 9(c)(ii), any failure to so notify Post-Closing Contributor shall relieve Post-Closing Contributor from any liability for indemnification that it may have to Acquiror (but such relief shall apply only to the alleged Loss about which Acquiror fails to timely notify Post-Closing Contributor); provided, however, that as long as JB is employed pursuant to the Employment Agreement (or pursuant to any other written agreement between JB and Acquiror or any of its Affiliates), receipt of notice of a Loss in Acquiror's New York office (in which JB is employed by Acquiror [or any of its Affiliates] in a management position) shall constitute notice to Post-Closing Contributor of that Loss; and (2) Acquiror shall consult and cooperate with Post-Closing Contributor as to the proper course of action to be taken and shall not take any action that may result in the acknowledgement of any liability of Acquiror or may result in settlement or compromise of any claim against Acquiror, unless Acquiror obtains Post-Closing Contributor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any failure by Acquiror to notify Post-Closing Contributor within such 10 business day period (or less, as the case may be) shall not, to the extent that Acquiror can establish that Post-Closing Contributor has not been materially prejudiced by such delay, relieve Post-Closing Contributor of any or all of its indemnification obligations under this Paragraph 9; and any reasonable additional costs or expenses actually incurred by Post-Closing Contributor as a result of such delay shall be borne by Acquiror and shall be paid by Acquiror within thirty (30) days after Acquiror's receipt of an invoice describing, in reasonable detail, such costs or expenses. Post-Closing Contributor shall have final approval over any settlement or material decisions concerning any Losses. Post-Closing Contributor shall be entitled to select counsel in the defense of any action, suit, or administrative proceeding, and in any other actions that may result in Losses for which a claim for indemnity may be made under Subparagraph 9(c)(i) above (collectively, "ACTION") and to assume control of the defense of such Action. Acquiror shall have the right to approve of the selection of counsel and if it chooses to exercise this right, such approval shall not be unreasonably withheld. After written notice by Post-Closing Contributor to Acquiror of its election to assume control of the defense of such Action, and provided that Post-Closing Contributor does, in fact, defend such Action, Post-Closing Contributor shall not be liable to

          Acquiror hereunder for any legal expenses subsequently incurred by Acquiror in connection with the defense of that particular Action, including any appeals. Post-Closing Contributor shall regularly apprise Acquiror, in reasonable detail, of the status of any Action for which Post-Closing Contributor assumes the defense. If Post-Closing Contributor assumes control of the defense and selects counsel, and if counsel chosen by Post-Closing Contributor has or develops a conflict of interest and is unable to continue its representation, the reasonable fees and expenses of Acquiror's counsel thereafter incurred shall, to the extent that Acquiror can show that it has, or reasonably could have, been materially prejudiced by such delay, be at the expense of Post-Closing Contributor, provided that no substitute for Post-Closing Contributor's original counsel is engaged by Post-Closing Contributor within a reasonable period of time (subject to the right of Acquiror to approve selection of counsel, which consent shall not be unreasonably withheld). If Post-Closing Contributor does not assume control of the defense of such Action within the longer of (A) ten
          (10) business days after the first notice of such Losses to Post-Closing Contributor or (B) the time to respond to such action or proceeding (inclusive of extensions of time to respond), but in no event more than 45 days from the date of receipt of such first notice, Acquiror (within 30 days after Acquiror's delivery of a written demand therefore) shall control the defense in such manner as it deems appropriate and Post-Closing Contributor shall reimburse Acquiror for all reasonable costs and expenses in connection with such defense.

               (iii) Limitation of Indemnities and Reservation of Rights. Except for the indemnities provided in Subparagraph 9(c)(i) above concerning Projects 8, 9, 10, 11, 33, 34, 35, and 37, Post-Closing Contributor provides no environmental indemnities for any of the Projects to be acquired by Acquiror pursuant to this Agreement. Post-Closing Contributor also retains all of its rights to (x) assert claims, causes of action, demands, and suits against any third party ("THIRD-PARTY ACTIONS") concerning Losses which Post-Closing Contributor has incurred or may incur in the future relating to any of the Projects subject to this Agreement, including without limitation Projects 8, 9, 10, 11, 33, 34, 35 and 37; (y) retain control of any such Third-Party Actions; and (z) retain in full any and all amounts recovered thereby.

               (iv) Indemnification for Offsite Disposal. Post-Closing Contributor hereby indemnifies, defends, and holds harmless Acquiror, its partners, shareholders and the respective agents, contractors, employees, shareholders, trustees and representatives of each of Acquiror, its partners and shareholders, and each of their successors and assigns, from and against any and all Losses as a result of or arising from the disposal of any Hazardous Material by Contributor from any Project at any offsite location ("OFFSITE LOSS OR LOSSES"); provided, however, that this indemnity does not extend to any such disposal by any current or former tenant or occupant at any Project, but does extend to disposal by Contributor (or any agents directly engaged by Contributor for disposal) of such tenants' wastes. Within a reasonable period of time after receipt by Acquiror of its first notice of any Offsite Loss in respect of which Acquiror will seek indemnification under this paragraph, but in no event later than ten
          (10) business days prior to the expiration of any required response period, or, if the required response period is less than ten (10) business days, immediately upon receipt by Acquiror of its first notice of the Offsite Loss, Acquiror shall notify Post-Closing Contributor thereof in writing, and any failure to so notify Post-Closing Contributor shall relieve Post-Closing Contributor from any liability for indemnification that it may have to Acquiror for that particular Offsite Loss about which Acquiror fails to timely notify Post-Closing Contributor; provided, however, that as long as JB is employed pursuant to the Employment Agreement (or pursuant to any other written agreement between JB and Acquiror or any of its Affiliates), receipt of notice of a Loss in Acquiror's New York office (in which JB is employed by Acquiror in a management position) shall constitute notice to Post-Closing Contributor of that Loss; and provided, further, that any failure by Acquiror to notify Post-Closing Contributor within such 10 business day period (or less, as the case may be) shall not, to the extent that Acquiror can show that Post-Closing Contributor has not been materially prejudiced by any such delay, relieve Post-Closing Contributor of any or all of its indemnification obligations under this Paragraph 9, and any reasonable additional costs or expenses actually incurred by Post-Closing Contributor as a result of such delay by Acquiror shall be borne by Acquiror and shall be paid by Acquiror within thirty (30) days after Acquiror's receipt of an invoice describing, in reasonable detail, such costs or expenses. Post-Closing Contributor shall at all times retain complete control of the defense of any such Offsite Loss, including the selection of counsel to conduct the defense of any such Offsite Loss, and shall regularly apprise Acquiror of the status of its defense concerning any such Offsite Loss.

All of the provisions of this Subparagraph 9(c) shall survive the Closing and shall not merge into any of the conveyancing documents delivered at Closing. Furthermore, with respect to any of the indemnities set forth in this Subparagraph 9(c), Contributor and Post-Closing Contributor acknowledge and agree that if Acquiror makes any claim for or otherwise seeks indemnification pursuant to the requirements of Subparagraph 9(c)(ii) and the matter about which Acquiror makes such claim for, or otherwise seeks, indemnification (the "INDEMNIFICATION CLAIM") remains pending and unresolved (whether in whole or in part) as of the date on which the applicable indemnity expires pursuant to the specific limitations expressly set forth above in this Subparagraph 9(c) (the "OUTSTANDING INDEMNIFICATION MATTER") then the indemnity in question shall nevertheless remain in full force and effect, but only with respect to such Outstanding Indemnification Matter, and shall not expire until the date on which the Outstanding Indemnification Matter is resolved and satisfied, in its entirety.

          (d) Remediation. Post-Closing Contributor agrees and acknowledges that it shall cause the following to be completed:

               (i) Contributor's Remediation Requirement. Post-Closing Contributor shall cause the Hazardous Conditions and all other conditions and matters set forth on Schedule 9(d) attached hereto to be corrected and remediated in accordance with applicable Environmental Law and at Contributor's sole cost and expense ("CONTRIBUTOR'S REMEDIATION REQUIREMENT"). For the purposes of this Paragraph 9(d) only, the term "HAZARDOUS CONDITION" or "HAZARDOUS CONDITIONS" shall be deemed to be all matters and conditions described on Schedule 9(d). There shall be no Contributor's Remediation Requirement for those Projects not listed on Schedule 9(d). Notwithstanding the foregoing, Post-Closing Contributor shall be and remain liable hereunder, as and to the extent elsewhere provided in the Agreement, for any breach of warranty or representation relating to the existence of any Hazardous Conditions existing as of the Closing Date, and not detected in the Assessment or otherwise not described on Schedule 9(d).

               (ii) Procedure for Post-Closing Contributor's Remediation Requirement. Post-Closing Contributor shall undertake the following steps:

                    (A) Within sixty (60) days after the Closing Date,
               Post-Closing Contributor shall select a Qualified Consulting Firm to provide a work plan ("SCOPE OF WORK") setting forth (in reasonable detail) the Remedial Action planned to correct or remediate the Hazardous Conditions set forth on Schedule 9(d) (the "REMEDIAL WORK") for the approval of Acquiror, which approval shall not be unreasonably withheld. Within five (5) business days after receipt from Post-Closing Contributor of the Scope of Work, Acquiror shall advise Post-Closing Contributor in writing of its approval thereof or objections thereto. If Acquiror fails to respond, in writing, within such five (5) business day period, then Acquiror shall automatically be deemed to have approved the Scope of Work. If Acquiror objects to the Scope of Work for any such Hazardous Conditions, or any additional work related thereto, and the parties are unable to resolve such objection, either Post-Closing Contributor or Acquiror shall have the unilateral right, but not the obligation, to provide written notice to, and/or consult with ("NOTIFY"), the applicable Government Authority regarding the appropriate Scope of Work for the Project or Project(s) for which Acquiror and Post-Closing Contributor fail to agree upon a Scope of Work; provided, however, that the party that desires to notify and/or consult with such Governmental Authority shall first give the other party five (5) business days' prior written notice thereof (the "SCOPE OF WORK NOTICE") in accordance with the following procedure:

                         (1) within five (5) days after Acquiror or
                    Post-Closing Contributor (as the case may be) receives the Scope of Work Notice, Post-Closing Contributor shall Notify the applicable Governmental Authority, in writing, regarding the appropriate Scope of Work for the Project or Projects for which Acquiror and Post-Closing Contributor disagree upon a Scope of Work; and

                         (2) in the event that Post-Closing Contributor fails
                    to Notify the Governmental Authority within such 5 day period, Acquiror shall have the right, but not the obligation, to Notify the Governmental Authority, in writing, in order to determine the appropriate Scope of Work.

                    (B) After the Scope of Work is determined pursuant to
               subparagraph (A) above, then, prior to undertaking the Remedial Work, Post-Closing Contributor shall, at any time, consult with Acquiror regarding whether any notice to, or consultation with, any Governmental Authority is required under applicable Environmental Laws. If Post-Closing Contributor reasonably determines that any such notice or consultation is required under applicable Environmental Laws (which determination shall be resolved in favor of such notice to, or consultation with, the responsible Governmental Authority where there is any doubt), Post-Closing Contributor shall undertake such notice or consultation and, if required by the Governmental Authority with jurisdiction over the Remedial Work, shall seek approval of the Remedial Work from that Governmental Authority. Post-Closing Contributor agrees that, from time to time, the Scope of Work for the Remedial Work may be revised and shall be deemed to include any and all Remedial Action required by such Governmental Authority; provided, however, that Post-Closing Contributor shall have the right to conduct negotiations with, and undertake appeals to, such Governmental Authority. Nothing contained herein shall be deemed to prevent Post-Closing Contributor from complying with applicable reporting requirements under Environmental Laws. Post-Closing Contributor shall have the right to delay commencement or continuation of Remedial Work as long as it properly obtains any necessary stays pending appeals from the Governmental Authority, if needed.

                    (C) Promptly following approval of the Scope of Work by
               Acquiror and any Governmental Authorities consulted or notified, Post-Closing Contributor shall diligently cause and continue to cause the Remedial Work and all Additional Work to be diligently performed by its Qualified Consulting Firm until such work is completed (as that term is defined under Subparagraph 9(d)(ii)(E) herein). From and after Acquiror's approval of any Scope of Work, Post-Closing Contributor may not materially modify, amend, restrict, expand, alter or eliminate any provision or component of the Scope of Work without Acquiror's prior consent, which consent shall not be unreasonably withheld.

                    (D) In the event that the Governmental Authority with
               jurisdiction over the Remedial Work agrees that the level of remediation required at a Project at which Remedial Work is being performed may be reduced by the imposition of institutional controls at the Project, including but not limited to restrictions limiting the use and occupancy of the Project to non-residential uses or limiting the construction, renovation or maintenance activities that may be performed at the Project, and such institutional controls will not materially impair the use of the Project (as it exists as of the Closing Date), Acquiror shall not unreasonably withhold its consent to the imposition of such institutional controls and shall not seek any compensation therefor from Post-Closing Contributor, provided that Post-Closing Contributor shall make reasonable and good-faith efforts to limit the areal extent of any such institutional controls.

                    (E) Upon the completion of the Remedial Work at any Project, Post-Closing Contributor shall so advise Acquiror and shall provide such documentation as Acquiror may reasonably require to satisfy Acquiror that the Remedial Work (and Additional Work, as the case may be) has been completed. For the purposes of this Paragraph 9, "completed" or "completion" shall mean: (i) in the event that Post-Closing Contributor has provided notice to or consulted with a Governmental Authority with respect to the Remedial Work (and Additional Work, as the case may be), Post-Closing Contributor shall have: (x) obtained a written statement by the Governmental Authority with jurisdiction over the Remedial Work (and Additional Work, as the case may be) in question that no further action is required with respect to such Project, and (y) if applicable, formally requested and obtained, in writing, the closure, de-listing and/or removal of the relevant Project(s) from any list maintained by such Governmental Authority; or (ii) in the event that a Governmental Authority has not been consulted, completion of the Remedial Work (and Additional Work, as the case may be) in accordance with the Scope of Work approved by Acquiror, which completion shall be evidenced by a written certification to Acquiror from Post-Closing Contributor's Qualified Consulting Firm, in a form reasonably acceptable to Acquiror, stating that all such work has been completed.

                    (F) Prior to, and throughout the performance of the
               Remedial Work by Post-Closing Contributor, Post-Closing Contributor shall cause its Qualified Consulting Firm to maintain workers' compensation insurance, as required by law, professional errors and omissions liability insurance of not less than $3,000,000, contractor's pollution liability insurance with coverage of not less than $1,000,000 per occurrence, general liability insurance with coverage of not less than $1,000,000 per occurrence and umbrella liability insurance with coverage of not less than $10,000,000. Acquiror shall be named as an additional insured on each policy described in this Subparagraph.

                    (G) Post-Closing Contributor shall cause the Remedial Work to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations located on any of the applicable Projects. In the event that physical damage occurs to any of the Projects as a result of the Remedial Work or any Additional Work, then Post-Closing Contributor shall promptly notify Acquiror and repair any such damage, at Post-Closing Contributor's sole cost and expense, so as to return the damaged Project(s) to the same condition as exists on the Contract Date. Post-Closing Contributor hereby indemnifies, protects, defends and holds harmless Acquiror (including its partners, shareholders, and the respective partners, shareholders, officers, directors, employees and agents of each of Acquiror, its partners and shareholders and all of the respective successors and assigns of such above-described indemnitees) from and against any and all Losses that Acquiror actually suffers or incurs as a result of any negligent, willful or intentional act or omission of any or all of Post-Closing Contributor or its agents, contractors, subcontractors or representatives or consultants that occur during the course, or as a result of, the performance of the Remedial Work.

                    (H) On the Closing Date, Contributor shall execute a
               written assignment (the "ASSIGNMENT"), to Acquiror, of that certain Indemnity Agreement (the "INDEMNITY"), dated August, 1995, by and between SmithKline Beecham Corporation and SmithKline Clinical Laboratories, Inc. (individually and collectively, "INDEMNITOR") and 290 Industrial Co., LLC, which Assignment shall be in the form of Exhibit AA attached hereto. Post-Closing Contributor shall have discretion to negotiate with Indemnitor concerning the imposition of a deed restriction upon Project 50; provided, however, that:

                         (1) in accordance with Subparagraph 9(d)(ii)(D)
                    herein, Post-Closing Contributor shall make reasonable efforts to limit the areal extent of any such deed restriction to the smallest area possible, which may include any portion of or all of "Area 3", as defined by the Letter Report, dated August 7, 1996, Re:
                    Supplemental Area 3 Investigation Report, Magnusonic Devices, Inc., Hicksville, New York, prepared by Roux Associates for Indemnitor. Acquiror shall not unreasonably withhold its consent to the imposition of such a deed restriction placed upon Project 50;

                         (2) Post-Closing Contributor shall regularly apprise
                    Acquiror of the status of its negotiations, and/or contacts with, Indemnitor; and

                         (3) promptly upon Post-Closing Contributor's receipt
                    of any compensation or any other amount(s) or benefits (including, but not limited to, a release of all or any portion of a mortgage or other lien interest encumbering all or any portion of Project 50) ["COMPENSATION"] from Indemnitor, Post-Closing Contributor shall give Acquiror fifty (50) percent of such Compensation, net the reasonable costs incurred by Post-Closing Contributor after the Closing Date and in connection with reaching an agreement with Indemnitor regarding such deed restriction, which costs shall include, but shall not be limited to, reasonable attorneys' or consultants' fees or other reasonable costs associated with negotiating and implementing such deed restriction.

                    (I) All of the provisions of this Subparagraph 9(d)(ii)
               shall survive the Closing and shall not merge into any conveyance documents delivered at Closing.

               (iii) Completion of Remedial Work. The following shall apply to the aggregate of all Remedial Work and any and all additional work ("ADDITIONAL WORK") relating to the investigation, correction and/or remediation (including, but not limited to, any monitoring, operation and/or maintenance) of the Hazardous Conditions described in Schedule 9(d), which Additional Work is required by any Governmental Authority or otherwise determined to be necessary by Post-Closing Contributor's Qualified Consulting Firm:

                    (A) In the event that Post-Closing Contributor does not, at any time or for any reason whatsoever, cause any Remedial Work or Additional Work to diligently commence, continue and/or be completed with respect to any one or more Project(s) (the "REMEDIATION DEFAULT"), Acquiror shall give Post-Closing Contributor written notice thereof (the "FIRST REMEDIATION DEFAULT NOTICE") specifying, in reasonable detail, the nature of the Remediation Default. From and after the date that the First Remediation Default Notice is deemed to have been delivered to Post-Closing Contributor, Post-Closing Contributor shall have thirty (30) days (the "REMEDIATION DEFAULT CURE PERIOD") in which to cure the Remediation Default. If Post-Closing Contributor fails to cure any Remediation Default within the applicable Remediation Default Cure Period, Acquiror shall give Post-Closing Contributor written notice thereof (the "FINAL REMEDIATION DEFAULT NOTICE"), and thereafter, without further notice or action by Acquiror, Acquiror shall have the right, but not the obligation, to cause the Remedial Work and/or Additional Work described in the applicable Remediation Default Notice to be completed by a Qualified Consulting Firm pursuant to the applicable Scope of Work for that Project(s); and Acquiror shall have the right, but not the obligation, to enforce any or all of its rights and/or remedies under the Environmental Pledge Agreement (as defined below) and under this Agreement, from time-to-time, in order to pay for and cause the performance of such work. Notwithstanding the foregoing, Post-Closing Contributor shall immediately become obligated to pay Acquiror (in accordance with the payment structure described in Paragraph 9(d)(iii)(D) herein) any and all reasonable costs and expenses incurred by Acquiror in connection with a Remediation Default and/or Acquiror's causing the cure of same (including, but not limited to, reasonable attorney's and consultant's fees and any amounts that, as a result of a Remediation Default, cause the cost of performing Remedial Work and/or Additional Work to exceed the total estimated cost to complete the Scope of Work for that particular Project or Projects).

                    (B) As an Acquiror's Condition Precedent to Closing,
               Acquiror and Post-Closing Contributor shall enter into an Environmental Pledge and Security Agreement (the "ENVIRONMENTAL PLEDGE AGREEMENT") in form reasonably satisfactory to Acquiror.

                    (C) Post-Closing Contributor shall pay, in full, the cost
               of all Remedial Work and Additional Work. For purposes of this Subparagraph 9(d)(iii)(C), "PAYMENT IN FULL" shall be deemed to be made by Post-Closing Contributor only after Post-Closing Contributor delivers to Acquiror a complete release and waiver of any and all liens, in a form reasonably satisfactory to Acquiror, or other evidence of payment reasonably satisfactory to Acquiror, covering all claims (including but not limited to claims and/or liens of, by and/or from contractors or subcontractors) arising out of any Remedial Work or Additional Work at the applicable Project.

                    (D) In the event Acquiror receives any bills from
               Post-Closing Contributor's Qualified Consulting Firm for Remedial Work or Additional Work, Acquiror shall forward those bills to Post-Closing Contributor, and Post-Closing Contributor shall pay directly such bills within thirty (30) days after receipt. If any such bills remain unpaid by Post-Closing Contributor for a period of thirty (30) days after receipt and Post-Closing Contributor's Qualified Consulting Firm seeks payment from Acquiror, Acquiror has the right, but not the obligation, to pay such bills on Post-Closing Contributor's behalf, upon five (5) days prior notice to Post-Closing Contributor (which notice shall include a copy of the bill to be paid) [the "PAYMENT"]. If Acquiror makes a Payment, Post-Closing Contributor shall immediately become obligated to re-pay all such sums to Acquiror. Any such Payment made by Acquiror shall be due and payable by Post-Closing Contributor to Acquiror within ten (10) days of Post-Closing Contributor's receipt of written notice from Acquiror that Acquiror has made such a Payment. Any amounts not paid by Post-Closing Contributor to Acquiror as and when due shall accrue interest at a rate of interest per annum equal to the lesser of the "prime rate" as then published in The Wall Street Journal (or a comparable business/financial publication if The Wall Street Journal ceases publication) plus four (4) percentage points or the highest rate allowable by law. In addition to accruing interest as provided above, in the event that any amount or Payment is collected by, through or with the use of any attorney at law, Post-Closing Contributor shall also be liable and responsible for reasonable attorney's fees incurred by Acquiror in connection therewith. In addition, Post-Closing Contributor hereby indemnifies, defends and holds harmless Acquiror for all Losses incurred in connection with removing liens which may be filed against any Project as a result of Post-Closing Contributor's failure to timely pay in full for any work performed by Post-Closing Contributor's Qualified Consulting Firm, consultants and/or contractors in connection with Remedial Work or Additional Work.

                    (E) Notwithstanding anything to the contrary in the
               Management Agreement, in no event shall the REIT, the UPREIT or any affiliate of the REIT receive any fees or commissions in connection with the performance of any or all of the Remaining Remedial Work or Additional Work.

                    (F) Until completion of the Remedial Work and Additional
               Work, JB shall have primary responsibility and the authority to coordinate and contract for all components of services, materials and work to perform all of the Remedial Work and Additional Work and JB shall also have primary responsibility for all contacts with Governmental Authorities and for arranging for such contact to occur if required; provided, however, that Acquiror has not assumed responsibility for such Remedial Work and/or Additional Work pursuant to Subparagraph 9(d)(iii)(A).

                    (G) All of the provisions of this Subparagraph 9(d)(iii)
               (including, but not limited to, any and all indemnities) shall survive the Closing and shall not merge into any conveyancing documents delivered at the Closing.

     Any and all notices required under any provision of this Paragraph 9 shall be sent pursuant to Paragraph 19 of this Agreement, and any notice sent to, and/or received by, Post-Closing Contributor, JB or Lazarus Burman Associates shall be deemed to have been sent to, and/or received by, Post-Closing Contributor, as the case may be.

     10. ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. In addition to the other conditions enumerated in this Agreement, the following shall be additional Acquiror's Conditions Precedent:

          (a) Zoning and Subdivision. On the Closing Date, no proceedings shall be pending or threatened (in writing) that would involve the material adverse change, redesignation, redefinition or other modification of the zoning classifications of any or all of the Projects, or any portion thereof, or any property adjacent to any Project. On or before the Closing Date, Contributor shall have obtained and delivered to Acquiror a certification(s) with respect to each Project located in the State of New York, in the form of Exhibit V attached hereto (collectively, the "ZONING CERTIFICATIONS"), issued by Robert M. Nerzig, an architect licensed and certified in the State of New York.

          (b) Flood Insurance. As of the Closing Date, if any material Improvement at a Project is located in a flood plain, Acquiror shall have obtained flood plain insurance in form and substance reasonably acceptable to Acquiror.

          (c) Utilities. On the Closing Date, no moratorium or legal proceeding shall be pending or threatened (in writing) affecting the continuing availability of sewer, water, electric, gas, telephone or other services or utilities servicing the Projects.

          (d) Assumed Indebtedness. Contributor shall provide to Acquiror a pay-off letter (the "PAY-OFF LETTER") issued by each mortgagee holding an Existing Mortgage securing any Assumed Indebtedness, setting forth the amount of principal and interest outstanding on the Closing Date. Contributor shall also provide a statement of account from each other creditor holding any Assumed Indebtedness, setting forth the amount necessary to retire such Assumed Indebtedness, which statements of account shall also constitute Pay-Off Letters for purposes of this Agreement.

          (e) Bankruptcy. As of the Closing Date, no Contributor and no Project is the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

          (f) Representations and Warranties True. The representations and warranties of Contributor contained herein are true and correct as of the Closing Date.

          (g) Covenants Performed. All covenants of Contributor required to be performed prior to the Closing Date have been performed, in all material respects.

          (h) Leases. There shall have been no event or occurrence, nor shall any circumstance have arisen, that causes or results in the untruth, as of the Closing Date, of any of the representations and warranties set forth in Subparagraph 11(a).

          (i) Occupancy Rate. The Occupancy Rate of those Projects being acquired on the Closing Date shall be no less than 95% (based on the aggregate gross annual Base Rental income from all Leases in full force and effect on the Closing Date with respect to all of such Projects).

In the event an Acquiror's Condition Precedent is not satisfied at Closing and the failure of such condition relates to certain of, but not all of the Projects ("FAILED CONDITION PROJECTS"),

Acquiror shall not be entitled to terminate this Agreement, but instead may eliminate from this Agreement those Failed Condition Projects affected by the failure of the subject Condition Precedent (the Project elimination mechanics of Subparagraph 5(e) shall apply to any such deletion of Failed Condition Projects). Notwithstanding anything to the contrary in Paragraph 32 or the immediately preceding sentence, (i) Contributor shall have the right to terminate this Agreement in the event the limitations set forth in Subparagraph 32(a) are exceeded due to the inclusion of any or all of the Failed Condition Projects within the Deleted Projects; and (ii) Acquiror shall have the right to terminate this Agreement in the event that (x) the limitations set forth in Subparagraph 32(b) are exceeded due to the inclusion of any or all of the Failed Condition Projects within the Deleted Projects and (y) Contributor does not exercise its right, under Subparagraph 32(a), to terminate this Agreement.

     In addition to the other conditions enumerated in this Agreement, the following shall be additional Contributor's Conditions Precedent:

          (j) Representations and Warranties True. The representations and warranties of Acquiror contained herein, and the representations and warranties of the UPREIT and the REIT required to be delivered at Closing, are true and correct as of the Closing Date.

          (k) Covenants Performed. All covenants of Acquiror, the UPREIT and the REIT required to be performed prior to the Closing Date have been performed, in all material respects.

          (l) Assumed Indebtedness. The UPREIT shall assume responsibility for the payment of all Assumed Indebtedness.

In the event that one or more of the Contributor's Conditions Precedent is not satisfied at Closing, then Contributor shall have the rights set forth under Subparagraph 16(e).

     11.  LEASES-CONDITIONS PRECEDENT AND REPRESENTATIONS WITH RESPECT
          THERETO.

          (a) Representations as to Leases. With respect to each of the Tenants listed on the Rent Roll (as defined in Exhibit D) provided to Acquiror by Contributor, Contributor represents and warrants to Acquiror as follows, as of the Contract Date:

               (i) Except as otherwise specifically disclosed in a writing delivered by Contributor, each of the Leases is in full force and effect according to the terms set forth therein and in the Rent Roll, and has not been modified, amended, or altered, in any material respect, in writing or otherwise. Except as otherwise specifically disclosed on the Rent Roll, Contributor has not granted any concessions, abatements or offsets under the Leases that will remain in effect after the Closing;

               (ii) Except as set forth on Schedule 11(a)(ii) attached hereto, all material obligations of the lessor under the Leases that have accrued to the date of this Agreement have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made or will be made prior to Closing, or subject to proration hereunder, in all cases), and, to Contributor's actual knowledge, each Tenant has unconditionally accepted lessor's performance of such obligations. Except as set forth on Schedule 11(a)(ii) attached hereto, no Tenant has asserted, in a writing delivered to Contributor, any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under any Lease, which assertion remains outstanding;

               (iii) Except as otherwise specifically disclosed in a writing delivered by Contributor, no Tenant is currently in default in the payment of any rent required of it under its Lease (the foregoing does not apply to any delinquencies in the payment of monthly rent that (x) have existed for less than thirty (30) days or (y) represent Leases that constitute, on an aggregate basis, less than 2% of the aggregate gross monthly rental income from the Projects);

               (iv) Except as set forth on Schedule 11(a)(iv) attached hereto, with respect to the Existing Leases, during the 12-month period immediately preceding the Contract Date: (A) no Tenant has, on two
          (2) or more occasions (including currently), been more than thirty
          (30) days delinquent in its respective payment of its regular monthly rent; (B) no Tenant has requested, in writing, that Contributor provide that Tenant with any material reduction in the Tenant's monetary obligations under its Lease; (C) no Tenant has expressed to Contributor, in writing, any material decline in that Tenant's financial condition that would prevent it from complying with its obligations under its Lease, nor has any Tenant requested that Contributor, in its capacity as landlord, permit the Tenant to sublease its leased premises, or assign its Lease, or terminate its Lease on an accelerated basis; (D) Contributor has not "written off" any delinquent sums in excess of $20,000 (on a per Tenant basis) owed by any Tenant, and in excess of $200,000, on an aggregate basis with respect to all Tenants, to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (E) Contributor has not been engaged in any legal proceeding with any Tenant concerning that Tenant's failure to make payments under the terms of its Lease toward real estate taxes, insurance premiums and common area maintenance charges or other charges imposed under its Lease;

               (v) Except as set forth on Schedule 11(a)(iv) attached hereto, Contributor has not received any written notice (which remains outstanding) from any Tenant stating that a petition in bankruptcy has been filed by or against it;

               (vi) Except as set forth on the schedules to the Closing Statement, and except with respect to security deposits, neither base rent ("BASE RENT"), nor regularly payable estimated Tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-base rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively, "ADDITIONAL RENT"), nor any other material item payable by any Tenant under any Lease has been prepaid for more than one (1) month;

               (vii) Except as specifically disclosed in a writing delivered by Contributor, to Contributor's actual knowledge, no guarantor(s) of any Lease has been released or discharged, partially or fully, voluntarily or involuntarily, or by operation of law, from any obligation under any Lease;

               (viii) Except as otherwise specifically disclosed on Schedule 11(a)(viii) attached hereto, there are no brokers' commissions, finders' fees, or other charges presently payable to any third party on behalf of Contributor in connection with any Lease including, but not limited to, any exercised option(s) to expand or renew;

               (ix) Each security deposit set forth on the Rent Roll shall be assigned to Acquiror at the Closing (or Acquiror shall receive a credit therefor). Except as set forth on Schedule 11(a)(ix), no Tenant or any other party has asserted any written claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit (which claim remains outstanding);

               (x) Contributor shall pay (or Acquiror shall receive a credit therefor), and retains sole and exclusive responsibility for, all expenses due on or before the Closing Date connected with or arising out of the negotiation, execution and delivery of the Existing Leases, including, without limitation, brokers' commissions (but excluding those applicable, if any, to future expansions or renewals by a Tenant), leasing fees and recording fees (as well as the cost of all tenant improvements not required to be paid for by Tenants);

               (xi) Except as set forth in Schedule 36(a) or 36(e) and as otherwise described in Paragraph 36 below, no Tenant has, by virtue of its Existing Lease or any other written agreement or understanding with Contributor, any purchase option with respect to any Project, or any portion thereof, or any right of first refusal to purchase any Project, or a portion thereof, whether triggered by the transactions contemplated by this Agreement or by a subsequent sale of such Project or a portion thereof. Except as otherwise specifically disclosed on Schedule 36(a) or 36(e) attached hereto, and except as otherwise described in Paragraph 36 below, no Tenant has, by virtue of its Lease or any other agreement or understanding binding upon Contributor any of the following: (A) the right or option to terminate its Lease prior to the expiration of the current term (not including termination rights arising from casualty, condemnation or default); and (B) the right or option to reduce the rentable space at any Project that such Tenant is currently occupying (not including reduction by reason of condemnation);

               (xii) Except as otherwise expressly disclosed in a writing delivered by Contributor, to Contributor's knowledge: (A) no Tenant under an Existing Lease has sublet its leased premises; (B) no assignment of the lessee's interest in a Lease has been made by any Tenant; and (C) there are no outstanding written requests from any Tenants to Contributor, requesting any consent to an assignment of the Tenant's Lease or to a sublease of all or some portion of a Tenant's leased premises; and

          (b) Estoppel Certificates from Tenants. Contributor shall use its reasonable, good faith and diligent efforts (but without any obligation to make any payment or to institute any action or proceeding) to obtain and deliver to Acquiror, on or prior to the Closing Date, a tenant's estoppel certificate (the "ESTOPPEL CERTIFICATE") dated no earlier than December 6, 1996; provided, however, that in the event that, for any reason whatsoever, the Closing Date occurs after January 31, 1997, then as an Acquiror's Condition Precedent, Contributor shall use its good faith, diligent and reasonable efforts to procure Estoppel Certificates from all Tenants that are dated no earlier than forty-five (45) days prior to the Closing Date. Each such Estoppel Certificate shall be substantially in the form attached hereto as Exhibit O; except that with respect to those Required Estoppel Tenants (as defined below) designated with an asterisk, Paragraph 10 of such Estoppel Certificate shall be revised pursuant to (or other written evidence satisfactory to Acquiror with respect to such Tenants shall be provided to Acquiror in accordance with) that certain memorandum dated December 4, 1996 from Elliot Molk to Harry Szenicer and Jeffrey Cohen. It shall be an Acquiror's Condition Precedent that Contributor shall obtain and deliver to Acquiror, at Closing, Estoppel Certificates for (i) 85% of the total aggregate gross rental income for all of the Projects (as shown on the Rent Roll delivered at Closing); (ii) any single-Tenant Project; and (iii) those particular Tenants reflected in
     Schedule 11(b) ("REQUIRED ESTOPPEL TENANTS"). If Contributor satisfies clauses (ii) and (iii) above and obtains estoppels representing 75% of the total aggregate gross rental income for all of the Projects, but (despite its good faith and diligent efforts) is unable to obtain all of the remaining Estoppel Certificate(s) it is required to obtain, then, at Closing, Contributor shall deliver to Acquiror its own Estoppel Certificate with respect to such Tenant(s) as is necessary to satisfy the percentage requirement in clause (i) above; provided, however, that in the event that Contributor ultimately procures (within sixty (60) days after Closing) an Estoppel Certificate from any Tenant with respect to which Contributor issues its own Estoppel Certificate and such Tenant's Estoppel Certificate complies with the requirements of this Paragraph 11(b), then Contributor shall be released from its own Estoppel Certificate with respect to that Tenant.

          (c) Tenants. For all purposes under this Agreement, the term, "Tenants," shall mean each of the tenants listed on the Rent Roll delivered to Acquiror by Contributor and any other tenants leasing space in any or all of the Projects pursuant to Additional Leases; provided, however, that all representations and warranties made by Contributor as of the Contract Date with respect to any Leases shall apply only to the Existing Leases and the Tenants thereunder.

     12. CLOSING DELIVERIES.

          12.1 Contributor. It shall be an Acquiror's Condition Precedent that at Closing (or such other times as may be specified below), Contributor shall deliver or cause to be delivered to Acquiror the following, each in form and substance reasonably acceptable to Acquiror and its counsel:

          (a) Deeds. Bargain and Sale Deeds, duly executed by Contributor, in recordable form conveying the Projects to Acquiror free and clear of all liens and encumbrances except for the Permitted Exceptions, and, for those Projects located in New York, corresponding New York State Transfer Tax Declaration Forms TP-584;

          (b) Bill of Sale. A warranty assignment and Bill of Sale, duly executed by Contributor, assigning, conveying and warranting to Acquiror title to the Personal Property and Inventory, free and clear of all encumbrances, other than the Permitted Exceptions, and assignments of title to all vehicles, if any, included in the Personal Property, together with the original certificates of title thereto;

          (c) General Assignment. An assignment, duly executed by Contributor, to Acquiror of all right, title and interest of Contributor and its agents in and to the Intangible Personal Property (including, but not limited to, the Governmental Approvals);

          (d) Assignment of Contracts. An assignment, duly executed by Contributor, to Acquiror of Contributor's right, title and interest in and to those of the Contracts that will remain in effect after Closing (the "ASSIGNED CONTRACTS"), with (i) the agreement of Contributor to indemnify, protect, defend and hold Acquiror harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting from a default by Contributor under the Assigned Contracts and relating to the period of time prior to Closing and (ii) the corresponding agreement of Acquiror to indemnify, protect, defend and hold Contributor harmless for claims arising in connection with the Assigned Contracts and relating to the period of time from and after the Closing. To the extent assignable, Contributor shall also assign all existing guarantees and warranties given to Contributor in connection with the operation, construction, improvement, alteration or repair of any or all of the Projects;

          (e) Assignment of Leases and Estoppel Certificates. An assignment of Contributor's (and, if different than Contributor, the respective landlord's) right, title and interest in and to the Leases (including all security deposits and/or other deposits thereunder, except to the extent an appropriate credit is given to Acquiror at Closing), with the reciprocal indemnity provisions described in Subparagraph 12.1(d) above, together with the Estoppel Certificates of the Tenants in conformity with Subparagraph 11(b) above (where landlord is assigning its right in Leases, evidence reasonably satisfactory to Acquiror of the authority of the party signing the assignment of leases on behalf of such landlord shall also be delivered);

          (f) Keys. Keys to all locks located at each Project, to the extent in Contributor's possession;

          (g) Affidavit of Title and ALTA Statement. As to each Project, an Affidavit of Title and an ALTA Statement (or comparable forms required by the Title Company in New York and New Jersey and required by the Title Company as a condition to the issuance of the Title Policies), each executed by Contributor and in form and substance reasonably acceptable to the Title Company;

          (h) Letters to Tenants. Letters executed by Contributor and, if applicable, its management agent, addressed to all Tenants, in form approved by Contributor and Acquiror (the "TENANT LETTERS"), notifying all Tenants of the transfer of ownership and directing payment of all rents accruing after the Closing Date to be made to Acquiror or at its direction;

          (i) Title Policies. The Title Policies (or "marked-up" title commitments) issued by the Title Company, dated as of the Closing Date in the amount of the Allocated Amounts for each Project, with such endorsements and otherwise in accordance with the requirements of Paragraph 6 above (it being understood that Contributor will provide any certificates or undertakings reasonably required in order to induce the Title Company to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file);

          (j) Original Documents. To the extent not previously delivered to Acquiror, originals of the Leases, Assigned Contracts and Governmental Approvals in Contributor's possession or subject to its control;

          (k) Closing Statement. A closing statement conforming to the proration and other relevant provisions of this Agreement (the "CLOSING STATEMENT"), duly executed by Contributor;

          (l) Plans and Specifications. To the extent not previously delivered to Acquiror, all plans and specifications in Contributor's possession and control or otherwise available to Contributor;

          (m) Tax Bills. To the extent not previously delivered to Acquiror, copies of the most currently available Tax Bills;

          (n) Entity Transfer Certificate. Entity transfer certification confirming that Contributor is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

          (o) Rent Roll. A Rent Roll, prepared as of the Closing Date, certified by Contributor to be true, complete and correct through the Closing Date;

          (p) Ownership Table. A chart or table reflecting the direct and indirect ownership interest (including percentages) of each LP Unit Recipient with respect to each Project, and any assumed or fictitious names utilized by any entity reflected on such chart or table, certified by Jan Burman;

          (q) Partnership Agreement.  The documents that are referred to in
     Section 8.7 of the Partnership Agreement (or any similar provision in any amendment to the Partnership Agreement) in connection with the admission of an additional limited partner (including, but not limited to, an appropriate amendment to the Partnership Agreement), each of such documents to be duly executed by Contributor and each LP Units Recipient;

          (r) Pay-Off Letters. Contributor shall procure and deliver the Pay-Off Letters with respect to each and every Existing Mortgage except as reflected on Schedule 12.1(r), which Existing Mortgages are to be paid off by Acquiror substantially simultaneously with the Closing, as reflected on
     Schedule 12.1(r);

          (s) Partnership Agreement Adoption Materials. The Partnership Agreement Adoption Materials, duly executed by the LP Unit Recipients;

          (t) LP Unit Schedule. The LP Unit Schedule, duly executed by Contributor;

          (u) Registration Rights Agreement. The Registration Rights Agreement, or the appropriate supplement thereto, as the case may be, executed by the LP Unit Recipients;

          (v) County of Suffolk Lease. Contributor shall deliver written evidence that the County of Suffolk has failed to timely exercise its right to terminate its Lease (pursuant to Paragraph 22 of such lease) as a result of the transfer of the Project in which the County is a Tenant (such evidence may be included in the Estoppel Certificate delivered by Contributor at Closing in respect of such tenant);

          (w) JC Penney Lease/Project No. 57. An agreement, duly executed by those LP Unit Recipients to whom LP Units are issued in respect of the contribution of Project No. 57 (the "PROJECT 57 UNIT RECIPIENTS"), in form reasonably satisfactory to Acquiror and the Project 57 Unit Recipients, pursuant to which the Project 57 Unit Recipients shall pledge all those LP Units received in respect of the contribution of Project No. 57 as security for the performance of certain obligations of Contributor with respect to JC Penney's Lease at Project No. 57 (the "JCP PLEDGE AGREEMENT");

          (x) Closing Certificate. A certificate, signed by Contributor, certifying to the UPREIT that the representations and warranties of Contributor contained in this Agreement are true and correct as of the Closing Date;

          (y) Zoning Certifications. The Zoning Certifications, which may be delivered prior to Closing;

          (z) Satisfaction of Certain Obligations. Contributor shall deliver the documents cited as missing or not having been properly issued on, and cure (to Acquiror's reasonable satisfaction) the violations described on,
     Schedule 12.1(z), which Schedule reflects matters raised with Contributor by Acquiror as a result of municipal searches conducted by Acquiror as part of its Basic Project Inspection (notwithstanding the foregoing, however, Contributor shall have no obligation with respect to (i) matters dating prior to 1980, or (ii) subject to Paragraph 33, matters relating to Option Projects, or (iii) matters relating to work performed by Tenants); and

          (aa) Other. Such other documents and instruments as may reasonably be required by Acquiror, its counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

          12.2 Acquiror. It shall be a Contributor's Condition Precedent that at Closing (or such other times as may be specified below) Acquiror shall deliver or cause to be delivered to Contributor the following, each in form and substance reasonably acceptable to Contributor and its counsel:

          (a) Registration Certificate. A certificate from the REIT's transfer agent (KeyCorp Shareholder Services, Inc.) attesting to the registration of the LP Units in the books and records of the UPREIT;

          (b) Partnership Agreement. A copy of the Partnership Agreement, duly certified by the secretary of the REIT as true, complete and correct;

          (c) Amendment.  The Amendment, duly executed by the REIT;

          (d) Organizational Documents. (i) A copy certified by the Secretary of State of the State of Maryland of the Articles of Incorporation of Acquiror and the REIT and a good standing certificate for Acquiror and the REIT; (ii) a copy certified by the Secretary of State of the State of Delaware, dated not more than ten (10) days before the Closing Date, of the certificate of limited partnership of the UPREIT; (iii) a copy, certified by the secretary of the REIT, of the resolution of the REIT's board of directors, authorizing the transaction described herein; and (iv) an incumbency certificate from the secretary of Acquiror and the REIT with respect to those documents executed by Acquiror and the REIT (in its own capacity and as sole general partner of the UPREIT), respectively, in connection with the subject transaction, certifying the names and signatures of the officers of the REIT authorized to execute those documents (and who have in fact signed such documents) required to be delivered by the REIT and the UPREIT under the terms of this Agreement;

          (e) Assignment of Contracts. An Assignment of Contracts, duly executed by the UPREIT;

          (f) Assignment of Leases. An Assignment of Leases, duly executed by the UPREIT;

          (g) Contract Notices. Notices to parties to Contracts which are being assigned pursuant to the Assignment of Contracts, duly executed by the UPREIT;

          (h) Closing Statement.  A Closing Statement, duly executed by the
     UPREIT;

          (i) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the REIT;

          (j) LP Unit Schedule.  The LP Unit Schedule, duly executed by the
     UPREIT;

          (k) Assignment. The Assignment, duly executed by Acquiror and the UPREIT;

          (l) Certain Acknowledgements. The written acknowledgements of (i) the REIT and the UPREIT with respect to their respective obligations under Subparagraphs 2(h), 2(i) and 2(j), (ii) of the REIT with respect to its obligations under Subparagraph 2(e) and Paragraph 28 and (iii) of the UPREIT with respect to its obligations under Paragraphs 30 and 31;

          (m) Consent to Pledge. Evidence reasonably satisfactory to Contributor that the REIT shall consent to the pledge, if any, of LP Units by the LP Unit Recipients in order to secure financing from institutional lenders (subject, however, to the limitations imposed under Subparagraph 2(f) above);

          (n) Tenant Letters.  The Tenant Letters, duly executed by the UPREIT;

          (o) Certificate of Acquiror, UPREIT and REIT. A certificate from Acquiror, the UPREIT and the REIT, respectively, certifying to Contributor that the representations and warranties of Acquiror, the UPREIT and the REIT, respectively, contained in this Agreement are true and correct as of the Closing Date;

          (p) Opinion. An opinion of counsel of Acquiror, the UPREIT and the REIT, in form and substance reasonably satisfactory to Contributor and Contributor's counsel, providing or with respect to: (i) the legal existence and good standing of each of Acquiror, the UPREIT and the REIT, respectively, in their various jurisdictions of organization and qualification; (ii) the due authorization, execution and delivery of this Agreement, the Amendment and the other documents required (under the terms of this Agreement) to be delivered by each of Acquiror, the UPREIT and the REIT, as applicable; (iii) that this Agreement, the Amendment and the other documents required (under the terms of this Agreement) to be delivered by each of Acquiror, the UPREIT and the REIT, as applicable, constitute the legal, valid and binding obligations of Acquiror, the UPREIT and the REIT, as the case may be, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or at law);
     (iv) the LP Units being validly issued and fully paid and, except as otherwise provided in accordance with applicable law, non-assessable; (v) the number of (x) authorized and (y) issued and outstanding shares of Stock; (vi) that the UPREIT qualifies as a partnership for federal income tax purposes; and (vii) that the REIT is organized in conformity with the requirements for qualification as a real estate investment trust for federal income tax purposes; it being understood, however, that those opinions described in items (vi) and (vii) shall be based upon certifications made to the counsel issuing the opinion from a senior officer of the REIT, on behalf of itself and in its capacity as sole general partner of the UPREIT;

          (q) Assumption. An assumption of the Assumed Indebtedness, duly executed by the UPREIT (it being understood and agreed that in the event that the UPREIT does not pay all Assumed Indebtedness, in full and together with all interest accrued thereon, on the Closing Date and pursuant to the Pay-Off Letters, then the UPREIT shall not only formally assume the Assumed Indebtedness, but shall also protect, defend, indemnify, and hold Contributor harmless from and against those liabilities and obligations arising from any failure of the UPREIT to pay such Assumed Indebtedness);

          (r) Employment Agreement. The REIT shall execute and deliver the Employment Agreement;

          (s) Pledge Agreements. The JCP Pledge Agreement and the Holbrook Pledge Agreement, both duly executed by Acquiror.

          (t) Certificate of UPREIT. A certificate of the UPREIT certifying to Contributor that the Closing Date Percentage is true and correct as of the Closing Date; and

          (u) Other. Such other documents and instruments as may reasonably be required by Contributor, an LP Unit Recipient or its or their respective counsel or the Title Company, and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

After Closing, each of Acquiror and Contributor shall execute and deliver to the other such further documents and instruments as the other reasonably requests to effect this transaction and otherwise effect the agreements of the parties hereto.

     13. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Contributor and Acquiror as of the Closing Date, except as otherwise specified:

          (a) The amount of all security and other Tenant deposits, and interest due thereon, if any, shall be credited to Acquiror;

          (b) Acquiror and Contributor shall divide the cost of the earnest money, closing, capital improvements and cosmetic improvements escrows established pursuant to this Agreement equally between them;

          (c) To the extent such charges are not billed directly to Tenants, water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

          (d) Amounts paid or payable under any Assigned Contracts shall be prorated based, to the extent practicable, on final invoices, or, in the event final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

          (e) Except for Project No. 3 (where the sole Tenant pays the Tax Bills directly to the appropriate taxing authority), all real estate, personal property and ad valorem taxes applicable to the Projects and levied with respect to calendar year 1996 and 1997 shall be prorated on an accrual basis, as of the Closing Date, utilizing the actual final Tax Bills for those Projects. Prior to or at Closing, Contributor shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Acquiror and the Title Company. Each party's respective obligations to reprorate real estate taxes shall survive the Closing and shall not merge into any instrument of conveyance delivered at Closing. The taxes to be prorated (i.e., county, school, village, town) for each Project and the billing and accrual schedule for each such tax are set forth in Schedule 13(e);

          (f) All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that Contributor shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and Acquiror shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

          (g) Subject to the provisions of Paragraph 26, commissions of leasing and rental agents for any Lease entered into as of or prior to the Closing Date that are due and payable at or prior to the Closing Date, whether with respect to the current lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to Closing by Contributor, without contribution or proration from Acquiror;

          (h) Except for non-recurring charges incurred prior to Closing (e.g., snow plowing), which Contributor shall pay and have the right to bill and collect from Tenants following the Closing, all Base Rents and other Tenant charges, including, without limitation, all Additional Rent, shall be prorated at Closing. At the time(s) of final calculation and collection from Tenants of Additional Rent for 1996 and 1997, there shall be a reproration between Acquiror and Contributor as to Additional Rent adjustments, which reproration shall be paid upon Acquiror's presentation of its final accounting to Contributor, certified as to accuracy by Acquiror. In the event that Contributor fails to agree on the accounting of final reproration of 1996 and 1997 Additional Rent adjustments prepared by Acquiror, Contributor shall so notify Acquiror in writing, in which event such accounting shall be made by the Independent Firm. The accounting by the Independent Firm shall be conclusive and binding on Contributor and Acquiror, and each of Contributor and Acquiror shall pay one-half of the fees imposed by the Independent Firm in connection with such accounting. The party's respective obligations to reprorate Additional Rent shall survive the Closing and shall not merge into any instrument of conveyance delivered at Closing. At the Closing, no "DELINQUENT RENTS" (rents or other charges which are due and owing as of the Closing) shall be prorated in favor of Contributor (such Delinquent Rents shall remain the property of Contributor, subject to the Rent collection provisions below). Notwithstanding the foregoing, Acquiror shall use reasonable efforts after the Closing Date to collect any Delinquent Rents due to Contributor from Tenants. Further, after the Closing Date, Contributor shall continue to have the right, enforceable at its sole expense, to pursue legal action against any Tenant (and any guarantors) who have defaulted, prior to the Closing Date, under a Lease; provided, however, that Contributor gives Acquiror advance written notice of its intent to pursue such action and further provided that Contributor shall have no right to terminate any Lease (or any right to dispossess any Tenant thereunder). Subject to the requirement of the second sentence of this Subparagraph 13(h), all rents and other charges received from any Tenant after the Closing shall be applied, first, against current and past due rental obligations owed to, or for the benefit of, Acquiror [with respect to those rental obligations accruing subsequent to the Closing Date (including, but not limited to, obligations to replenish any security deposit withdrawal by Contributor or Acquiror), or any obligations accruing prior to the Closing Date that Contributor does not pay or for which Acquiror does not receive a credit at Closing], and, second, any excess shall be delivered to Contributor, but only to the extent of Delinquent Rents owed to, and for the benefit of, Contributor for the period prior to the Closing Date (in no event, however, shall any sums be paid to Contributor to the extent Contributor has been previously reimbursed for such default out of any security deposit);

          (i) Dividends in respect of the LP Units acquired by Contributor or its partners shall begin to accrue from and after the Closing Date (notwithstanding the fact that such date may not be the record date for acquisition of such LP Units), and the amount of dividends paid or to be paid to Contributor or its partners for any quarter shall be prorated accordingly; and

          (j) Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

For purposes of calculating prorations, Acquiror shall be deemed to be in title to the Projects, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date.

     14. CLOSING EXPENSES. Contributor will pay the entire cost of the Title Policies (except for the cost of comprehensive survey endorsements), the Surveys (inclusive of any updates thereof required under this Agreement, but subject to reimbursement by Acquiror in the event this Agreement is terminated as provided herein) and the UCC searches (including any and all "date downs" thereto), all documentary and state, county and municipal transfer taxes relating to the instruments of conveyance contemplated herein, all release fees, prepayment fees and any other fees in connection with the payoff, release and satisfaction of the Existing Mortgages (subject to Paragraph 34 below), one-half of any escrows hereunder, and all fees and expenses imposed by its accountants and attorneys in connection with this Agreement and the transaction contemplated hereunder. The aggregate amount of such costs to Contributor is referred to herein as "CONTRIBUTOR'S CLOSING COSTS." The payment obligation of Contributor with respect to Contributor's Closing Costs shall be satisfied by reducing the Total LP Unit Amount otherwise due at Closing by the amount of such Contributor's Closing Costs. Without limiting any other term of this Agreement, Acquiror will pay the cost of recording the Bargain and Sale Deeds (but not any related transfer tax), one-half of any escrows hereunder and all fees and expenses imposed by Acquiror's accountants and attorneys, and the costs of Acquiror's due diligence pursuant to Paragraph 5, subject, however, to the terms and provisions of those certain letter agreements, dated October 11, 1996 and January 17, 1997, by and between Jan Burman (on behalf of Contributor) and Acquiror (and subject to the terms and provisions of any other letter agreement into which such parties may enter into subsequent to the Contract Date with respect to the sharing of due diligence costs).

     15. DESTRUCTION, LOSS OR DIMINUTION OF PROJECTS. If, prior to Closing, all or any portion of any Project is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (a "TAKING"), then the following procedures shall apply:

          (a) As used herein, a "MATERIAL EVENT" shall mean any of the following:

               (i) Damage to all or any portion of a Project, and the cost of repair or replacement of such Damage exceeds 20% of the Allocated Amount of such Project; or

               (ii) Taking of all or any portion of a Project, and the value of such Taking exceeds 20% of the Allocated Amount of such Project; or

               (iii) any Taking or Damage that results in the cancellation or termination of any Lease of a Required Estoppel Tenant, or that provides to a Required Estoppel Tenant the right to cancel or terminate its Lease upon the giving of subsequent notice (unless such termination right is waived, in writing, by such Tenant), or that otherwise results in the permanent loss of a Required Estoppel Tenant.

          (b) In the event of Damage or a Taking that does not constitute a Material Event, Acquiror shall close and take the Projects as diminished by such Damage or Taking, subject to a reduction in the Total LP Unit Amount in an amount equal to the deductible, if any, under Contributor's casualty insurance policy applicable to such Project.

          (c) If the Damage or Taking is a Material Event, then subject to the terms and provisions of Paragraph 32 below, Acquiror, at its sole option, shall elect, within fifteen (15) days after its acquisition of actual knowledge of such Damage or Taking, to either: (i) delete and eliminate from this Agreement any Project that has sustained Damage or is taken or made subject to a Taking by giving written notice to Contributor, in which event (x) this Agreement shall be deemed to have been automatically and ipso facto amended so as to eliminate the deleted Projects herefrom, and
     (y) Acquiror and Contributor shall proceed to close on the remaining Projects (i.e., the non-deleted Projects) subject to a reduction in the Contribution Consideration equal to the aggregate amount of (x) the Allocated Amounts minus (y) the Assumed Indebtedness of the Project(s) so deleted, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments; or (ii) proceed to close on all of the Projects, subject to a reduction in the Contribution Consideration in an amount equal to the aggregate of all deductible(s) imposed under any of Contributor's casualty insurance policies applicable to the Project(s) that is the subject of Damage, and an assignment of Contributor's interest in any unpaid insurance proceeds or condemnation awards (as provided in Subparagraph 15(d) below).

          (d) In the event that Acquiror elects to close on any Project that is subject to any Damage or Taking, each party shall fully cooperate with the other party in the adjustment and settlement of the insurance claim (or governmental acquisition proceeding) and if, as of Closing, all or any portion of the insurance proceeds assignable, or condemnation awards payable, to Acquiror shall not have been collected from the insurer or Governmental Authority, then Contributor shall irrevocably and unconditionally assign to Acquiror its entire right, title and interest in and to the outstanding proceeds or award. The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise be transferred, assigned and paid over to Acquiror.

          (e) In the event of a dispute between Contributor and Acquiror with respect to the cost of repair, restoration or replacement as to any Damage or the value of a Taking, an engineer designated by Contributor and an engineer designated by Acquiror shall select an independent third engineer licensed to practice in the jurisdiction where the Project is located who shall resolve such dispute. The determination of such third engineer shall be final and binding on the parties and judgment may be rendered thereon in any appropriate court of record. All fees, costs and expenses of such third engineer so selected shall be shared equally by Acquiror and Contributor.

     16. DEFAULT.

          (a) Willful Failure to Close by Contributor. In the event that Contributor willfully and wrongfully fails or refuses to close, or willfully and wrongfully fails or refuses to take such actions (as herein provided) as are required of it to close, Acquiror may elect either to (i) terminate this Agreement by written notice (the "DEFAULT TERMINATION NOTICE") to Contributor, with a copy to Escrowee, in which event the Earnest Money, together with all (if any) interest earned thereon, shall be returned immediately to Acquiror and Acquiror shall be entitled to recover Acquiror's damages, which shall be limited to those actual out-of-pocket costs and expenses that Acquiror incurs prior to and on the Closing Date in order to negotiate this Agreement, perform its due diligence efforts with respect to the Projects, and prepare to finance and consummate the subject acquisition (including, but not limited to, the fees and costs imposed by lenders, attorneys, accountants, appraisers, environmental engineers, and other consultants engaged by Acquiror), up to a maximum aggregate amount of $1,000,000; provided, however, that such right of termination shall be subject to the limitation set forth below in this Subparagraph 16(a); or (ii) close, in which event Acquiror may file an action for specific performance of this Agreement to compel Contributor to close or otherwise perform its obligations hereunder, whereupon Acquiror shall be entitled to deduct from the Contribution Consideration all reasonable, third-party expenses actually incurred by Acquiror in connection with such action and cure. Notwithstanding anything to the contrary in this Subparagraph 16(a), in the event that Acquiror delivers a Default Termination Notice, Acquiror shall also describe, with reasonable specificity in the Default Termination Notice, the nature and scope of the default that allegedly has occurred, and in the event that such default may be cured by the payment of a liquidated sum of money (a "LIQUIDATED DEFAULT"), then Contributor shall have five (5) business days from the date on which Acquiror delivers the Default Termination Notice to advise Acquiror that Contributor shall cure the Liquidated Default and pay, in cash, the entire liquidated sum required to do so ("CONTRIBUTOR'S CURE NOTICE"). In the event that Contributor timely delivers Contributor's Cure Notice, then Contributor shall be required to proceed to so cure the Liquidated Default within five (5) business days after its delivery of Contributor's Cure Notice. Upon the completion of such cure, Acquiror's Default Termination Notice shall automatically be rendered null and void, and this Agreement shall remain in full force and effect. In the event, however that Contributor timely delivers a Contributor's Cure Notice, but fails to timely cure the Liquidated Default, the Acquiror shall once again have the right to deliver a Default Termination Notice, but Contributor shall have no further right to deliver a Contributor's Cure Notice, but rather, this Agreement shall automatically terminate as provided above. If, however, the default(s) that is the subject of a Default Termination Notice is not a Liquidated Default(s), then Contributor shall have no right, of any nature whatsoever, to deliver a Contributor's Cure Notice.

          (b) Other Defaults by Contributor. If any of Contributor's representations and warranties contained herein shall not be true and correct on the date made, or if Contributor shall have failed to perform, in any material respect, any of the covenants and agreements contained herein to be performed by Contributor within the time for performance as specified herein, and the occurrence of such event or failure is not due to, or the result of, Contributor's willful and wrongful failure or refusal to close, or to take such actions as are required of it to close, and such untruth or failure is not cured (to Acquiror's reasonable satisfaction) within ten (10) business days after the date on which Acquiror delivers its written notice thereof to Contributor, then subject to the requirements of Subparagraph 16(d), Acquiror may elect either (i) to terminate Acquiror's obligations under this Agreement by written notice to Contributor, with a copy to Escrowee, in which event the Earnest Money, together with all (if any) interest earned thereon, shall be returned immediately to Acquiror; or (ii) to close, in which event Acquiror may file an action for specific performance of this Agreement to compel Contributor to cure all or any of such default(s), in whole or in part (to the extent same are capable of being cured), whereupon Acquiror shall be entitled to deduct from the Contribution Consideration the actual out-of-pocket cost of such action and cure, and all reasonable expenses incurred by Acquiror in connection therewith, including, but not limited to, reasonable fees of Acquiror's counsel, up to a maximum aggregate amount of $1,000,000. Notwithstanding anything to the contrary contained above in this Subparagraph 16(b), if any of Acquiror's Conditions Precedent shall not have been satisfied (except with respect to the truth and correctness of Contributor's representations and warranties on the date made, which situation is addressed in the first sentence of this Subparagraph 16(b)), and the failure to so satisfy all of such Acquiror's Conditions Precedent is not due to, or the result of, Contributor's willful and wrongful failure or refusal to close or to take such actions as are required of it to close, and such non-satisfaction is not cured (to Acquiror's reasonable satisfaction) within ten (10) business days after the date on which Acquiror delivers its written notice thereof to Contributor, then Acquiror may elect to terminate Acquiror's obligations under this Agreement by written notice to Contributor, with a copy to Escrowee, in which event the Earnest Money, together with all (if any) interest earned thereon, shall be returned immediately to Acquiror.

          (c) Contributor's Breach of Representations Discovered After Closing. In the event that, at any time during the one (1) year period after Closing, Acquiror first acquires actual knowledge that any representation or warranty of the Contributor contained in this Agreement was untrue (taking into account any applicable knowledge qualification), as of the date made, Acquiror's sole and exclusive remedy shall be to file an action within six (6) month's after such knowledge is acquired to recover the actual damages sustained by Acquiror by reason of Contributor's breach of the representations and warranties contained herein.

          (d) Intervening Events. Subparagraphs 16(a), (b) and (c) above notwithstanding, in the event that as a direct and proximate result of any Intervening Events (as hereinafter defined), the warranties and representations of the Contributor hereunder become untrue after the Contract Date, or any or all of Contributor's covenants hereunder become incapable of being performed in any material respect, Acquiror shall have the right, at its sole election, exercisable at any time prior to the Closing Date, to either (i) waive the requirement that the warranties and representations in question be true or that the covenants in question be performed in any material respect, and proceed to close; or (ii) delay the Closing for a period not to exceed thirty (30) days (the "INTERVENING EVENTS PERIOD") and permit Contributor to attempt to (A) cause the Intervening Events to no longer exist or, if they continue to exist, to no longer prevent Contributor's warranties and representations from being true, or Contributor's covenants from being performed, or (B) mitigate the consequences of the Intervening Events [it being understood that if Contributor is unable to effect a cure or Acquiror is not reasonably satisfied with the results of (B), as the case may be, then Acquiror may, on or before the expiration of the Intervening Events Period, elect either of the remedies described in clause (i) or (iii) of this Subparagraph 16(d)]; or (iii) terminate this Agreement by sending written notice (the "INTERVENING EVENTS TERMINATION NOTICE") to Contributor, in which event the Earnest Money, together with all (if any) interest thereon, shall be returned immediately to Acquiror and neither party shall have any further liability to the other except as otherwise specifically provided in this Agreement; provided, however, that such right of termination shall be subject to the limitations set forth below in this Subparagraph 16(d).
     For purposes of this Paragraph 16(d), "INTERVENING EVENTS" shall be defined as events, circumstances or conditions that (w) first arise after (and did not exist as of) the Contract Date; and (x) arise on the basis of acts of a Governmental Authority or other such independent, disinterested third party, unrelated to the subject matter of this Agreement (including, but not limited to, Tenants), or acts otherwise beyond the control of Contributor; and (y) would not reasonably have been known by Contributor as of the Contract Date; and (z) are disclosed by Contributor to Acquiror no later than the time of Contributor's delivery of its Closing Certificate pursuant to Paragraph 12 hereof. Without limiting the generality of the foregoing, Intervening Events shall include, as to any warranty or representation of Contributor in this Agreement that is limited to the

     "Contributor's knowledge" or words of similar import, the initial acquisition of actual knowledge by Contributor after the Contract Date that renders such warranty or representation no longer true as of the Closing Date; provided, however, that this limitation shall not apply with respect to any representation or warranty that is rendered untrue as a result of, or due to, or because of, any voluntary or willful or intentional act or omission of Contributor that occurs after the Contract Date. Notwithstanding anything to the contrary in this Subparagraph 16(d), in the event that Acquiror delivers an Intervening Events Termination Notice, Acquiror shall also describe, with reasonable specificity in the Intervening Events Termination Notice, the nature and scope of the Intervening Event(s) that has occurred, whereupon Contributor shall have the right (at its option) to advise Acquiror, in writing and within five (5) business days after Acquiror's delivery of the Intervening Events Termination Notice, that Contributor shall remedy and cure the Intervening Events, at Contributor's sole cost and expense ("CONTRIBUTOR'S INTERVENING EVENTS CURE NOTICE"). In the event that Contributor timely delivers a Contributor's Intervening Events Cure Notice, then Contributor shall be required to proceed to so cure the Intervening Events within fifteen (15) days after its delivery of Contributor's Intervening Events Cure Notice, whereupon Acquiror's Intervening Events Termination Notice shall automatically be rendered null and void, and this Agreement shall remain in full force and effect. In the event, however, that Contributor timely delivers Contributor's Intervening Events Cure Notice, but fails to timely remedy and cure the Intervening Events, then Acquiror shall once again have the right to deliver an Intervening Events Termination Notice, but Contributor shall have no further right to deliver a Contributor's Intervening Events Cure Notice, but rather, this Agreement shall automatically terminate as provided in (iii) above.

          (e) Default by Acquiror and Failure of Contributor's Condition Precedent. If any of Acquiror's representations and warranties contained herein shall not be true and correct on the Contract Date and on the Closing Date, or if Acquiror fails to perform (in any material respect) any of the covenants and agreements contained herein to be performed by such party within the time for performance as specified herein (including, without limitation, Acquiror's obligation to close), then Contributor shall have, as its sole and exclusive remedy, the right to terminate this Agreement by written notice to Acquiror, in which event, the Earnest Money shall be paid to (or drawn upon by) Contributor and, except as otherwise expressly provided in this Agreement, neither Contributor nor Acquiror shall have any further rights or obligations under this Agreement. Except as otherwise specifically provided in the conclusory grammatical paragraph of Paragraph 7, Contributor shall have no remedy other than as provided in this Subparagraph 16(e) for any default by Acquiror discovered prior to Closing.

          (f) Breach of Representations by Acquiror, the REIT or the UPREIT Discovered After Closing. In the event that, at any time during the one
     (1) year period after Closing, Contributor first acquires actual knowledge that any representation or warranty of the Acquiror, the REIT or the UPREIT contained in this Agreement was untrue (taking into account any applicable knowledge qualification), as of the date made, Contributor's sole and exclusive remedy shall be to file an action within six (6) month's after such knowledge is acquired to recover the actual damages sustained by Contributor by reason of the breach of the representations and warranties of Acquiror, the REIT or the UPREIT contained herein.

     17. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted nominees, successors, beneficiaries and assigns; provided, however, subject to the terms of Subparagraph 2(a), no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to any of this Agreement shall be made by Contributor or Acquiror during the term of this Agreement.


       18.  DISPUTE RESOLUTION.

            (a) Preliminary Dispute Resolution Through Mediation.


                (i) Notice of Dispute.  If a claim or controversy arises out of, or relating to, this Agreement either (1) on a post-Closing basis or
            (2) on a pre-Closing basis,
          but the claim or controversy in question gives rise to a right, by either Contributor or Acquiror, to terminate this Agreement, then the party raising the claim or controversy must give notice (a "DISPUTE NOTICE") to the other party specifying the details of the dispute, including the claim being made or the matter in controversy, the factual basis for the claim or controversy, any purported damages, and any requested relief. The Dispute Notice must be given prior to initiating any arbitration concerning the dispute, as provided in Subparagraph 18(b) below. If either party commences any arbitration concerning a matter covered by this Subparagraph 18(a) prior to sending the required Dispute Notice and mediating in good faith, such failure constitutes grounds for both dismissal of the arbitration, and the levy of attorneys' fees, costs, and expenses against the defaulting party.

               (ii) Good Faith Negotiations. Within 15 days after delivery of the Dispute Notice, the contesting parties shall make reasonable efforts to settle the dispute through communication and negotiations through a designated representative of each party to the dispute, each of whom shall have the authority to settle the dispute. If the dispute is not settled within the 15-day period, then the dispute must be submitted to a mutually acceptable mediator. Neither party may unreasonably withhold acceptance of a proposed mediator. If the parties fail to agree upon a mediator, each party shall select a mediator and the two mediators selected by the parties shall promptly select a third mediator to preside over the mediation. If either party does not select a mediator, the mediator selected by the other party shall preside over the mediation. Mutual approval of a mediator or selection of mediators by the parties must occur within 25 days after the date of the delivery of the Dispute Notice. The cost of the mediation, and any other subsequent alternative dispute resolution procedures agreed to by the parties, shall be shared equally, except as otherwise expressly provided in Subparagraph 18(b)(iv). The parties shall appear before the selected mediator and engage in mediation in good faith. The mediation must be completed within 60 days after the date of the delivery of the Dispute Notice.

          (b) Arbitration As Optional Means Of Resolution.

               (i) Arbitration. In the event that the contesting parties fail to agree upon the resolution of any claim or controversy, notwithstanding preliminary mediation under Subparagraph 18(a) above, then either of them may then institute arbitration proceedings administered by the American Arbitration Association (the "ASSOCIATION") under its Commercial Arbitration Rules (the "RULES"), to resolve the matter in dispute. Any such arbitration proceeding shall commence by the delivery by one party of a written notice of demand for arbitration (the "DEMAND NOTICE") to the other party. A copy of the Demand Notice shall be simultaneously delivered to the New York City chapter of the Association as provided by the Rules. Arbitration proceedings shall commence no later than thirty (30) days after delivery of the Demand Notice, pursuant to procedure set forth below.

               (ii) The arbitration proceeding shall be conducted in New York, New York by a single arbitrator (the "ARBITRATOR"), who shall be selected pursuant to the provisions of this Subparagraph 18(b)(ii). The Demand Notice shall direct the Association to assemble a list of eleven (11) proposed independent arbitrators, each of whom shall be a member of the Association and none of whom may be related to, or affiliated with, any of Acquiror or Contributor or any affiliates of any of them. Within ten (10) days of the delivery of the Demand Notice, the Association shall deliver its list of the names of those eleven (11) proposed independent arbitrators to each party. No later than ten (10) days after delivery of said list of proposed independent arbitrators by the Association to the parties, the parties shall cause a meeting to occur between their respective spokespersons (or their authorized representatives), which meeting shall occur at a mutually convenient location in New York, New York. At that meeting, the two (2) spokespersons shall examine the list of eleven (11) names submitted to the parties by the Association, and they shall each eliminate five (5) of those names, and the sole remaining proposed arbitrator shall be the Arbitrator. In order to eliminate ten (10) of the proposed arbitrators whose names were submitted by the Association, first, the spokesperson for the party who issued the Demand Notice shall eliminate a proposed arbitrator of his choice and then the other spokesperson shall eliminate a proposed arbitrator of his choice. The two (2) spokespersons shall continue to eliminate names from the Association's list in this manner until each of them has eliminated five (5) names, and they have thereby selected the Arbitrator through mutual elimination. The two (2) spokespersons shall immediately notify the Association, in writing and by telephone, of the name of the Arbitrator, and they shall direct the Association to contact the Arbitrator in order to schedule the commencement of the arbitration proceedings within the required time period described above. In the event that the chosen Arbitrator is not available to commence the Arbitration proceedings within a thirty (30) day limit, the parties shall direct the Association to engage the last eliminated Arbitrator whose schedule permits commencement of the proceedings within such thirty (30) day period. In the event any party fails to participate in the elimination process, the other party may unilaterally choose the Arbitrator.

               (iii) In connection with the arbitration proceedings, each party shall submit, in writing, a description of the dispute(s) giving rise to the arbitration proceedings, together with the specific requested resolution that the submitting party seeks with respect to each component of the dispute(s) or each matter(s) in dispute. The Arbitrator shall be obligated to choose one (1) party's specific requested resolution with respect to each component of, or each matter comprising, the dispute(s), without being permitted to effectuate any compromise position as to any component of such matters or disputes. Except as otherwise stated in this Subparagraph 18(b), and as the parties otherwise expressly agree in writing, the arbitration proceeding shall be conducted in accordance with the Rules then in effect. The decision or award rendered by the Arbitrator shall be final and non-appealable, and judgment may be entered upon it in accordance with applicable law in the State of New York or any other court of competent jurisdiction.

               (iv) The party whose requested resolution is not selected by the Arbitrator shall bear the cost of all counsel, experts or other representatives which are retained by the parties in the arbitration proceeding, together with all other costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses imposed or incurred by the Arbitrator (collectively, "Arbitration Expenses"). If the dispute resolved by the Arbitrator involves more than one matter, issue or component, then the burden to pay the Arbitration Expenses shall be allocated between each of Acquiror and Contributor, in the manner reasonably deemed appropriate by the Arbitrator in light of the value to each of Acquiror and Contributor, respectively, of those matters or components for which their respective requested resolution was not selected.

               (v) Unless otherwise agreed in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the parties shall continue to comply with all those terms and provisions of this Agreement which are not the subject of their dispute and the pending arbitration proceeding.

               (vi) Subject to Subparagraph 38(k), nothing herein contained shall deny any party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding or auxiliary to any previously commenced arbitration proceeding.

Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Paragraph 18 shall survive termination of this Agreement and the Closing, and shall not merge into any conveyancing documents delivered at Closing.

     19. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Contributor and Acquiror as follows:

 Contributor:    Lazarus Burman Associates
                 575 Underhill Boulevard, Suite 125
                 P.O. Box 830
                 Syosset, New York  11791
                 Attn: Jan Burman, President
                 Fax:  (516) 364-5019

 With a copy to
 its attorneys:  Rogers & Wells
                 200 Park Avenue
                 New York, New York  10166
                 Attn: Alan L. Gosule, Esq. and
                       Jeffrey H. Weitzman, Esq.
                 Fax:  (212) 878-8375

 Acquiror:       FR Acquisitions, Inc.
                 150 North Wacker Drive, Suite 150
                 Chicago, Illinois  60606
                 Attn: Johannson Yap, Senior Vice President
                 Fax:  (312) 704-6606

 With a copy to
 its attorneys:  Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                 333 West Wacker Drive, Suite 2700
                 Chicago, Illinois  60606
                 Attn: Suzanne Bessette-Smith, Esq. and
                       Elliot I. Molk, Esq.
                 Fax:  (312) 984-3150

Notices shall be deemed properly delivered and received when and if either (i) personally delivered; or (ii) on the first business day after deposit with Federal Express or other commercial overnight courier for delivery on the next business day.

     20. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Paragraph 17 above, and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

     21. LIMITATION OF LIABILITY. Upon the Closing, none of the UPREIT, the REIT and Acquiror shall assume or undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Contributor other than those specifically agreed to between the parties and set forth in this Agreement. In the event that the UPREIT, in its sole and absolute discretion, elects to assume any of the obligations under any one or more of the Contracts delivered pursuant to Exhibit D attached hereto, Acquiror shall so notify Contributor, in writing, no later than the Approval Date. Except with respect to the foregoing obligations, and subject to Subparagraph 5(f) above, none of the UPREIT, the REIT and Acquiror shall assume or discharge any debts, obligations, liabilities or commitments of Contributor, whether accrued now or hereafter, fixed or contingent, known or unknown. Subject to all applicable limitations expressly imposed under this Agreement, the LP Unit Recipients shall be liable, on a joint and several basis, with respect to any and all claims made by Acquiror against Contributor pursuant to the terms of this Agreement; provided, however, that the liability of the LP Unit Recipients shall be limited as follows: (i) with respect to claims made prior to the first anniversary of the Closing Date (the "FIRST ANNIVERSARY"), to the market value of those LP Units delivered at Closing and still held by any or all of Contributor and any or all of the LP Unit Recipients (and any or all of their transferees and assigns), determined as of the date on which Acquiror first delivers notice to Contributor of Acquiror's claim; provided, however, that if and to the extent that any LP Unit Recipient redeems any or all of its LP Units (pursuant to Subparagraph 2(f) above) prior to the date on which Acquiror first delivers notice to Contributor of Acquiror's claim, then the maximum liability of such redeeming LP Unit Recipient shall also include the market value of such LP Unit Recipient's Conversion Shares, determined as of the date on which Acquiror first delivers notice to Contributor of Acquiror's claim; and (ii) with respect to claims made on or after the First Anniversary, to the product of (x) the market value of a share of

Stock on the date on which Acquiror first delivers notice to Contributor of Acquiror's claim and (y) the number of LP Units delivered at Closing and still held by any or all of Contributor and any or all of the LP Unit Recipients (and any or all of their transferees and assigns) on the First Anniversary; provided, however, that if and to the extent that any LP Unit Recipient redeems any or all of its LP Units (pursuant to Subparagraph 2(f) above), on or before the First Anniversary, then the maximum liability of such redeeming LP Unit Recipient shall also include the market value of such LP Unit Recipient's Conversion Shares, determined as of the First Anniversary. Notwithstanding anything to the contrary in this Agreement, Acquiror agrees that prior to and following Closing, it will not bring any claim against Contributor pursuant to the terms of this Agreement except and unless the actual damages allegedly incurred by Acquiror as a result of all alleged claims, on an aggregate basis, exceed $200,000.

     22. BROKERAGE. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction except Merrill Lynch & Co. ("MERRILL LYNCH"), and that no broker, finder or other party (except Merrill Lynch) is entitled to a commission, finder's fee or other similar compensation as a result hereof. Contributor hereby indemnifies, protects and defends and holds Acquiror harmless from and against all losses, claims, costs, expenses, damages (including, but not limited to, reasonable attorneys' fees of counsel selected by Acquiror) resulting or arising from the claims of any other broker, finder or other such party, claiming by, through or under the acts or agreements of Contributor. Acquiror hereby indemnifies, defends and holds Contributor harmless from and against all losses, claims, costs, expenses, damages (including, but not limited to, reasonable attorneys' fees of counsel selected by Contributor) resulting or arising from the claims of any other broker, finder or other such party claiming by, through or under acts or agreements of Acquiror. At Closing, Acquiror shall pay the commission due and owing to Merrill Lynch (in an amount determined pursuant to a separate agreement but in no event greater than one percent (1.0%) of the aggregated Allocated Value of all Projects acquired by Acquiror on the Closing Date), and such payment shall constitute an Adjustment against the Total LP Unit Amount in favor of Acquiror. The obligations of this Paragraph 22 shall survive any termination of this Agreement.

     23. REASONABLE EFFORTS. Contributor and Acquiror shall use their reasonable, diligent and good faith efforts, and shall cooperate with and assist each other in their efforts, to obtain such consents and approvals of third parties (including, but not limited to, governmental authorities), to the transaction contemplated hereby, and to otherwise perform as may be necessary to effectuate the transfer of the Projects to Acquiror in accordance with this Agreement.

     24. TENANTS IN DEFAULT.

          (a) Applicability of Provision. If, subsequent to the Approval Date, and prior to the Closing, any Project shall be leased to (or subject to Leases with) one or more "TENANTS IN DEFAULT" (as hereinafter defined), and the total monthly rent payable with respect to such Project by its Tenants in Default shall, in the aggregate, represent fifteen percent (15.0%) or more of the total rentals then being realized from that Project (whether one or more, the "DEFAULTED BUILDING"), then, at the Closing, the provisions of this Paragraph 24 shall be applicable. Upon Contributor's discovery, subsequent to the Approval Date, of the existence of a Tenant in Default in any Project, Contributor shall promptly notify Acquiror, in writing, of the specific facts and circumstances giving rise to such conditions (such written notice being a "TID NOTICE"). For purposes hereof, a "TENANT IN DEFAULT" shall be any Tenant who (i) commits a material default under its Lease, monetary or otherwise, which default has (without regard to applicable notice and cure provisions of its Lease) continued more than fifty-eight (58) days; or (ii) vacates or abandons its respective leased premises without timely paying rent therefor (i.e., within fifty-eight (58) days after the applicable due date); or (iii) files, or has filed against it, any petition for bankruptcy or reorganization or other debtor or creditor relief procedure under any state or federal law; or (iv) who repudiates in writing all of its obligations under its Lease; or (v) who admits or asserts, in writing, its inability or unwillingness either to pay its debts as they become due or otherwise to comply with the terms of its respective Lease.

     (b) Acquiror's Rights. For and during a period of fifteen (15) days after its receipt of a TID Notice (the "TID STUDY PERIOD"), Acquiror shall have the right to re-examine all of the records relating to the Tenant In Default and its respective Lease; to inspect the Defaulted Building and leased premises of the Tenant(s) In Default; to interview representatives of the Tenant(s) In Default in order to ascertain the cause and likely effects and ramifications of the particular default(s) in question; and to otherwise evaluate the impact of that particular default on Acquiror's acquisition of the Defaulted Building as a component of the Projects. Within seven
     (7) days after the conclusion of the applicable TID Study Period, and subject to Paragraph 32 hereof, Acquiror shall have the unilateral right to delete and eliminate those Projects that include Defaulted Buildings from this Agreement (the "DELETED BUILDINGS") by giving written notice to Contributor ("DELETION NOTICE"). Upon any such identification by Purchaser of Deleted Buildings and delivery of the Deletion Notice to Contributor, this Agreement shall, without further action of the parties, be deemed to have been amended, ipso facto, so as to eliminate herefrom all Projects in which such Deleted Buildings are located, subject to a reduction in the Contribution Consideration equal to the aggregate of the
     (x) Allocated Amounts minus (y) the Assumed Indebtedness of the Projects so deleted, in each case as adjusted by eliminating any and all appropriate Prorations and Adjustments. Upon such amendment, all references to the Projects shall automatically exclude the Projects so deleted and, except as otherwise provided in Subparagraph 5(e) above, no Closing or pre-Closing obligations of Contributor (or Acquiror's Conditions Precedent) shall apply to the Projects so deleted. Notwithstanding anything set forth above, Acquiror may, in the event of the existence of multiple Deleted Buildings, exercise its rights to delete any or all of the Projects in which those Deleted Buildings are located, it being agreed hereby that, subject to Paragraph 32 hereof, Acquiror may selectively exercise its rights to delete on a Project-by-Project basis, as opposed to an all-or-none or otherwise consistent basis.

     25. NON-COMPETE AND NON-SOLICITATION. In consideration of Acquiror's agreement to purchase the Projects, JB (as defined below) hereby covenants and agrees that, subject to the third-to-last sentence of this Paragraph 25, during and throughout the period commencing on the Closing Date and ending on (the "NON-COMPETE EXPIRATION DATE") the earlier of (x) the fifth (5th) anniversary of the Closing Date, (y) the date on which the Employment Agreement (as defined below) is terminated by the REIT in accordance with its terms, other than for cause and (z) the date on which the Employment Agreement is terminated by JB in accordance with its terms, neither JB, nor any entity controlled by, or under common control with JB (control requiring the ownership of more than fifty percent (50%) of the ownership interest of the entity in question) [collectively, "JB AFFILIATES"], shall, directly or indirectly, solicit, initiate contact with, or approach, on behalf of any entity other than the UPREIT, any Tenant leasing space (or otherwise having any possessory interests in any space), as of the Closing Date, in any Project that Acquiror actually acquires pursuant to this Agreement (a "CLOSING DATE TENANT") or any other third party with whom Acquiror enters into any lease after the Closing ("NEW TENANT"), for the purpose of leasing, selling, contracting for, constructing or otherwise directly or indirectly providing any or all of warehouse or industrial space, or office space in an industrial building that is ancillary to the use of warehouse or industrial space in the same building ("ANCILLARY OFFICE SPACE"), within Long Island, New York and Essex County, New Jersey. In the event that any Closing Date Tenant or New Tenant shall independently initiate contact with any or all of JB and the JB Affiliates to lease, purchase or otherwise occupy warehouse or industrial space or Ancillary Office Space within either or both of Long Island, New York or Essex County, New Jersey, JB or JB Affiliates shall forthwith (and prior to entering into any lease, commitment letter of intent, contract or other agreement with such Closing Date Tenant or New Tenant) notify the UPREIT, in writing, of the particulars of such Closing Date Tenant's or New Tenant's request for warehouse or industrial space or Ancillary Office Space (a "COMPETITION NOTICE"). Upon receipt of a Competition Notice, the UPREIT shall have five (5) business days (excluding the day of receipt) to determine whether or not it wishes to compete for any such Closing Date Tenant or New Tenant. If the UPREIT notifies JB, in writing and prior to the expiration of the applicable five (5) business day period, that it is interested in so competing, the UPREIT shall have the right to compete (within the ninety (90) day period following the date on which Contributor delivers the Competition Notice, the "COMPETITION PERIOD"), with JB and the applicable JB Affiliates, in good faith and on "equal footing," to attempt to provide such desired space to such Closing Date Tenant or New Tenant. If the UPREIT fails to respond, in writing, within the applicable five (5) business day period, then the UPREIT shall automatically be deemed to have waived its right to compete with respect to the then-applicable Closing Date Tenant or New Tenant. Provided that JB and JB Affiliates comply with their obligations set forth in this Paragraph 25, then from and after the expiration of the applicable Competition Period, they shall not be prohibited from entering into any such lease, construction or sales transaction with any Closing Date Tenant or New Tenant. In further consideration of Acquiror's agreement to purchase the Projects, JB hereby covenants and agrees that, subject to the penultimate sentence of this Paragraph 25, during and throughout the period commencing on the Closing Date and ending on the Non-Compete Expiration Date, neither JB nor any entity in which JB has any ownership interest, of any nature whatsoever, whether directly or indirectly, shall solicit, initiate contact with, approach, negotiate with, or hold discussions with, or on behalf of, any entity (other than the REIT, the UPREIT, or any entity affiliated with either or both of the REIT and the UPREIT) in connection with any matter relating to the purchase, sale, ground lease, development or acquisition of any other interests, of any nature whatsoever, of any warehouse or industrial property in either or both of the States of New York and New Jersey; provided, however, that the foregoing limitation shall not apply with respect to the Retained Properties (as defined below). In further consideration of Acquiror's agreement to purchase the Projects, JB further covenants and agrees, during and throughout the period commencing on the Closing Date and ending on the Non-Compete Expiration Date, that neither he nor any entity in which he has any interest whatsoever shall, within either or both of the States of New York and New Jersey, in any manner own, manage, control, participate in, consult with, render services for or otherwise deal with in any manner any entity involved in the development, management, leasing or operation of other projects or properties used for industrial, warehouse or distribution purposes (the foregoing covenant shall not apply to the Retained Properties, with respect to which JB's rights are governed by Paragraph 27). JB further agrees that, in the event of breach of any or all of the covenants contained in this Paragraph 25, and notwithstanding the provisions of Paragraph 18, the UPREIT shall be entitled to all available remedies against any or all of JB and the JB Affiliates, at law or in equity, including without limitation, injunctive relief, all of which remedies shall be cumulative and not exclusive. Nothing contained herein shall be deemed to limit or restrict JB's and the JB Affiliates' right to continue to lease space to, or otherwise deal with (1) existing (as of the Contract Date and the Closing Date) tenants of any Project that is a Retained Property, and (2) any Closing Date Tenant or New Tenant with respect to which a Competition Notice is delivered to Acquiror, but Acquiror either fails to timely respond thereto, or Acquiror timely responds to the Competition Notice, but then fails to enter into a lease with the applicable Closing Date Tenant or New Tenant during the Competition Period; provided, however, that in the case of (2), Contributor's right to deal directly with such Closing Date Tenant or New Tenant shall be limited to the specific opportunity and circumstances described in the relevant Competition Notice and any subsequent renewal of the lease or expansion of the same space demised to such Closing Date Tenant or New Tenant as a result of the transaction described in the relevant Competition Notice. If the conditions of the foregoing clause
(2) are met at any time with respect to a given Tenant or New Tenant and the respective lease, Contributor shall have no obligation to deliver a Completion Notice with respect to the same Tenant or New Tenant, and respective lease, in connection with any renewal or expansion of such lease. The terms and provisions of this Paragraph 25 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

     26. PRE-CLOSING LEASING. Contributor and Acquiror acknowledge that various of the Projects may contain certain vacancies (i) as of October 21, 1996 and all such vacancies are reflected on the Rent Roll; and (ii) as a result of space that was occupied on October 21, 1996 but becomes vacant prior to the Closing Date and after October 21, 1996 (collectively, the "VACANCIES"). Given the parties' mutual desire and expectation that various of the Vacancies may be leased prior to Closing, Contributor and Acquiror have determined that, from and after October 21, 1996, and continuing to the Closing Date (subject to any earlier termination of this Agreement), Contributor has the right to seek tenants for the Vacancies (and Acquiror shall have the right to submit to Contributor proposed tenants for the Vacancies). The following parameters have applied (since October 21, 1996) and shall continue to apply with respect to such pre-Closing leasing:

          (a) Acquiror's Consent. Attached to this Agreement as Exhibit "F" is Contributor's current form lease utilized at the Projects (the "FORM LEASE"). Contributor agrees to use its reasonable, good faith and diligent efforts to ensure that any tenant leasing all or any portion of any Vacancy shall enter into a lease substantially in the form of the Form Lease. Prior to entering into such new lease with a prospective new Tenant under an Additional Lease, Contributor shall deliver to Acquiror a copy of the proposed lease and a term sheet summarizing all of the economic and material terms of the proposed

     Additional Lease ("TERM SHEET") so as to enable Acquiror to decide whether or not to consent to such proposed Additional Lease. In the event that Acquiror does not specifically reject a proposed Additional Lease, in writing delivered to Contributor within three (3) business days after Acquiror's receipt from Contributor of a request for consent (which notice from Acquiror shall specify the reasons for rejection, if applicable), Acquiror shall be deemed conclusively to have consented to such lease transaction. Contributor shall not enter into any Additional Leases for Vacancies if Acquiror timely rejects such proposed Additional Lease in accordance with this Subparagraph 26(a).

          (b) Payment of Tenant Improvement Costs and Brokerage Commission. If an Additional Lease is executed prior to Closing and in accordance with Subparagraph 26(a), then, at Closing, Acquiror shall pay to Contributor, in cash and in addition to the Contribution Consideration, those portions (if any) of the tenant improvement costs and brokerage commissions attributable to the initial term of the Lease ("INITIAL ADDITIONAL LEASE COSTS") and actually paid by Contributor prior to Closing; provided, however, that the maximum amount that Acquiror shall be required to pay for such Initial Additional Lease Costs shall be those amounts set forth in the applicable Term Sheet (with respect to tenant improvement costs and leasing commissions) prepared by Contributor for that particular Additional Lease. In the event that, prior to Closing, Contributor does not advance all Initial Additional Lease Costs with respect to all Additional Leases approved (or deemed approved) by Acquiror, then after Closing, Contributor shall remain liable for the payment of all Initial Additional Lease Costs that are due and payable after the Closing, but only if and to the extent that the Initial Additional Lease Costs for a given Additional Lease exceed those corresponding amounts set forth by Contributor in the Term Sheet for that particular Additional Lease; and Acquiror shall remain liable for the payment of those Initial Additional Lease Costs for a given Additional Lease approved (or deemed approved by Acquiror) that are equal to, or less than, those corresponding amounts set forth on the Term Sheet for the particular Additional Lease. Notwithstanding the preceding terms of this Subparagraph 26(b), in the event that this Agreement is terminated prior to Closing, then Acquiror shall have no liability or obligation with respect to any Additional Lease or any Initial Additional Lease Costs; and in the event that a Project for which an Additional Lease is executed becomes a Deleted Project, then Acquiror shall have no liability for that Additional Lease or the Initial Additional Lease Costs associated therewith.

          (c) Defaults by Existing Tenants. Notwithstanding anything to the contrary contained in this Paragraph 26, in the event that, prior to Closing, Contributor enters into an Additional Lease with respect to premises that are the subject of a Vacancy arising or occurring after October 21, 1996 as a result of a default by an Existing Tenant (a "DEFAULTING EXISTING TENANT"), Acquiror shall retain the approval rights set forth in Subparagraph 26(a), and, if Acquiror does not timely reject such Additional Lease, Contributor shall be solely responsible for the payment of that percentage (the "SHARED PERCENTAGE") of the Initial Additional Lease Costs equal to (x) the number of months of the term of the Defaulting Existing Tenant's Existing Lease remaining unexpired as of the first date on which such Defaulting Existing Tenant defaulted under the requirements of its respective Existing Lease; divided by (y) the number of months in the initial term of the proposed Additional Lease that shall replace the Existing Lease of the Defaulting Existing Tenant; provided, however, that the Shared Percentage shall be deemed to be zero if the occupancy rate of the Projects (based on aggregate gross rental income of the Projects) exceeds 95% both immediately prior to and after the first date on which possession of the leased premises vacated by the applicable Defaulting Existing Tenant is unconditionally delivered to Contributor.

          (d) Survival. The terms and provisions of this Paragraph 26 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

     27. SENIOR REGIONAL DIRECTOR POSITION AND EMPLOYMENT CONTRACT. At the Closing, Jan Burman ("JB"), a principal of Contributor, and the REIT shall enter into an employment agreement pursuant to which the REIT engages JB as a "SENIOR REGIONAL DIRECTOR," and agrees to compensate JB on terms, and pursuant to financial arrangements, that are commensurate with those pursuant to which the REIT engages its other Senior Regional Directors (i.e., base and incentive compensation, health insurance and other benefits, and stock options). JB's employment agreement (the "EMPLOYMENT AGREEMENT"), shall be in the form of Exhibit X attached hereto. In his capacity as a Senior Regional Director ("SRD"), JB shall also be elected (effective upon Closing), as a "signing officer" of the REIT, thereby authorizing JB (to the same extent as the REIT's other SRDs are authorized) to execute various acquisition-, leasing-, operational-, disposition- and development-related documentation for and on behalf of both the UPREIT and the REIT.

     Notwithstanding the foregoing, however, Acquiror acknowledges that from and after the Closing Date, JB, in his capacity as a principal of Contributor, shall continue to retain a significant interest in (i) the Deleted Projects (as defined below); (ii) subject to Acquiror's rights to acquire the Option Projects and Project No. 56 pursuant to Paragraphs 33 and 39, respectively, the Option Projects and Project No. 56; and (iii) certain other commercial real properties (primarily of a non-industrial nature), that Contributor, or an affiliate thereof, current owns and which are not included within the scope of this Agreement (collectively with the Deleted Projects, the Option Projects and Project No. 56, the "RETAINED PROPERTIES"). At Closing, Acquiror and Contributor shall prepare and agree upon a schedule of all of the Retained Properties. (Pursuant to Paragraph 29 of this Agreement, at Closing, the owner(s) of the Retained Properties and First Industrial Management Corporation ("FIMC") shall enter into a property management and leasing agreement pursuant to the terms of which FIMC shall manage and lease certain of the Retained Properties.) During the term of the Employment Agreement, JB shall have the right to participate in strategic and significant business decisions (e.g., sale and refinance) concerning the Retained Properties, but JB, acting in his individual capacity, shall not participate in the day-to-day management and leasing decisions concerning any or all of the Retained Properties.

     The Employment Agreement, among other things, shall have a five-year term and shall include the REIT's covenant to cause JB to be elected to the Board of Directors of FI Development Services Corporation, a Maryland corporation ("FIDS") and the sole general partner of First Industrial Development Services Group, L.P., a Delaware limited partnership, as soon as is reasonably possible, in the good faith determination of the REIT, after the Closing.

     28. CONTRIBUTOR'S ORGANIZATION AND STAFF. Acquiror acknowledges that Contributor engages various individuals to lease, manage, and operate the Projects on a day-to-day basis (collectively, the "MANAGER EMPLOYEES"). Given the familiarity of the Manager Employees with the Projects and the Long Island market, Acquiror has advised Contributor that the REIT may desire to engage certain of the Manager Employees (or to cause FIMC to engage some or all of such Manager Employees) after the Closing. Acquiror acknowledges that, given JB's role as an SRD of the REIT, with the post-Closing responsibility to operate and manage the Projects, JB is likely to require that either or both of the REIT and FIMC engage employees to work under his direction. In light of the foregoing, Contributor agrees that Acquiror (with JB's consent, which consent shall not be unreasonably withheld or delayed) may directly contact, interview and extend offers of employment to any or all of the Manager Employees at any time and from time to time after the Approval Date and prior to the Closing Date. Acquiror hereby covenants and agrees that, if and to the extent that either or both of the REIT and FIMC determine that it is appropriate to engage Long Island-based employees (in connection with the acquisition, ownership, leasing and management of any or all of the Retained Properties and the Projects), then Acquiror shall cause either or both of the REIT and FIMC, as the case may be, to consider, in good faith, the possibility of engaging some or all of the Manager Employees; provided, however, that neither the REIT nor FIMC shall be obligated to extend offers of employment to any or all of the Manager Employees. Notwithstanding the foregoing, JB, in his capacity as an SRD, shall be authorized to extend offers of employment to those Manager Employees listed on Schedule 28 attached hereto, and on terms set forth in Schedule 28. JB acknowledges that any Manager Employee hired by the REIT will be expected to devote his or her full-time, diligent and good faith efforts to the operation of the business of the REIT, UPREIT or FIMC, as the case may be.

     29. MANAGEMENT OF RETAINED PROPERTIES. At the Closing, Contributor shall cause the owner(s) of the Retained Properties (collectively, the "RP OWNER") to enter into property management and leasing agreements with FIMC, pursuant to which the RP Owner shall engage FIMC to manage, operate and lease certain of the Retained Properties (collectively, the "MANAGEMENT AGREEMENT"). The Retained Properties to be made subject to the Management Agreement are listed on Schedule 29 attached hereto. The Management Agreement for those

Retained Properties that are designated with an asterisk on Schedule 29 (being properties owned in whole or in substantial part by Judith Draizin or entities she or members of her immediate family controls) [the "DRAIZIN PROPERTIES"] shall have a 2-year term; provided, however, that upon the expiration of such 2-year term, the term will automatically renew for a 2-year period; subject, however, to the right of the RP Owner of a Draizin Property to terminate the Management Agreement with respect to that Draizin Property upon not less than six months' written notice to FIMC, which notice may not, however, be delivered prior to the second anniversary of the Closing. The term of the Management Agreement for all other Retained Properties shall be equal to the lesser of (x) five years and (y) the duration of JB's tenure as Senior Regional Director (or as an equivalent or senior officer) of the REIT (if such tenure is terminated in accordance with terms of the Employment Agreement, either by the REIT other than for cause or by JB). Contributor and Acquiror shall each act reasonably and in good faith to agree upon the terms and conditions of the Management Agreement prior to the Approval Date; provided, however, that the Management Agreement shall include, but not be limited to, an annual management fee equal to 4% of aggregate annual gross rental income (which fee shall be payable, however, on a monthly basis), but without any allocation to Contributor of any responsibility to contribute to the payment of FIMC's overhead expenses, and the terms and provisions set forth on Exhibit "W" attached hereto and incorporated herein by this reference (including, but not limited to, the right to terminate, without a penalty, a Management Agreement with respect to a given Retained Property in the event of a sale and transfer of that Retained Property to a third party or, in the case of Option Project, to the UPREIT, whereupon such termination shall be effective on the date on which such sale is consummated).

     30. COSMETIC IMPROVEMENTS AND DEFERRED MAINTENANCE ESCROW. Contributor and Acquiror have agreed that certain cosmetic improvements and deferred maintenance shall be required at certain of the Projects, and shall be completed as soon as is reasonably possible after Closing, but in all events and under all circumstances, substantially completed by December 31, 1997.
Such cosmetic improvement items and deferred maintenance are described in separate sections of Exhibit Y (collectively, "COSMETIC IMPROVEMENTS"). At Closing, Acquiror shall deposit the amounts set forth in the separate sections of Exhibit Y, on an aggregated basis (the "COSMETIC IMPROVEMENTS FUND"), into an escrow with the Chicago Title and Trust Company, Nassau County, New York office ("CT&T"), and the amount of the Cosmetic Improvements Fund shall be deducted from the Total LP Unit Amount, as an Adjustment. The escrow into which the Cosmetic Improvements Fund is deposited shall be governed by escrow instructions into which Contributor, Acquiror and the Title Company enter at Closing. Acquiror hereby covenants and agrees that it shall expend the proceeds of the Cosmetic Improvements Fund for the performance only of the Cosmetic Improvements, which covenant (together with those additional covenants made by Contributor in this Paragraph 30) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing. In the event that Acquiror completes the performance of all Cosmetic Improvements, but Acquiror does not expend the entire Cosmetic Improvements Fund for such purposes, the balance of such unexpended Cosmetic Improvements Fund, including all interest earned thereon (the "COSMETIC IMPROVEMENTS FUND BALANCE"), shall be paid to the UPREIT; and, subject to compliance with Subparagraph 2(c)(iv) in connection with such issuance, the UPREIT shall promptly thereafter issue an aggregate amount (rounded to the nearest whole number of LP Units) of LP Units, equal to the quotient of (x) the Cosmetic Improvements Fund Balance divided by
(y) the Unit Price, to the those LP Unit Recipients as are, and in the amounts, designated in writing by JB. In such event, neither Acquiror, the UPREIT nor the REIT shall have any liability or responsibility with respect to such distribution. In the event the entire Cosmetic Improvements Fund is properly applied towards the completion of the Cosmetic Improvements, but the Cosmetic Improvements are not completed, Contributor shall be responsible for the payment (or reimbursement of Acquiror) of the additional amounts necessary to complete the Cosmetic Improvements in accordance with Exhibit Y. Notwithstanding anything to the contrary in the Management Agreement, in no event shall the REIT, the UPREIT or any affiliate of the REIT receive any fees or commissions in connection with the performance and installation of any or all of the Cosmetic Improvements. Acquiror acknowledges that certain Leases require the Tenants thereunder to reimburse the landlord if and to the extent that the landlord expends monies for certain Cosmetic Improvement items, located at and on the Project in which such Tenants' respective leased premises are located (the "TENANT-FUNDED COSMETIC IMPROVEMENTS"); therefore, if and to the extent that Acquiror performs any Tenant-Funded Cosmetic Improvements as part of the Cosmetic Improvements, Acquiror shall use reasonable, good faith efforts to bill to, and collect from, the relevant Tenants the costs incurred to perform such Tenant-Funded Cosmetic Improvements (the "TF COSMETIC COSTS"). If and to the extent that Acquiror collects all or any portion of the TF Cosmetic Costs from Tenants, and Acquiror has already been reimbursed, from the Cosmetic Improvements Fund, for such TF Cosmetic Costs, then Acquiror shall deliver to JB those monies that Acquiror receives from Tenants as reimbursement for TF Cosmetic Costs, and JB shall be solely and entirely responsible for the distribution of such TF Cosmetic Costs monies to Contributor. For as long as JB is employed pursuant to the Employment Agreement, JB shall have primary responsibility and the authority to coordinate and contract for all components of services, materials and work to perform all of the Cosmetic Improvements; therefore, JB acknowledges and agrees that, in his capacity as SRD, he shall be required to complete the Cosmetic Improvements as soon as is reasonably possible after Closing, but in all events such improvements shall be substantially completed by December 31, 1997. The provisions of this Paragraph 30 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

     31. CAPITAL IMPROVEMENTS ESCROW. Contributor and Acquiror have agreed that certain capital improvements and items of deferred maintenance shall be required at certain of the Projects (collectively, "CAPITAL IMPROVEMENTS"), which Capital Improvements shall be substantially completed on or before the 5th anniversary of the Closing Date. Such Capital Improvements are described in Exhibit Z. At Closing, Acquiror shall deposit the aggregate sum reflected in Exhibit Z (the "CAPITAL IMPROVEMENTS FUND") into an escrow with the Title Company, and the amount of the Capital Improvements Fund shall be deducted from the Total LP Unit Amount, as an Adjustment. The escrow into which the Capital Improvements Fund is deposited shall be governed by escrow instructions into which Contributor, Acquiror and the CT&T enter at Closing. Acquiror hereby covenants and agrees that it shall expend the proceeds of the Capital Improvements Fund for the repair, maintenance and replacement of Capital Improvements only, which covenant (together with those additional covenants made by Contributor in this Paragraph 31) shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing. In the event that Acquiror completes the performance of all Capital Improvements, but Acquiror does not expend the entire Capital Improvements Fund for such purposes, the balance of such unexpended Capital Improvements Fund, including all interest earned thereon (the "CAPITAL IMPROVEMENTS FUND BALANCE"), shall be paid to the UPREIT; and, subject to compliance with Subparagraph 2(c)(iv) in connection with such issuance, the UPREIT shall promptly thereafter issue an aggregate amount (rounded to the nearest whole number of LP Units) of LP Units, equal to the quotient of (x) the Capital Improvements Fund Balance divided by
(y) the Unit Price, to the those LP Unit Recipients as are, and in the amounts, designated in writing by JB. In such event, neither Acquiror, the UPREIT nor the REIT shall have any liability or responsibility with respect to such distribution. In the event the entire Capital Improvements Fund is properly applied towards the completion of the Capital Improvements, but the Capital Improvements are not completed, Contributor shall be responsible for the payment (or reimbursement of Acquiror) of the additional amounts necessary to complete the Capital Improvements in accordance with Exhibit Z.
Notwithstanding anything to the contrary in the Management Agreement, in no event shall the REIT, the UPREIT or any affiliate of the REIT receive any fees or commissions in connection with the performance and installation of any or all of the Capital Improvements. Acquiror acknowledges that certain Leases require the Tenants thereunder to reimburse the landlord if and to the extent that the landlord expends monies for certain Capital Improvement items, located at and on the Project in which such Tenants' respective leased premises are located (the "TENANT-FUNDED IMPROVEMENTS"); therefore, if and to the extent that Acquiror performs any Tenant-Funded Improvements as part of the Capital Improvements, Acquiror shall use reasonable, good faith efforts to bill to, and collect from, the relevant Tenants the costs incurred to perform such Tenant-Funded Improvements (the "TF COSTS"). If and to the extent that Acquiror collects all or any portion of the TF Costs from Tenants, and Acquiror has already been reimbursed, from the Capital Improvements Fund, for such TF Costs, then Acquiror shall deliver to JB those monies that Acquiror receives from Tenants as reimbursement for TF Costs, and JB shall be solely and entirely responsible for the distribution of such TF Costs monies to Contributor. For as long as JB is employed pursuant to the Employment Agreement, JB shall have primary responsibility and the authority to coordinate and contract for all components of services, materials and work to perform all of the Capital Improvements; therefore, JB acknowledges and agrees that, in his capacity as SRD, he shall be required to complete the Capital Improvements as soon as is reasonably practicable after Closing, but in all events, such improvements shall be substantially completed on or before the fifth (5th) anniversary of the Closing Date. The provisions of this Paragraph 31 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

     32. MAXIMUM DELETION.

          (a) Contributor's Right of Termination. If Acquiror shall elect, under any or all of Subparagraphs 5(e), 6(e), 9(d), 10, 15(c) and 24(b) hereof, to delete and eliminate from this Agreement two (2) or more Projects (each such deleted Project, a "DELETED PROJECT") which, in the aggregate, represent more than fifteen percent (15%) of the total aggregate gross rental income of all of the Projects originally contemplated to be conveyed and acquired (on the Closing Date) under this Agreement (determined as of the Contract Date), then Contributor shall have the right, exercisable by written notice to Acquiror ("CONTRIBUTOR'S TERMINATION NOTICE"), within five (5) business days after the date on which Acquiror delivers its notice of deletion, to terminate this Agreement in its entirety, whereupon the Earnest Money, together with all (if any) interest thereon, shall be immediately refunded to Acquiror and the parties shall have no further obligations hereunder, except as specifically provided in this Agreement to the contrary. Upon its receipt of a Contributor's Termination Notice, Acquiror shall have the right, exercisable by written notice to Contributor ("REINSTATEMENT NOTICE"), given within five (5) business days after its receipt of such Contributor's Termination Notice, to reinstate this Agreement by withdrawing its prior deletion of one or more Projects sufficient in size to reduce the aggregate square footage of Deleted Projects to a number which results in an aggregate deletion of fifteen percent (15%) or less of the total aggregate gross rental income of all of the Projects originally contemplated by this Agreement. Upon the delivery of such Reinstatement Notice, Contributor's Termination Notice shall be rendered null and void, and the parties shall proceed to close on all non-deleted Projects as herein provided, subject to an extension of the Closing Date, on a day-for-day basis, equal to the number of days that elapse between the delivery of Contributor's Termination Notice and the delivery of Acquiror's Reinstatement Notice.

          (b) Acquiror's Right of Termination. If Acquiror shall elect, under any or all of Subparagraphs 5(e), 6(e), 9(d), 10, 15(c) and 24(b) hereof, to delete and eliminate from this Agreement two or more Deleted Projects which, in the aggregate, represent more than thirty percent (30%) of the total aggregate gross rental income of all of the Projects originally contemplated to be conveyed and acquired (on the Closing Date) under this Agreement (determined as of the Contract Date), and Contributor fails to timely deliver a Contributor's Termination Notice, then Acquiror shall have the right, exercisable by written notice to Contributor, delivered within five (5) business days after the last date on which Contributor may deliver (pursuant to Subparagraph 32(a) above) the Contributor's Termination Notice, to terminate this Agreement in its entirety, whereupon the Earnest Money, together with all (if any) interest thereon, shall be immediately refunded to Acquiror and the parties shall have no further obligations hereunder, except as specifically provided in this Agreement to the contrary.

     33. OPTION PROJECTS. Acquiror desires to acquire an option (the "PURCHASE OPTION") to purchase (on a date after the Closing Date) Projects Nos. 16, 26, 28, 29 and 52 (collectively, the "OPTION PROJECTS"), on the following terms and conditions, which terms and conditions shall survive the Closing hereunder:

          (a) Trigger Date, and Trigger Notice. From and after the Closing Date and continuing to the second anniversary thereof, JB shall use his reasonable, good faith and diligent efforts to cause (without being required to pay any consideration or commence litigation) the requisite number of partners in Project No. 16, and the requisite number of members of the limited liability company that owns Project No. 52, to unconditionally agree to the transfer, sale and conveyance of fee simple interest in each such respective Project to Acquiror for the prices determined in accordance with Subparagraph 33(d) (each, the "PARTNER CONSENT"). Upon the occurrence, and provided such occurrence happens prior to, or on, the second anniversary of the Closing Date, of either or both of: (x) the receipt of the Partner Consent with respect to, Project No. 16; and (y) the receipt of the Partner Consent with respect to, Project No. 52; (the dates on which either or both of (x) and (y) occur is hereinafter referred to as a "TRIGGER DATE"), JB shall, if and only if such Trigger Date occurs within the period from and after the Closing Date through, but excluding, the second anniversary of the Closing Date, promptly send written notice to Acquiror (the "TRIGGER NOTICE"), advising Acquiror that the requirements described in either or both of (i) and (ii) above have been satisfied with respect to the applicable Option Project(s).

          (b) Option Exercise. Acquiror shall have thirty (30) days from the date on which a Trigger Notice is delivered (the "OPTION RESPONSE PERIOD") to conduct, at and with respect to the applicable Option Project, subject to the terms and requirements of Paragraph 5, all of the deliveries, tests, inquiries and inspections described in Paragraph 5 with respect to the then-applicable Option Project(s) and to advise JB, on behalf of the owner of such Option Project, in writing (the "OPTION RESPONSE NOTICE"), as to whether or not Acquiror exercises its Purchase Option with respect to that particular Option Project. The Option Response Period shall be subject to extension on the terms and conditions provided in Subparagraph 5(b) with respect to the performance of an Additional Assessment concerning and with respect to the then-applicable Option Project(s) if Acquiror reasonably determines that an Additional Assessment is warranted in connection with that Option Project(s). If Acquiror fails to timely deliver an Option Response Notice or otherwise declines to exercise its Purchase Option on an Option Project, Acquiror shall be deemed to have automatically and irrevocably waived its Purchase Option with respect to that particular Option Project, and Acquiror shall execute and deliver to Contributor (upon Contributor's written request) any documents (in recordable form) reasonably requested by Contributor to reflect the termination of the Purchase Option with respect to that Option Project.
     JB hereby covenants and agrees that, during any Option Response Period, JB shall use his reasonable, diligent and good faith efforts to cause the owner of the applicable Option Project(s) to provide Acquiror, its agents, employees and representatives with access to, and the ability to perform the inspections contemplated under Paragraph 5 at, the applicable Option Project, but subject to all of the requirements and restriction imposed under Paragraph 5. In the event Acquiror exercises its option with respect to Project No. 52, JB agrees to use his reasonable, diligent and good faith efforts to cause the owner of the applicable Option Project(s) to complete the legal subdivision (the "SUBDIVISION") of Project No. 52 such that the municipality in which such Project is located permits the conveyance of such Project as a separate and distinct parcel. Notwithstanding anything to the contrary contained herein, Acquiror shall have no obligation to consummate the closing of Project No. 52 unless and until the Subdivision of Project No. 52 occurs.

          (c) Project Numbers 26, 28 and 29. From and after the Closing Date and continuing to the second anniversary thereof, Acquiror shall have the opportunity to advise Contributor that it may wish to exercise its option to purchase any or all of Projects Nos. 26, 28 and 29 by so advising Contributor, in writing, on or before the second anniversary of the Closing Date (each, a "CARLE PLACE PROJECT TRIGGER NOTICE"). The thirty
     (30) day period of time after the date on which the Carle Place Project Trigger Notice is delivered to Contributor shall constitute the Option Response Period for whichever of Projects Nos. 26, 28 and 29 is the subject of a Carle Place Project Trigger Notice; therefore, during that Option Response Period, Acquiror shall have the rights described under Paragraph 33(b) above. If Acquiror exercises its option with respect to either or both of Projects Nos. 26 and 28, the Closing thereof shall be conditioned on the recording of easements reasonably acceptable to Acquiror governing access-related matters between such properties and those properties contiguous thereto, as appropriate and as the case may be. Acquiror shall have no obligation to acquire any of such Option Projects if no such easement is agreed upon and recorded. Contributor shall negotiate reasonably and in good faith to reach agreement on any such easements. Notwithstanding anything to the contrary contained herein, Acquiror shall have no obligation to consummate the closing of Project No. 26 and/or Project No. 28, as the case may be, unless and until the Subdivision of such Project(s) occurs.

          (d) Closing. If Acquiror timely delivers an Option Response Notice in accordance with the terms of this Paragraph 33, then such purchase and sale shall occur in accordance with, and pursuant to, the provisions of this Agreement (to the extent applicable and having due regard for the purchase price of the Option Project in question), except as follows:

               (i) Closing. The consummation of the purchase and sale of the Option Project shall occur on the thirtieth (30th) day after the expiration of the applicable Option Response Period (the "OPTION PROJECT CLOSING DATE");

               (ii) Calculation of Contribution Consideration. The purchase price for each Option Project (the "OP PURCHASE PRICE") shall be as follows: Acquiror and Contributor shall calculate the OP Purchase Price as of the expiration of the applicable Option Response Period (the "DETERMINATION DATE") and such calculation shall be the quotient of (1) the net operating income ("NOI") of that Option Project as of the applicable Determination Date, divided by (2) .107. Acquiror and Contributor acknowledge and agree that, on a semi-annual basis from and after the Closing Date and continuing to the second anniversary of the Closing Date, they shall determine the OP Purchase Price applicable to each Option Project with respect to which a Purchase Option remains outstanding, which calculation shall be made on an informational basis so as to facilitate the procurement of any Partner Consents that may be required as a condition to the sale of any Option Project. For all purposes herein, "NOI" shall mean, with respect to any Project and at the time of calculation, Project revenues (i.e., base rent, plus recoveries from tenants) generated by leases at the Project during the preceding 12 full calendar months less Project operating expenses during the same period. The revenue component of the NOI calculation shall be reduced by 1% as a credit loss factor.

               (iii) Payment of OP Purchase Price. Acquiror shall pay the applicable OP Purchase Price at each and every Option Project closing in cash or LP Units, as directed by Contributor and any partner or member that delivers a Partner Consent; provided, however, that LP Units may only be issued to LP Unit Recipients having a direct or indirect interest in such Option Project. Additionally, if and to the extent that all or any portion of an OP Purchase Price is paid in LP Units, the pricing of such LP Units shall be calculated pursuant to the formula described in Subparagraph 2(c)(iii), but without the limitations of the third sentence of that subparagraph. Prorations and adjustments required (under the terms of this Agreement) in connection with the consummation of the purchase and sale of each Option Project shall be in accordance with the terms of this Agreement;

               (iv) Partnership Agreements and Subdivision. The parties agree to negotiate in good faith to enter into and/or deliver on the appropriate Option Project Closing Date any additional covenants, conditions or representations or warranties with respect to the partnership agreement and operating agreement affecting Projects Nos. 16 and 52, respectively, and the Subdivision of Project No. 52 that may be reasonably requested by either party.

               (v) Exclusivity. Contributor shall have no right, of any nature whatsoever, to market an Option Project for sale, or solicit any offer, of any nature, to purchase all or any part of Contributor's interest in an Option Project, or participate in any negotiations to sell (whether by fee simple interest, ground lease, installment sale or otherwise), or agree to sell, all or any portion of, or any interest in, an Option Project unless and until Contributor complies with the obligations of this Paragraph 33 with respect to that Option Project.

               (vi) Schedule 12.1(z). It shall be an Acquiror's Condition Precedent with respect to the Closing of any Option Project that any matters reflected on Schedule 12.1(z) dating from and after 1980 with respect to any such Option Project be resolved to the reasonable satisfaction of Acquiror.

     At Closing, Contributor and Acquiror shall execute, and record against Projects No. 26, 28 and 29, a memorandum of Acquiror's Purchase Option, provided that such recordation does not result in a default under any existing mortgage thereon. Each such memorandum shall expire on the date that is thirty
(30) days after the second anniversary of the Closing Date. The terms and provisions of this Paragraph 33 shall survive the Closing and shall not merge into the conveyancing documents delivered at Closing.

     34. PREPAYMENT OF ASSUMED INDEBTEDNESS; REFINANCING. Contributor shall have the right (but not the obligation) to negotiate with the lenders of the loans secured by the Existing Mortgages regarding the prepayment of any such loans, in full and at Closing, at a discount from the principal amount (after application of accrued interest) that would be otherwise outstanding and due and owing as of the Closing Date (such discount, net of any prepayment penalty that may nevertheless be required by the applicable lender, a "PREPAYMENT DISCOUNT"). To the extent that a Prepayment Discount has been negotiated with respect to any or all of the Existing Mortgages (as reflected on the Pay-Off Letter delivered with respect to such Existing Loan), one-half (50%) of any such Prepayment Discount shall be credited to Contributor by an increase in the Total LP Unit Amount. At Closing, the UPREIT shall satisfy and pay, in full, all of the Assumed Indebtedness, including, but not limited to, the Existing Mortgages. The Total LP Unit Amount shall be reduced by an amount equal to one-half percent (1/2%) of the principal amount, as such principal amount is discounted, of all loans secured by Existing Mortgages that are the beneficiary of a Prepayment Discount.

     35. REIMBURSEMENT FOR CERTAIN TAX INCREASES BASED ON HOLBROOK REMEDIATION. Contributor and Acquiror acknowledge that the Allocated Values of Projects
Nos. 8 and 9 (the "HOLBROOK PROPERTIES") were determined, in part, based on the most currently known real property taxes levied against the Holbrook Properties, which amounts are reflected on Schedule 35 hereto ("CURRENT TAXES"). The Holbrook Properties may be encumbered, at the request of the United States Environmental Protection Agency ("USEPA"), by deed restrictions as a result of currently pending environmental remediation that is ongoing at the Holbrook Properties and more fully described in Schedule 9(b) hereto (the "HOLBROOK REMEDIATION"). The Holbrook Remediation consists of two components, namely (i) the remediation of contaminated soil (the "SOIL REMEDIATION") and
(ii) the monitoring and, depending on the maximum contaminant levels for nickel to be promulgated by the USEPA, the remediation of contaminated ground water (the "GROUNDWATER REMEDIATION"). If, at any time within the Selected Assessment Period (hereinafter defined), the real property taxes levied against either or both of the Holbrook Properties increase to an amount in excess of the Current Taxes (a "TAX INCREASE"), the UPREIT shall promptly advise Contributor, in writing, of such Tax Increase, together with a copy of the billing statement evidencing the Tax Increase (the "TAX INCREASE NOTICE"). The Holbrook Recipients (as hereinafter defined) shall be required, within thirty
(30) days after the UPREIT's delivery of the Tax Increase Notice, to promptly reimburse the UPREIT (in cash) for the amount (the "TAX REIMBURSEMENT AMOUNT") equal to the quotient of: (a) the difference between (1) the newly effective real property taxes levied against the affected Holbrook Properties, as reflected on the Tax Increase Notice (the "NEWLY APPLICABLE TAXES") and (2) the most currently known and most recently paid real estate taxes levied against such Holbrook Project pursuant to the tax bill issued immediately prior to the tax increase reflected in the Tax Increase Notice; divided by (b) .107. For purposes of this paragraph, (i) the term "Selected Assessment Period" shall mean the two (2) fiscal years (for real property tax purposes) following the fiscal year in which the Soil Remediation and the Groundwater Remediation are completed (if and to the extent that Groundwater Remediation is required), (ii) completion of the Soil Remediation will be evidenced by a written notification thereof issued by the USEPA and (iii) completion of the Groundwater Remediation will be evidenced by a written approval thereof issued by the USEPA; provided, however, that if, by the fifth (5th) anniversary of the Closing Date, the USEPA has failed to issue a written approval of the Groundwater Remediation due to the lack of ground water remediation standards, completion of the Groundwater Remediation shall be deemed, for purposes of this Agreement, to have occurred on such fifth (5th) anniversary. Notwithstanding the foregoing, the computation of the Tax Reimbursement Amount shall not include (x) any portion of the real property taxes payable by tenants of the Holbrook Projects and (y) any portion of the increase in real property taxes unrelated to either or both of the Soil Remediation and Groundwater Remediation. In determining what portion, if any, of the increase in real property taxes is related to either or both of Soil Remediation and Groundwater Remediation, the parties may rely upon a written allocation from the applicable taxing authority. If such allocation is not available, and the Holbrook Recipients and the UPREIT fail to agree upon such allocation, the Holbrook Recipients may submit this issue to mediation/arbitration in accordance with Paragraph 18. The obligation of the Holbrook Recipients with respect to the payment of the Tax Reimbursement Amount pursuant to this Paragraph 35 shall be secured by a first priority pledge in favor of the UPREIT of those LP Units issued in respect of the contribution of the Holbrook Properties (the "HOLBROOK UNITS"), which pledge shall expire on the expiration date of the Selected Assessment Period (the "HOLBROOK EXPIRATION DATE"). At Closing, the LP Unit Recipients to whom the

Holbrook Units are issued in consideration of the contribution of the Holbrook Properties (collectively, the "HOLBROOK RECIPIENTS") shall execute and deliver to the UPREIT (on a joint and several basis) a pledge agreement (and ancillary UCC Financing Statements) in form and substance mutually and reasonably satisfactory to the Holbrook Recipients and the UPREIT, with respect only to the Holbrook Units (the "HOLBROOK PLEDGE AGREEMENT"). The Holbrook Pledge Agreement shall provide, among other things, that (A) the pledge of the Holbrook Units shall terminate upon a sale of the Holbrook Properties, (B) if any one of the Holbrook Properties is sold, that portion of the Holbrook Units relating thereto shall be released from such pledge, (C) the Holbrook Units, or portions thereof, may be sold by the Holbrook Recipients only to satisfy their obligations with respect to the payment of the Tax Reimbursement Amount under this Paragraph 35, and (D) when and as the Holbrook Remediation is completed for any of the Holbrook Properties and the Holbrook Recipients perform their obligations under this Paragraph 35 with respect to the payment of the Tax Reimbursement Amount, that portion of the Holbrook Units relating thereto shall be released from the pledge. In the event that any or all of the Holbrook Recipients elect to redeem any or all of their pledged Holbrook Units prior to the Holbrook Expiration Date, then the UPREIT shall release its security interest in those particular Holbrook Units provided that, as a condition to such release and simultaneously with the issuance of the applicable Conversion Shares, the applicable Holbrook Recipients pledge (on a joint and several basis) those Conversion Shares to the UPREIT, and grant the UPREIT a first priority security interest in such Conversion Shares, which pledge shall be memorialized by the execution and delivery of a pledge agreement in form and substance reasonably and mutually satisfactory to the UPREIT and the applicable Holbrook Recipients (such pledge to include the release and termination provisions contained in the original pledge), and such pledge (and corresponding security interest) shall not be released until the Holbrook Expiration Date. The obligations of the Holbrook Recipients under this Paragraph 35 to pay the Tax Reimbursement Amount shall survive the Closing for a period of seven (7) years, and shall not merge into the conveyancing documents delivered at Closing.

     36. ADDITIONAL TENANT MATTERS.

          (a) Exercise of Termination Options. Contributor has advised Acquiror that the Leases of those Tenants listed on Schedule 36(a) attached hereto provide such Tenants with the right to terminate their respective Leases on an accelerated basis, prior to the expiration of the now-current terms of each such Lease. In the event that, at any time and from time to time from and after the Closing Date, if any or all of the tenants designated with an asterisk on such Schedule 36(a) (the "TERMINATING TENANTS") exercise their respective termination rights, then, from and after the effective date of each such accelerated termination, Post-Closing Contributor shall be obligated to pay to the UPREIT, on the first day of each month and continuing through the date on which the relevant Lease would have expired, but for the Terminating Tenant's exercise of its termination option (the "CONTRACT EXPIRATION DATE"), all Base Rent, Additional Rent and other amounts that would have been due for each calendar month in question under that particular terminated Lease (had such Lease not been terminated on an accelerated basis); provided, however, that (i) Post-Closing Contributor's obligation to make such monthly payments with respect to a given terminated Lease shall cease on the first date on which (x) the entire leased premises that were the subject of that terminated Lease are re-leased to a New Tenant on lease terms reasonably acceptable to the UPREIT, and (y) Post-Closing Contributor pays, or reimburses the UPREIT for, Post-Closing Contributor's proportionate share of all costs and expenses incurred to perform those tenant improvements required under the New Tenant's lease and the leasing commission due in connection with that New Tenant's lease (collectively, "RE-LETTING COSTS") and (z) such New Tenant accepts occupancy of its leased premises and pays to the UPREIT the first month's Base Rent and Additional Rent (if any) due under its respective lease; and (ii) if and to the extent that any Terminating Tenant actually pays to Acquiror any termination fee, penalty or premium in consideration of the accelerated termination of its respective Lease (each, a "TERMINATION FEE"), then Acquiror shall apply that Termination Fee to the payment of those installments of Base Rent and Additional Rent that would have been due under the terminated Lease (but for its accelerated termination) from and after its effective date of termination; therefore, Post-Closing Contributor shall not be required to pay any monthly installments of Base Rent and Additional Rent with respect to a given Terminating Tenant's terminated Lease until such time as Acquiror has exhausted any Termination Fee paid by the Terminating Tenant in question by so applying that Termination Fee in the manner required above. With respect to component (y) above, Post-Closing Contributor's proportionate share of Re-Letting Costs attributable to a given New Lease shall be the product of (A) the Re-Letting Costs in question and (B) a fraction, in which the numerator is the number of months from the commencement date of the New Lease in question through the Contract Expiration Date of the terminated Lease now being replaced by that New Lease, and the denominator of which is the number of months comprising the initial term of the New Lease then in question (without regard to renewal or extension options or rights). Notwithstanding anything herein to the contrary (1) if portions, but not the entire, leased premises subject to a terminated Lease are re-let to a New Tenant as provided above, then all rents received from the New Tenant shall be applied to Post-Closing Contributor's obligations hereunder with respect to that particular terminated Lease, and (2) Post-Closing Contributor shall have no obligations under this Subparagraph 36(a) with respect to Capital Management, a Tenant in Project No. 10, if such Tenant fails to timely exercise its right to terminate its Lease on or prior to the second anniversary of the Closing Date.

          (b) Purchase Options. Post-Closing Contributor hereby agrees to pay to Acquiror (in cash and simultaneously with the closing of the sale of Project No. 8 to Broadvet Consumer's Warehouse, a Tenant at Project No. 8 ("BROADVET"), any deficiency between the Allocated Amount for Project No. 8 and the net purchase price payable by Broadvet (pursuant to the applicable provisions of its Lease and exclusive of benefits provided voluntarily by the UPREIT to Broadvet) if and when Broadvet exercises any purchase option it has under its Lease.

          (c) Financially Questionable Tenants. In the event that, at any time and from time to time after the Closing, any or all of Aid-Auto, a Tenant in Project No. 36; Speed & Chrome, a Tenant at Project No. 33; and Prime Time Sports, a Tenant in Project No. 24, defaults on any payment obligation (of any nature) under its respective Lease, and such default is not cured within 30 days of the due date of any such payment, then the UPREIT shall so advise Post-Closing Contributor, in writing, and Post-Closing Contributor shall pay such delinquent payment directly to the UPREIT, in cash, less any security deposit for such Tenant held by the UPREIT and not otherwise applied by the UPREIT to restore the relevant Tenant's leased premises to the condition required under the applicable Lease. The UPREIT agrees that, in such an event, it will use its reasonable, good faith and diligent efforts to pursue any legal remedies it may have against the applicable delinquent Tenant in the event of a breach of its respective Lease, and to reimburse Post-Closing Contributor for any such payment of delinquent sums that Post-Closing Contributor makes to the UPREIT, if and to the extent that the UPREIT actually collects such delinquencies from the applicable Tenant (after subtracting the UPREIT's reasonable costs, including attorneys' fees, associated with pursuing any such remedy). The foregoing provisions apply only to the current terms of (which terms may not be expressly provided in) the Leases described above, and not to any post-Closing renewal or extension of those terms.

          (d) Tenants' Rights of First Refusal.  Those Tenants listed on
     Schedule 36(e) have (pursuant to the terms of their respective Leases) rights of first refusal or purchase options to acquire the Projects in which their respective leased premises are located; therefore, it shall be an Acquiror's Condition Precedent that Contributor procure from each of such Tenants a written confirmation that each such Tenant irrevocably and unconditionally waives its respective right of first refusal or purchase option, as the case may be, with respect to the transaction contemplated by this Agreement.

     The provisions of Subparagraphs 36(a), (b), and (c) shall survive the Closing and shall not be merged into any of the conveyancing documents delivered at Closing.

     37. ONGOING ROOF REPAIR. Contributor has provided to Acquiror a true and complete copy of a certain agreement, including specifications, with respect to the currently pending repair of the roof of Project No. 25 (the "ROOFING AGREEMENT"). Post-Closing Contributor hereby covenants and agrees to assign the Roofing Agreement and any warranty relating thereto to the UPREIT at Closing. Nevertheless, Post-Closing Contributor agrees that he shall timely pay (or promptly reimburse the UPREIT for the payment of) all amounts owing (by the owner of Project No. 25) under the Roofing Agreement, from time to time, but not including amounts arising from any change orders requested by the UPREIT. Post-Closing Contributor further agrees that, if the UPREIT so desires, he shall reasonably assist and cooperate with the UPREIT in the enforcement of the Roofing Agreement and the pursuit of any remedies available with respect thereto in the event of a breach thereof. In the event the work required to be performed under the Roofing Agreement has been completed as of the Closing, it shall be an Acquiror's Condition Precedent that final lien waivers with respect to such work, in form and substance satisfactory to the Title Company, be delivered at Closing. Post-Closing Contributor's obligations under this Paragraph 37 shall survive the Closing.

     38. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

          (b) Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Contributor or Acquiror or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.
     As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of New York for observance thereof.

          (c) Conditions Precedent. Each of Acquiror and Contributor shall have the right, at any time and from time to time, to waive any or all of Acquiror's or Contributor's, as the case may be, respective Conditions Precedent, each of which is for the sole benefit of Acquiror or Contributor, as the case may be, and may be waived at any time by written notice thereof from Acquiror to Contributor, or from Contributor to Acquiror, as the case may be. The waiver of any particular Acquiror's or Contributor's Condition Precedent shall not constitute the waiver of any other.

          (d) Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Contributor and Acquiror have contributed substantially and materially to the preparation of this Agreement. The headings of various Paragraphs in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          (f) Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

          (g) Expenses. Except as and to the extent otherwise expressly provided to the contrary herein and in those certain letter agreements, dated October 11, 1996 and January 17, 1997, by and between JB (on behalf of Contributor) and Acquiror (and in any other letter agreement into which such parties may enter subsequent to the Contract Date with respect to the sharing of due diligence costs), Acquiror and Contributor shall each bear its own respective costs and expenses relating to the transactions contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above.

          (h) Certain Securities Matters. No sale of LP Units is intended by the parties by virtue of their execution of this Agreement. Any sale of LP Units referred to in this Agreement will occur, if at all, upon the Closing.

          (i) Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

          (j) Calculation of Time Periods. Notwithstanding anything to the contrary contained in this Agreement, any period of time (other than any cure periods and any time period set forth in Paragraph 13) provided for in this Agreement that is intended to expire on or prior to the Closing Date, but that would extend beyond the Closing Date if permitted to run its full term, shall be deemed to expire upon Closing.

          (k) Exclusive Jurisdiction. SUBJECT TO PARAGRAPH 18, THE PARTIES AGREE THAT ALL DISPUTES BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN LAW OR EQUITY OR OTHERWISE, SHALL BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, BUT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT OUTSIDE OF SUCH COUNTY.

     39. PROJECT NUMBER 56. From and after the Closing Date and continuing to the second anniversary thereof, Acquiror shall have a continuing right of first refusal to purchase Contributor's interest in Project No. 56, to be exercised as provided in this Paragraph 39. In the event that Contributor enters into any agreement to sell, convey, transfer or assign all, or any portion of, its interest in such Project (whether by transfer of fee simple interest, a ground lease, sale of an interest in the Contributor entity owning this Project, an installment sale, or otherwise), Contributor shall immediately notify the UPREIT and provide the UPREIT with a copy of such agreement (collectively, the "SALE NOTICE"). The date on which such Sale Notice is deemed (pursuant to Paragraph 19) delivered to the UPREIT shall hereinafter be referred to as the "OFFER NOTICE DATE" and the transaction described in the Sale Notice shall hereinafter be referred to as the "PROPOSED TRANSACTION." Contributor shall be prohibited from consummating a Proposed Transaction unless and until the UPREIT declines to exercise its right of first refusal with respect to the Proposed Transaction and declines to close on Project No. 56 in accordance with this Paragraph 39. For a period of fifteen (15) days following the Offer Notice Date (the "DELIBERATION PERIOD"), the UPREIT shall have the right to review the Sale Notice and determine whether or not it shall exercise its right of first refusal with respect to Project No. 56. If the UPREIT advises Contributor, in writing, prior to the expiration of the Deliberation Period that the UPREIT wishes to exercise its right of first refusal in accordance with the terms of the Sale Notice (a "RIGHT OF FIRST REFUSAL ACCEPTANCE"), Contributor shall be required to sell Project No. 56 to the UPREIT on the same terms and conditions as described in the Sale Notice; provided, however, that the purchase price for Project No. 56 shall equal the price set forth in the Sale Notice. In addition, upon delivery of a Right of First Refusal Acceptance, the mechanics of a closing for an Option Project (as set forth in Subparagraphs 33(b) and (d)) will apply to the UPREIT's acquisition of Project No. 56. The UPREIT shall forego whatever rights it may have under this Paragraph 39 in the event the UPREIT, having delivered a Right of First Refusal Acceptance, willfully and wrongfully fails to take such action as is required to close the acquisition of Project No. 56. In the event the UPREIT fails to timely deliver a Right of Refusal Acceptance, Contributor shall have 120 days (the "SALES PERIOD") to consummate the sale of Project No. 56 on the express terms set forth in the Sale Notice. If (a) Contributor fails to close the Proposed Transaction (pursuant to the terms set forth in the Sale Notice) by the expiration of the subject Sales Period or (b) the terms of the Proposed Transaction (as described in the Sale Notice) change in any material respect, Contributor shall immediately notify the UPREIT of such fact, which notice shall be treated, for all purposes, as another Sale Notice, with the date on which such notice is deemed (pursuant to Paragraph 19) to have been delivered as another Offer Notice Date for purposes of this Paragraph 39. The provisions of this Paragraph 39 shall not apply to a Transfer pursuant to Subparagraph 2(f)(iii).

     At Closing, Contributor and Acquiror shall execute, and record against Project No. 56, a memorandum of Acquiror's Right of First Refusal, provided that such recordation does not result in a default under any existing mortgage thereon. Such memorandum shall expire on the date that is thirty (30) days after the second anniversary of the Closing Date. The terms and provisions of this Paragraph 39 shall survive the Closing and shall not merge into the conveyancing documents delivered at Closing.

     40. CODE COMPLIANCE/ADA. In the event that, at any time or from time to time from and after the Closing Date and continuing through the First Anniversary, the UPREIT receives any written notice from any Governmental Authority, claiming or alleging that (any such written notice, a "VIOLATIONS NOTICE"): (i) a Project listed under the appropriate heading on Schedule 40 attached hereto, or the use or operation of all or any portion of any such Project, is in material non-compliance with any applicable municipal or other governmental law (other than the ADA and Environmental Laws), ordinance, regulation, code, license, permit or authorization; or (ii) a Project listed under the appropriate heading on Schedule 40 attached hereto is in material non-compliance with the ADA, then the provisions of this Paragraph 40 shall apply. Promptly upon receipt of a Violations Notice, the UPREIT shall deliver a copy thereof to JB. The UPREIT agrees to consult with JB with respect to the UPREIT's response to a particular Violations Notice, although the final decision on how to respond to any to such Violations Notice shall be the UPREIT's alone. Post-Closing Contributor shall (pursuant to this and the succeeding sentence) pay any and all costs and expenses reasonably incurred by the UPREIT in its response to a Violations Notice (including, without limitation, those of attorneys, engineers and architects), whether incurred in connection with any or all of analysis, research, strategy, protest, and compliance with respect to any or all of the matters set forth in any Violations Notice (collectively, "VIOLATION CURE COSTS"); provided, however, that Post-Closing Contributor's maximum aggregate liability under this Paragraph 40 (x) with respect to the matters in clause (i) above shall not exceed $40,250 and (y) with respect to the matters in clause (ii) above shall not exceed $64,000. In such regard, Post-Closing Contributor shall promptly reimburse the UPREIT for any Violation Cure Costs upon Post-Closing Contributor's receipt of written evidence as to the amount of Violation Cure Costs, or directly pay any third-party invoices delivered by the UPREIT and evidencing any Violation Cure Costs, as the case may be. The foregoing obligation in this Paragraph 40 shall not apply to any Violations Notices relating to Environmental Laws or Environmental Permits. The provisions of this Paragraph 40 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

     41. CERTAIN ADDITIONAL CLOSING PAYMENTS AND ESCROWS.

          (a) At Closing, Contributor shall pay to the UPREIT (as a Closing
     Cost) the Asset Management fees described below. Such fees shall be allocated pro rata (based on Allocated Value) to all Projects that are affected by such fees and that shall be contributed to Acquiror on the Closing Date (the "CLOSING PROJECTS"). The fees shall be set forth, under an appropriate heading, on the Closing Statement to be agreed to by the parties at Closing. In consideration of the UPREIT's provision to Contributor, on a pre-closing basis, of various asset management services, including, but not limited to, services and consultations involving or relating to matters of ownership structure, financing, leasing, and sale, Contributor shall pay to Acquiror a fee comprised of two components: (x) a "set-up" fee, equal to 0.25% of the aggregate Allocated Value of the Closing Projects; and (y) a "management" fee, equal to an annualized rate of 0.75% of the aggregate Allocated Value of the Closing Projects, which latter fee component shall be applicable for the period of time commencing on July 1, 1996 and continuing through the Closing Date. No portion of the fees paid to Acquiror at Closing pursuant to the requirements of this Paragraph 41(a) shall be refundable.

          (b) At Closing, Acquiror shall deposit into escrow with CT&T the sum set forth under the appropriate caption on the Closing Statement (the "DEFERRED FEE ESCROW"), which Deferred Fee Escrow shall constitute a Closing Cost, and therefore, the Contribution Consideration shall be reduced by the amount of the Deferred Fee Escrow. The Deferred Fee Escrow shall be comprised of the following three components:

               (i) Financing Facilitation Fee. In consideration of the UPREIT's pre-Closing assistance in negotiations with Contributor's existing lenders to procure relief from prepayment restrictions and other financial accommodations relating to the pay-off of certain Existing Mortgages, the Deferred Fee Escrow shall include a "Financing Facilitation Fee" in an aggregate amount equal to one-half (50%) of each discount or other financial accommodation provided or granted to Contributor by any or all of the holders of any of the Existing Mortgages that shall be paid, in full, as of the Closing Date (the "ADJUSTED DISCOUNT"). The amount in the Referred Fee Escrow corresponding to each Adjusted Discount may (but shall not necessarily) be withdrawn from the Deferred Fee Escrow by Acquiror in equal monthly installments, prorated over that number of months remaining in the term of the Existing Mortgage corresponding to such Adjusted Discount, but not to exceed 24 months for any Adjusted Discount, as of the Closing Date.

               (ii) Land Planning Fee. In consideration of the UPREIT's provision of pre-Closing consultation services to Contributor concerning land planning issues in connection with Project 56, on which parcel the UPREIT has a right of first refusal pursuant to Paragraph 39, the Deferred Fee Escrow shall also include the sum of $200,000, which amount may (but shall not necessarily) be withdrawn from the Deferred Fee Escrow in equal monthly installments over the 24-month term of the right of first refusal.

               (iii) Strategic Planning. In consideration of the UPREIT's provision of pre-Closing consultation services with Contributor concerning strategic planning issues involving the Option Projects, the Deferred Fee Escrow shall also include a sum equal to 2% of the aggregate projected fair market value of all of the Option Projects, calculated as of the expiration date of the two-year option term (the "Strategic Planning Fee"). At or prior to Closing, Acquiror and Contributor shall mutually and reasonably agree upon such projected fair market values. The Strategic Planning Fee may (but shall not necessarily) be withdrawn from the Deferred Fee Escrow in equal monthly installments over the 24-month option period.

The establishment and administration of, and disbursements from, the Deferred Fee Escrow shall be governed exclusively by written instructions between (A) the UPREIT or the REIT and (B) CT&T. Contributor shall have no right, title or interest, of any nature whatsoever, in any or all of the monies in the Deferred Fee Escrow. Provided that the Closing shall have occurred, all of the fees described in this Paragraph 41 shall be deemed to have been fully earned as of the Closing Date; therefore, from and after the Closing Date, neither the UPREIT nor the REIT shall have any obligation to provide to Contributor any of the services described in this Paragraph 41.

     42. ENGINEERING MATTERS AT PROJECT NO. 24. Acquiror has been advised by its consultants that there is a void or hole in the soil beneath the surface relating to an improperly closed leaching pool at Project No. 24 (the "Soil Condition"). In order to determine whether and the extent to which the Soil Condition is adverse or potentially adverse to the normal use and operation of Project No. 24 (as in effect on the Closing Date), JB and Acquiror agree that, following closing, they shall mutually agree on the selection of an appropriate licensed and third-party engineer (the "Engineer") to investigate and analyze the Soil Condition, and advise Acquiror and JB of the Engineer's recommendations with respect to the Soil Condition (collectively, the "ENGINEERING ANALYSIS"). Post-Closing Contributor shall be responsible for all fees and expenses incurred to engage the Engineer and procure the Engineering Analysis. The Engineer shall commence the Engineering Analysis no later than 30 days following the Closing Date. In the event the Engineer concludes (in the Engineering Analysis) that it is appropriate to remedy the Soil Condition, Acquiror shall, following reasonable consultation with JB, arrange for the remediation of the Soil Condition in accordance with the Engineering Analysis and corresponding recommendations. Post-Closing Contributor shall be responsible for the entire cost of any such remediation, and shall reimburse Acquiror for such costs within ten (10) business days after Acquiror delivers written demand to Contributor, together with written evidence of the costs for which Acquiror requires reimbursement. The provisions of this Paragraph 42 shall survive the Closing and shall not merge into any conveyancing document delivered at Closing.

     43. INDEMNITY WITH RESPECT TO CERTAIN ESTOPPEL CERTIFICATES. The Estoppel Certificates delivered in connection with the Closing by J.C. Penney Company, Inc. with respect to its premises at Project No. 55 and dated December 30, 1996 (the "JCP ESTOPPEL") and SmithKline Beecham Chemical Laboratories, Inc. with respect to its premises at Project No. 18 and dated January 21, 1992 (the "SBCL ESTOPPEL") describe certain problems that the parties wish to address following the Closing pursuant to the terms of this Paragraph 43. In light of such problems, JB hereby agrees to cooperate fully with Acquiror to attempt to obtain a new Estoppel Certificate from such Tenants in form reasonably satisfactory to Acquiror (the "NEW ESTOPPEL DELIVERY CONDITION"). Post-Closing Contributor hereby agrees to protect, defend, indemnify and hold Acquiror, the UPREIT, the REIT and any of their partners, officers, directors, shareholders, successors and assigns harmless from and against any and all Losses that any or all of the indemnified parties suffers or incurs as a result of any matter raised in the JCP Estoppel or SBCL Estoppel that is not contemplated by the form estoppel certificate attached as Exhibit O. The indemnity provided by the foregoing sentence shall expire with respect to each of the JCP Estoppel and the SBCL Estoppel, respectively, immediately upon the satisfaction of the New Estoppel Delivery Condition for that particular estoppel and the issues raised therein. The provisions of this Paragraph 43 shall survive the Closing and shall not merge into any conveyancing documents delivered at closing.

     44. SECURITY DEPOSIT DISPUTES. Schedule 44 attached hereto reflects certain leases ("SECURITY DEPOSIT LEASES") with respect to which Acquiror and Contributor have a disagreement as to the appropriate amount of the security deposits required by each of such leases, respectively. The disputed amounts (the "DISPUTED AMOUNTS") are also reflected on Schedule 44. If, following the Closing, any tenant under a Security Deposit Lease delivers an estoppel letter or other written evidence in a form reasonably acceptable to Acquiror (a "SECURITY DEPOSIT DOCUMENT") that confirms the amount of a security deposit (the "STATED AMOUNT"), Post-Closing Contributor shall promptly pay to Acquiror the positive difference, if any, between the Stated Amount and the amount reflected in Schedule 44 as "Security Deposit Per Contributor." Post-Closing Contributor's obligation under this Paragraph 44 with respect to any Tenant that delivers a Security Deposit Document shall terminate upon delivery of the corresponding payment required pursuant to the preceding sentence. With respect to those Tenants reflected on Schedule 44 that do not deliver a Security Deposit Document ("VACATING TENANTS"), Post-Closing Contributor's obligations under this Paragraph 44 shall be as set forth below. Post-Closing Contributor hereby agrees to promptly pay to Acquiror, upon Acquiror's request, an amount equal to the Security Deposit Correction Amount [(as defined below), which amount, if it exceeds the Disputed Amount, shall be deemed to equal the Disputed Amount] with respect to each Vacating Tenant if the following conditions are met: (i) the Vacating Tenant has vacated the premises and requested a refund of its security deposit; and (ii) (x) the amount requested to be refunded by such Tenant (the "REFUND AMOUNT") exceeds (y) the amount reflected in Schedule 44 as the "Security Deposit Per Contributor" [the "CONTRIBUTOR'S AMOUNT"] (the difference between (x) and (y) is the "SECURITY DEPOSIT CORRECTION AMOUNT"). The provisions of this Paragraph 44 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.



               [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first above written.


                         ACQUIROR:

                         FR ACQUISITIONS, INC.,
                         a Maryland corporation



                         By: Johannson L. Yap
                            ---------------------------------------
                            Name: Johannson L. Yap
                            Title: Senior Vice President-Acquisitions


                         CONTRIBUTOR AND OTHER LP UNIT RECIPIENTS:


                         LAZARUS BURMAN ASSOCIATES, a New York
                         general partnership

                         JAN BURMAN MANAGEMENT CO., a New York
                         general partnership

                         JERRY LAZARUS MANAGEMENT CO., a New
                         York general partnership

                         CONNIE LAZARUS MANAGEMENT CO., a New
                         York general partnership

                         RED GROUND CO., a New York general partnership

                         SURREY CO., a New York general partnership

                         L.B. MANAGEMENT CO., a New York
                         general partnership

                         SJB REALTY CO., a New York general
                         partnership


                         By: Jan Burman
                            ---------------------------------------
                            Name: Jan Burman
                            Title: Partner of each of the above general
                                   partnerships


                         JERNIE INVESTORS CO., a New York
                         general partnership

                         C 4-6-7 CO., a New York general partnership

                         C 3-5 CO., a New York general partnership

                         LAZ-BUR CO., a New York general partnership


                         By: Constance Lazarus, partner of each of
                             the above general partnerships

                             By: Jan Burman
                                ---------------------------
                                Name:  Jan Burman
                                Title: Attorney-in-fact


                         109 INDUSTRIAL CO., L.L.C., a New York
                         limited liability company

                         FOURBUR CO., L.L.C., a New York limited liability company


                         By: Jan Burman
                            ---------------------------
                            Name:  Jan Burman
                            Title: Member of each of the above limited liability
                                   companies


                         116 LEHIGH INDUSTRIAL CO., L.L.C., a New Jersey limited liability company


                         By: Fourbur Family Co., L.P., a New York limited
                             partnership and its manager

                             By: Jan Burman
                                ---------------------------
                                Name:  Jan Burman
                                Title: General Partner


                         185 PRICE PARKWAY, L.L.C., a New York limited liability company

                         290 INDUSTRIAL CO., L.L.C., a New York limited liability company


                         By: Four Bur Co., L.L.C., a New York limited
                             liability company and manager of each of the
                             above limited liability companies

                             By: Susan Burman, member

                                 By: Jan Burman
                                    ---------------------------
                                    Name:  Jan Burman
                                    Title: Attorney-in-fact


                             JUDITH DRAIZIN (d/b/a JDHJ CO.)


                             By: Judith Draizin

                                 By: Jan Burman
                                    ---------------------------
                                    Name:  Jan Burman
                                    Title: Attorney-in-fact


                             SUSAN BURMAN (d/b/a SUSIECO CO.)


                             By: Susan Burman

                                 By: Jan Burman
                                    ---------------------------
                                    Name:  Jan Burman
                                    Title: Attorney-in-fact

                         JERNIE HOLDINGS CORP., a New York corporation




                         By: Jan Burman
                            ----------------------
                            Name:  Jan Burman
                            Title: President


                         FOURBUR FAMILY CO., L.P., a New York limited partnership


                         By: Jan Burman
                            ----------------------
                            Name:  Jan Burman
                            Title: General Partner



                         JEROME LAZARUS, individually

                         CONSTANCE LAZARUS, individually

                         SUSAN BURMAN, individually

                         JUDITH DRAIZIN, individually

                         Jan Burman
                         ----------------------------

                         JAN BURMAN, individually and as attorney-in-fact for the above named individuals

                         HEATHER DRAIZIN, individually

                         DANIELLE DRAIZIN, individually

                         JASON DRAIZIN, individually


                        By: Judith Draizin, custodian for Heather Draizin,
                            Danielle Draizin and Jason Draizin

                            By: Jan Burman
                               ---------------------------
                               Name:  Jan Burman
                               Title: Attorney-in-fact

                                    JOINDER


     The undersigned, being duly authorized, hereby agree to be bound by their obligations set forth in Subparagraph 5(d) of this Contribution Agreement.


                         FIRST INDUSTRIAL, L.P., a
                         Delaware limited partnership


                         By:  First Industrial Realty Trust, Inc.,
                              a Maryland corporation and its sole
                              general partner



                         By: Johannson L. Yap
                            ----------------------------
                            Name:  Johannson L. Yap
                            Title: Senior Vice President - Acquisitions


                         FIRST INDUSTRIAL REALTY TRUST, INC., a
                         Maryland corporation



                         By: Johannson L. Yap
                            ----------------------------
                            Name:  Johannson L. Yap
                            Title: Senior Vice President - Acquisitions




     The undersigned hereby agrees to be bound by its obligations set forth in Paragraphs 25, 30, 31, 33(a), 33(b), 36(a), (b), and (c), 37 and 40 of this
Contribution Agreement.



                    Jan Burman
                    ---------------------------
                    Jan Burman

         [EXHIBITS TO THIS CONTRIBUTION AGREEMENT HAVE BEEN OMITTED]